EXECUTION COPY

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE MARKED BY [xxxx].

INTERESTS PURCHASE AND SALE AGREEMENT

by and among

AHOTB HOLDING, LLC and

AIMCO OP L.P.,

collectively, as Seller

and

BRICKELL BAY PROPERTY OWNER LLC, as Buyer

Property Known As:

1001 BRICKELL BAY DRIVE AND
1111 BRICKELL BAY DRIVE, MIAMI, FLORIDA

December 27, 2024

TABLE OF CONTENTS

i

SCHEDULES AND EXHIBITS

SCHEDULES

Schedule 1 Legal Description (1001 Brickell Land)

Schedule 2 Legal Description (Yacht Club Land)

Schedule 3 Escrow Agent’s Wiring Instructions

Schedule 4 Escrow Terms

Schedule 5 Rent Roll

Schedule 6 List of Existing Service Contracts

Schedule 7 Leasing Matters

Schedule 8 Existing Litigation Matters

Schedule 9 List of Organizational Documents of the 1001 Brickell Companies and Yacht Club Owner

Schedule 10 Permitted Exceptions

Schedule 11 Property Insurance

Schedule 12 [xxxxxxxxxxxxx]

Schedule 13 Existing Contracts

Schedule 14 License and Access Agreements

Schedule 15 List of Active Real Property Tax Disputes

Schedule 16 List of Preferred Shareholders in the REIT

Schedule 17 List of 1001 Brickell Property Space Leases

Schedule 18 [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

Schedule 19 [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

EXHIBITS

Exhibit A Form of Assignment and Assumption of Member Interests

Exhibit A-1 Form of Assignment and Acceptance of Common Stock of Brickell Bay Miami REIT Corp

Exhibit B Form of Title Affidavit

Exhibit C [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

Exhibit D Form of Tenant Notice Letter
Exhibit E Intentionally Omitted
Exhibit F Form of Officer/Director Resignation Letter
Exhibit G Intentionally Omitted
Exhibit H Form of Release of Officers and Directors
Exhibit I Owner Disclosed Liabilities
Exhibit J-1 Organizational Chart for 1001 Brickell Owner
Exhibit J-2 Organizational Chart for Yacht Club Owner
Exhibit J-3 Organizational Chart for TRS
Exhibit K Form of Affidavit Confirming Buyer Is Not a Foreign Principal
Exhibit L Intentionally Omitted
Exhibit M Form of REIT Opinion

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Exhibit N [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]
Exhibit O [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]
Exhibit P [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

Exhibit Q Form of Seller Bring-Down Certificate

Exhibit R Form of Buyer Bring-Down Certificate

Exhibit S [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

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INTERESTS PURCHASE AND SALE AGREEMENT

This INTERESTS PURCHASE AND SALE AGREEMENT (this “Agreement”), is made and entered into as of December 27, 2024 (the “Effective Date”), by and among AHOTB HOLDING, LLC, a Delaware limited liability company (“1001 Brickell Seller”) and AIMCO OP L.P., a Delaware limited partnership (“Yacht Club Seller”), and BRICKELL BAY PROPERTY OWNER LLC, a Delaware limited liability company (“Buyer”).

W I T N E S S E T H:

WHEREAS, 1001 Brickell Seller is the owner and holder of all issued and outstanding common stock of Brickell Bay Miami REIT Corp., a Delaware corporation (the “REIT”);

WHEREAS, the REIT is the owner of 100% of the limited liability company interests in 1001 Brickell Holdings, LLC, a Delaware limited liability company (“1001 Brickell Holdings”);

WHEREAS, 1001 Brickell Holdings is the owner of 100% of the limited liability company interests in 1001 Brickell Owner, LLC, a Delaware limited liability company (formerly known as Brickell REIT Merger Sub, LLC (“Merger Sub”)) (“1001 Brickell Owner”);

WHEREAS, 1001 Brickell Owner, as the successor by merger to Brickell Bay Tower SPE, LLC (“BBT SPE”), pursuant to that certain Certificate of Merger of BBT SPE into Merger Sub filed December 30, 2020 and effective as of January 1, 2021 (the “Certificate of Merger”), is the fee owner of the 1001 Brickell Property (as hereinafter defined);

WHEREAS, Yacht Club Seller is the owner of 100% of the limited liability company interests in Aimco Yacht Club at Brickell, LLC, a Delaware limited liability company (“Yacht Club Owner”);

WHEREAS, Yacht Club Owner is the fee owner of the Yacht Club Property (as hereinafter defined); and

WHEREAS, 1001 Brickell Seller, Yacht Club Seller and Buyer have agreed that (i) 1001 Brickell Seller shall sell all issued and outstanding common stock of the REIT (the “REIT Interests”) to Buyer, and Buyer shall purchase the REIT Interests from 1001 Brickell Seller, and (ii) Yacht Club Seller shall sell all of the issued and outstanding limited liability company membership interests in Yacht Club Owner (the “Yacht Club Interests”) to Buyer, and Buyer shall purchase the Yacht Club Interests from Yacht Club Seller, upon the terms and provisions and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of $100.00 (as partial consideration for Seller’s obligations under this Agreement and the rights granted to Buyer under this Agreement) paid by Buyer to Seller, and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

SECTION 1. rECITALS inCORPORATED; Definitions

The recitals to this Agreement are hereby incorporated as if fully set forth herein. The following terms shall have the indicated meanings:

“1001 Brickell Buyer Closing Documents” shall have the meaning set forth in Section 9(b).

“1001 Brickell Companies” shall mean, collectively, the REIT, 1001 Brickell Holdings and 1001 Brickell Owner.

“1001 Brickell Holdings” shall have the meaning set forth in the recitals.

“1001 Brickell Holdings Interests” shall have the meaning set forth in Section 14(b).

“1001 Brickell Land” shall mean that certain plot, piece, and parcel of land located in the County of Miami-Dade, State of Florida, described in Schedule 1 attached hereto and made a part hereof, which land is located at 1001 Brickell Bay Drive, Miami, Florida, together with all easements, rights of way, privileges, appurtenances, encumbrances, and other rights, if any, pertaining, benefitting or appurtenant thereto.

“1001 Brickell Owner” shall have the meaning set forth in the recitals.

“1001 Brickell Owner Interests” shall have the meaning set forth in Section 14(b).

“1001 Brickell Property” shall mean, collectively, (i) the 1001 Brickell Land and the Improvements located thereon (collectively, the “1001 Brickell Real Property”), (ii) Personal Property located in or on the 1001 Brickell Real Property (the “1001 Brickell Personal Property”), (iii) all Permits issued for or with respect to the 1001 Brickell Real Property or 1001 Brickell Personal Property, (iv) all Space Leases, Non-Terminable Service Contracts and Books and Records relating to the 1001 Brickell Real Property (or any portion thereof) and (v) all of 1001 Brickell Owner’s right, title and interest in and to all Intangible Personal Property and all Intangible Personal Property related to the ownership, use or operation of the 1001 Brickell Real Property and/or the 1001 Brickell Personal Property in 1001 Brickell Owner’s or 1001 Brickell Seller’s possession or control.

“1001 Brickell Seller” shall have the meaning set forth in the introductory paragraph hereof.

“1001 Brickell Seller Closing Documents” shall have the meaning set forth in Section 9(a).

“Access Agreement” shall have the meaning set forth in Section 4(b).

“Additional Extension Option” shall have the meaning set forth in Section 6(d).

“Affiliate” shall mean, with respect to any Person, any corporation, limited liability company, partnership, trust or other entity Controlling, Controlled by or under common Control with the Person in question.

“Agreement” shall have the meaning set forth in the introductory paragraph hereof.

“Applicable Month” shall have the meaning set forth in Section 10(m).

“Applicable Quarter” shall have the meaning set forth in Section 10(m).

“Assignment and Assumption of Member Interests” shall mean the Assignment and Assumption of Member Interests, in the form attached hereto as Exhibit A and made a part hereof, executed by Yacht Club Seller and assigning all of the Yacht Club Interests to Buyer.

“Assignment and Acceptance of Stock” shall mean the Assignment and Acceptance of Common Stock, in the form attached hereto as Exhibit A-1 and made a part hereof, executed by 1001 Brickell Seller and assigning all of the REIT Interests to Buyer.

“Balance Sheet Date” shall have the meaning set forth in Section 14(b) hereof.

“Bank Accounts” shall mean all bank accounts, reserves, escrows, safe deposits, lock boxes or other funds or deposits in the name of Owner or Seller or any of their respective Affiliates (or held for the benefit of Owner and/or Seller) that are to remain in place after the Closing.

“Books and Records” shall mean, collectively, electronic and/or written copies of all books, records and accounts relating to the Property and its operation and its income, expenses and assets for the period of Owner’s ownership of the Property, including all share transfer books, minute books and other corporate records of each of the 1001 Brickell Companies and Yacht Club Owner, as the case may be, and any computer files of Seller; provided, however, the following shall not be considered “Books and Records” (and shall not be provided or conveyed to Buyer): (1) items that are proprietary to Seller or any of Seller’s Affiliates; (2) internal memoranda regarding the sale, financing and/or valuation of the Property and (3) attorney and accountant work product, and work product prepared by or for Seller or any of its Affiliates, that is confidential in nature.

“Broker” shall mean CBRE Inc.

“Brokerage Commission” shall have the meaning set forth in Section 19 hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or federal or legal holiday on which the banks are authorized to close in any of the State of New York or the State of Florida.

“Buyer” shall have the meaning set forth in the introductory paragraph hereof.

“Buyer Control Parties” shall mean [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxx].

“Buyer Exculpated Parties” shall mean, collectively, any director, officer, employee, shareholder, direct or indirect member, manager, direct and indirect owner or representative, Affiliate, partner, parent, subsidiary, lender, legal counsel and/or agent of Buyer.

“Buyer Indemnitees” shall mean Buyer, Buyer Exculpated Parties and, from and after the Closing, the Subsidiaries, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, permitted assigns, legal representatives, heirs and devisees of each of the foregoing.

“Buyer Knowledge Party” shall mean each of David Weitz and Erik Rutter; provided, however, in no event shall the foregoing or any usage of this defined term impose any personal liability on the aforementioned individual(s).

“Buyer’s Representatives” shall mean, collectively, (i) Buyer’s and its attorneys, consultants, accountants, architects, engineers, contractors, agents, representatives and other qualified professionals, (ii) any actual or prospective lender of or investor, directly or indirectly, in Buyer, and (iii) any consultant, accountant, architect, engineer, agent, representative and other qualified professional of any actual or prospective lender of or investor, directly or indirectly, in Buyer.

“Buyer’s Termination Notice” shall have the meaning set forth in Section 4(a).

“Cash” shall mean all cash on hand or on deposit in any bank, operating account or other account or reserve maintained by or on behalf of Owner, together with any and all credit card charges, checks and other instruments which have been submitted for payment as of the Closing, including, without limitation, any capital or other reserves maintained by or on behalf of Owner.

“Close Year” shall have the meaning set forth in Section 18(a).

“Closing” shall have the meaning set forth in Section 6(a) hereof.

“Closing Date” shall mean the date upon which the Closing shall actually occur.

“Closing Documents” shall mean, collectively, the 1001 Brickell Seller Closing Documents, the 1001 Brickell Buyer Closing Documents, the Yacht Club Seller Closing Documents, and the Yacht Club Buyer Closing Documents.

“Closing Payment” shall mean the balance of the Purchase Price after taking into account the Deposit, as adjusted for the various apportionments, pro-rations, credits and other adjustments as set forth in this Agreement (including pursuant to Section 7 hereof).

“Code” shall mean the United States Internal Revenue Code of 1986, as amended, and the final and temporary Treasury Regulations promulgated and not withdrawn or modified thereunder.

“Commitment” shall mean, collectively, one or more commitment(s) for an owner’s title insurance policy with respect to the Real Property issued by the Title Company.

“Confidential Information” shall have the meaning set forth in Section 33(a) hereof.

“Control” shall mean, with respect to any Person, majority ownership of capital and profits and the power (either individually or together with others) to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, membership or partnership interests, by contract or otherwise, which power may be subject to the right of a third-party to approve so-called “major decisions” such as, by way of example and not as a limitation of any other consent rights, consent to a sale or refinancing and Control shall not be deemed to exist solely as a result of a Person having such “major decision” approval or veto rights or having rights to remove a general partner or managing member in the case of a bad act or material default (it being agreed that the actual removal of such general partner or managing member shall constitute Control by the Person which then becomes the replacement general partner or managing member). “Controlled” and “Controlling” shall have correlative meanings.

“Cutoff Time” shall have the meaning set forth in Section 7(b) hereof.

“Damages Threshold” shall mean [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxx].

“Data Room” shall have the meaning set forth in Section 4(a).

“Deposit” shall mean the Initial Deposit, by itself and together with (i) the First Extension Deposit as and when the First Extension Deposit has been deposited with Escrow Agent, (ii) the Second Extension Deposit as and when the Second Extension Deposit has been deposited with Escrow Agent, and (iii) all interest earned on the Initial Deposit, the First Extension Deposit and the Second Extension Deposit.

“Effective Date” shall have the meaning set forth in the introductory paragraph hereof.

“ERISA” shall have the meaning set forth in Section 14(a) hereof.

“Escrow Agent” shall mean the Title Company.

“Escrow Agent’s Wiring Instructions” shall mean Escrow Agent’s wiring instructions attached hereto as Schedule 3.

“Existing Contracts” shall have the meaning set forth in Section 14(b).

“Existing Service Contracts” shall have the meaning set forth in Section 14(c) hereof.

“Existing Survey” shall mean, collectively, (i) with respect to the 1001 Brickell Land and the Improvements thereon, that certain survey prepared by Schwebke –Shiskin & Associates, Inc., dated May 11, 1982 and last revised March 29, 2019 and (ii) with respect to the Yacht Club Land and the Improvements thereon, that certain ALTA/ACSM Land Title Survey entitled “Boundary and Topographic Survey” and “Mean High Water Line Survey”, Yacht Club at Brickell – 1111 Brickell Bay Drive, prepared by Fortin, Leavy, Skiles, Inc., dated December 3, 2015 (Job No. 151531).

“Financial Statements” shall have the meaning set forth in Section 14(b) hereof.

“First Extension Deposit” shall have the meaning set forth in Section 6(b) hereof.

“First Extension Option” shall have the meaning set forth in Section 6(b).

“First Extension Notice” shall have the meaning set forth in Section 6(b).

“Fundamental Representations” shall have the meaning set forth in Section 16(a).

“GAAP” shall have the meaning set forth in Section 14(b).

“Governmental Authority” shall mean any federal, state, county, municipal or other government or any governmental or quasi-governmental agency, department, commission, board, bureau, officer or instrumentality, foreign or domestic, or any of them.

“Hypothetical Short Taxable Year” shall have the meaning set forth in Section 9(a)(xxii) hereof.

“Imposition” shall have the meaning set forth in Section 7(c) hereof.

“Improvements” shall have the meaning set forth in Section 2(b) hereof.

“Indemnification Claim” shall have the meaning set forth in Section 16(e) hereof.

“Indemnification Loss” means, with respect to any Indemnitee, any actual (and not contingent or speculative) liability, damage, loss, cost or expense, including, without limitation, reasonable attorneys’ fees and expenses and court costs, incurred by such Indemnitee as a result of the act, omission or occurrence in question, and shall not include any consequential, special or punitive damages.

“Indemnification Notice” shall have the meaning set forth in Section 16(e).

“Indemnitee” shall have the meaning set forth in Section 16(e) hereof.

“Indemnitor” shall have the meaning set forth in Section 16(e) hereof.

“Initial Deposit” shall mean Thirty-Eight Million and No/100 Dollars ($38,000,000.00).

“Initial Title Objection Deadline” shall have the meaning set forth in Section 5(a).

“Intangible Personal Property” shall mean all of Owner’s right, title and interest in and to all intangible personal property related to the ownership, use or operation of the Real Property and/or the Personal Property in Owner’s or Seller’s possession or control, including, without limitation (i) any and all guaranties, warranties and indemnities (including, without limitation, any general contractor warranties), (ii) zoning and development rights (including, without limitation, air rights) and entitlements, (iii) to the extent in Owner’s or Seller’s possession, any drawings, plans, specifications, studies, reports, building permits, surveys, technical descriptions and certificates of occupancy relating to the Real Property or the Personal Property, (iv) advertising materials, email addresses, social media accounts and telephone exchange numbers identified with the Real Property, if any, and (v) other transferable intangible property, miscellaneous rights, benefits or privileges of any kind or character with respect to the Property, including all logos, trade names, trademarks, copyrights, websites and internet domain names, but specifically excluding any intangible personal property owned by any Tenants.

“Interests” shall mean the REIT Interests and/or the Yacht Club Interests, as the context may require.

“IRS” shall mean the Internal Revenue Service.

“Land” shall have the meaning set forth in Section 2(a) hereof.

“Leasing Costs” shall mean, with respect to a particular Space Lease, all capital costs, expenses incurred for capital improvements, equipment, painting, decorating, partitioning and other items to satisfy the construction obligations of the landlord under such Space Lease (including any expenses incurred for architectural or engineering services in respect of the foregoing), “tenant allowances” in lieu of or as reimbursements for the foregoing items, free rent, rent abatements or rent concessions (including, base rent and any additional rent such as operating expenses, taxes, insurance and any other amounts for which the tenant would be responsible under such Space Lease, but for such abatement or concession), leasing commissions, brokerage commissions, legal, design and other professional fees and costs, in each case, to the extent the landlord is responsible for the payment of such cost or expense under the relevant Space Lease or any other agreement relating to such Space Lease.

“License and Access Agreements” shall mean, collectively, all access agreements and similar licenses, occupancy and use agreements in effect as of the Effective Date or hereafter entered into in accordance with this Agreement (other than Space Leases), granting one or more Persons the right to enter, access, use or otherwise occupy any portion of the Real Property, whether or not on a temporary, continuous or intermittent basis and all amendments, modifications assignments and guaranties relating thereto. For purposes of this definition, the License and Access Agreements shall include the agreements listed on Schedule 14 attached hereto as well as any License and Access Agreements set forth on the Rent Roll.

“Major Loss or Damage” shall have the meaning set forth in Section 12(d) hereof.

“Maximum Fundamental/Tax Rep Liability Amount” shall have the meaning set forth in Section 16(d).

“Maximum Property Rep Liability Amount” shall mean [xxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx].

“Monetary Encumbrance” shall mean each of the following: (i) an encumbrance to title of the Property or any portion thereof that is a mortgage, deed of trust, security agreement, financing statement or other lien or encumbrance which secure a debt caused or created by Owner or its Affiliates; (ii) a judgment lien, mechanics’ or material men’s lien or other monetary lien that is filed against the Property or any portion thereof which may be cured or removed by the payment of money; and (iii) any municipal code violation (which violation results in a monetary fine)

against Seller, a Subsidiary, the Property or any portion thereof which, in each case, may be cured by the payment of a quantifiable sum of money to the applicable Governmental Authority.

“Must-Cure Item” shall mean each of the following: (i) any Monetary Encumbrance; (ii) any Voluntary Lien; (iii) any tax or assessment suffered or incurred or otherwise affecting the Property or any portion thereof that is due and payable at or before Closing, subject to the prorations provisions contained in this Agreement; (iv) any lis pendens filed against the Property or any portion thereof; and (v) any notice(s) of commencement encumbering the Property, including, without limitation, the (a) that certain notice of commencement recorded October 13, 2023 in O.R. Book 33923, Page 343 in the Public Records of Miami-Dade County, Florida, (b) that certain notice of commencement recorded April 12, 2024 in O.R. Book 34177, Page 1863 in the Public Records of Miami-Dade County, Florida, (c) that certain notice of commencement recorded April 12, 2024 in O.R. Book 34178, Page 2257 in the Public Records of Miami-Dade County, Florida, (d) that certain notice of commencement recorded June 14, 2024 in O.R. Book 34273, Page 2681 in the Public Records of Miami-Dade County, Florida, (e) that certain notice of commencement recorded April 30, 2024 in O.R. Book 34202, Page 3029 in the Public Records of Miami-Dade County, Florida, and (f) that certain notice of commencement recorded October 18, 2024 in O.R. Book 34451, Page 4032 in the Public Records of Miami-Dade County, Florida.

“Net Capital Gain” shall have the meaning set forth in Section 18(a)(v).

“Non-Terminable Service Contracts” shall have the meaning set forth in Section 4(f) hereof.

“Organizational Documents” means, with respect to any Person (other than a natural person) as applicable, any certificates or articles of incorporation, formation, organization and designation, any limited liability company, operating, voting, stockholder and partnership agreements, by-laws, any profit participation or similar agreements, any stock certificates, membership interest certificates or other certificates of ownership and any equivalent documents, instruments, side letters and agreements relating to the organization or governance of such Person, in each case, as assigned, amended, amended and restated, modified or supplemented.

“Other Property Rights” shall have the meaning set forth in Section 2(c).

“Owner” shall mean (i) with respect to the 1001 Brickell Property, 1001 Brickell Owner and (ii) with respect to the Yacht Club Property, Yacht Club Owner, as the context shall require.

“Permits” shall have the meaning set forth in Section 2(c) hereof.

“Permitted Exceptions” shall have the meaning set forth in Section 5(e) hereof.

“Person” shall mean an individual, corporation, partnership, joint venture, trust, trustee, limited liability company, unincorporated organization, real estate investment trust or any other form of entity.

“Personal Property” shall have the meaning set forth in Section 2(c) hereof.

“Post-Closing Confidential Information” shall have the meaning set forth in Section 33(b).

“Post-Closing Tax Period” shall mean any taxable period beginning on or after the Closing Date.

“Post-Effective Date Service Contracts” shall have the meaning set forth in Section 4(f).

“Pre-Closing Tax Period” shall mean any taxable period ending on or prior to the Closing Date and the portion of any Straddle Period ending on (and including) the Closing Date.

“Preferred Proxy Holder” shall have the meaning set forth in Section 14(a).

“Preferred Shares Proxy” shall have the meaning set forth in Section 14(a).

“Preferred Stock” means the preferred stock in the REIT.

“Property” means one or both of the 1001 Brickell Property and/or the Yacht Club Property, as the context shall require.

“Property Investigation” shall have the meaning set forth in Section 4(a) hereof.

“Property Representations” shall have the meaning set forth in Section 16(a).

“Purchase Price” shall have the meaning set forth in Section 3(a) hereof.

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“Real Estate Investment Trust” shall mean a real estate investment trust within the meaning of Sections 856 through 859 of the Code.

“Real Property” shall have the meaning set forth in Section 2(b) hereof.

“Recertification Report” shall have the meaning set forth in Section 4(g).

“Redevelopment Activities” shall have the meaning set forth in Section 4(e).

“REIT” shall have the meaning set forth in the recitals.

“REIT Interests” shall have the meaning set forth in the recitals.

“REIT Qualification Period” shall have the meaning set forth in Section 18(a) hereof.

“REIT Qualified Buyer” shall mean a Person that, as the sole holder of the REIT Interests, would enable the REIT not to be “closely held” within the meaning of Section 856(a)(6) and (h) of the Code (i.e., not more than 50% in value of the REIT’s outstanding shares would be owned, directly or indirectly (within the meaning of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code), by five or fewer “individuals” as defined in Section 542(a)(2) of the Code, as modified by Section 856(h)(1)(B) of the Code).

“REIT Subsidiaries” shall mean 1001 Brickell Holdings and 1001 Brickell Owner.

“REIT Tax Representations” shall have the meaning set forth in Section 14(d).

“Rent Roll” shall have the meaning set forth in Section 14(c) hereof.

“Rents” means all base or fixed rent, together with (to the extent applicable) all common area maintenance expenses, taxes (or escalations thereof), additional rents, operating expense reimbursements, “pass-through” charges, escalations, percentage rents, insurance premiums and all other sums required to be paid by Tenants under their respective Space Leases.

“Representation Change Materiality Threshold” shall have the meaning set forth in Section 8(a).

“Review Period” shall mean the period commencing on the Effective Date and expiring at 5:00 p.m. (New York City time) on December 27, 2024.

[xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

[xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

[xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

“Sales Tax” shall have the meaning set forth in Section 10(h).

“Sales Tax Certificate” shall have the meaning set forth in Section 10(h).

“Sales Tax Reports” shall have the meaning set forth in Section 10(h).

“Scheduled Closing Date” shall mean March 31, 2025, as such date may be extended pursuant to the terms hereof.

“Second Extension Deposit” shall have the meaning set forth in Section 6(c) hereof.

“Second Extension Notice” shall have the meaning set forth in Section 6(c).

“Second Extension Option” shall have the meaning set forth in Section 6(c).

“Security Deposit Credit Election” shall have the meaning set forth in Section 7(g).

“Seller” shall mean (i) with respect to the sale of the REIT Interests, the 1001 Brickell Seller, and (ii) with respect to the sale of the Yacht Club Interests, the Yacht Club Seller, as the case may be.

“Seller Exculpated Parties” shall mean, collectively, any director, officer, employee, shareholder, direct or indirect member, manager, direct and indirect owner or representative, Affiliate, partner, parent, subsidiary, lender, legal counsel and/or agent of Seller.

“Seller Financing Option” shall have the meaning set forth in Section 39.

“Seller Indemnitees” means Seller and its Affiliates (but expressly excluding the 1001 Brickell Companies and Yacht Club Owner from and after the Closing), and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, permitted assigns, legal representatives, heirs and devisees of each of the foregoing.

“Seller Liabilities” shall mean, all liabilities for (i) the payment of any amounts due and payable or accrued but not yet due or payable prior to the Closing, under the Space Leases in effect on the Closing Date, Service Contracts (including without limitation Existing Contracts) and Permits, each subject to adjustment pursuant to Section 7 hereof and except to the extent Buyer receives a credit for any such liabilities at the Closing, (ii) the payment of all Taxes due and payable or accrued but not yet due or payable prior to the Closing Date by any of the 1001 Brickell Companies or Yacht Club Owner, each subject to adjustment pursuant to Section 7 hereof and except to the extent Buyer receives a credit for any such Taxes at the Closing, (iii) any claim for personal injury or property damage to a Person (other than injury or damage to Buyer or any Buyer Exculpated Party) which injury or damage occurred prior to the Closing Date and is based on any event which occurred at, on or about the Property or with respect to the ownership, lease, operation or use of the Property, during the period of Owner’s ownership of the Property (unless to the extent caused by Buyer or any Buyer Exculpated Party), including, without limitation, any litigation disclosed on Schedule 8, (iv) all amounts due and payable by Seller in connection with this Agreement (including, without limitation, all amounts due and payable under Section 7 hereof, as subject to proration or adjustment as may be expressly set forth in such Section 7, and all amounts due and payable under Section 18), (v) all amounts (including, without limitation, Taxes, fines, penalties, interest and attorney’s fees and expenses) due as a result of, arising under or otherwise accruing in connection with those certain real property Tax disputes disclosed on Schedule 15 attached hereto and (vi) any claim for sums owed under any construction contract for renovation work at the Property that was performed prior to the Closing Date, subject to adjustment pursuant to Section 7 hereof if such renovation work is a Leasing Cost and except to the extent Buyer receives a credit for any such sums.

“Seller Prepared Return” shall have the meaning set forth in Section 18(b)(i) hereof.

“Seller/Representative Parties” shall have the meaning set forth in Section 33(b).

“Seller’s Knowledge” shall mean and refer solely to facts within the actual knowledge, without any obligation of due inquiry or investigation (other than the duty to inquire with the property manager(s) of the Property and asset manager(s) of the Interests), of Matthew Konrad, Tom Marchant and Angus Yau (collectively, the “Seller Knowledge Parties”) and shall not be construed to refer to the knowledge of any other employee, officer, director, member, manager, direct or indirect owner, Affiliate or agent of Seller; provided, however, in no event shall the foregoing impose any personal liability on the aforementioned individual(s). Seller represents the Seller Knowledge Parties are the individuals at Seller with the most knowledge of the matters covering Seller’s representations and warranties set forth in this Agreement.

“Service Contract Termination Notice” shall have the meaning set forth in Section 4(f) hereof.

“Service Contracts” shall mean all contracts, agreements or other documents binding on or entered into by a 1001 Brickell Company and/or Yacht Club Owner (excluding Space Leases), including, without limitation, contracts for the repair, maintenance, care, protection, and/or operation of the Property, including, without limitation, all service contracts, equipment leases, concession agreements, referral agreements, brokerage agreements, leasing agreements and property management agreements, together with all amendments, modifications and assignments relating thereto.

“Settlement Statement” shall mean a closing settlement statement apportioning revenues, expenses and any costs as required by this Agreement.

“SNDAs” shall have the meaning set forth in Section 10(g).

“Space Leases” shall mean, collectively, all leases and other occupancy agreements (other than License and Access Agreements) relating to the Real Property (or any portion thereof), including, without limitation, (i) all leases, licenses and similar agreements for storage space and (ii) all leases and other occupancy agreements now existing or hereafter entered into by Owner in accordance with this Agreement and all amendments, modifications, assignments and guaranties relating thereto.

“Straddle Period” shall have the meaning set forth in Section 18(b)(iv) hereof.

“Straddle Period Return” shall have the meaning set forth in Section 18(b)(ii) hereof.

“Subsidiaries” shall mean, collectively, the REIT, 1001 Brickell Holdings, 1001 Brickell Owner and Yacht Club Owner.

“Survey” shall have the meaning set forth in Section 5(a).

“Survival Period” shall have the meaning set forth in Section 16(a) hereof.

“Tax” or “Taxes” mean (i) any United States federal, state, local or foreign income, gross receipts, license, payroll, employment-related, excise, goods and services, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, ad valorem, escheat, capital gains, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, levy or assessment by a Governmental Authority of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; and (ii) any liability for or in respect of any amounts described in clause (i) as a transferee or successor, by contract, or as a result of having filed any Tax Return on a combined, consolidated, unitary, affiliated or similar basis with any other Person.

“Tax Contest” shall mean any Tax audit, information request, examination contest, voluntary disclosures or agreements or other similar proceeding, or any related correspondence or communication with a taxing authority, with respect to Taxes or Tax Returns of the REIT, any REIT Subsidiary or Yacht Club Owner.

“Tax Dispute Accountant” shall mean a nationally recognized independent accounting firm selected by Seller and reasonably acceptable to Buyer.

“Tax Representations” shall have the meaning set forth in Section 14(d).

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Tenant” means a tenant under a Space Lease.

“Tenant Audit” shall have the meaning set forth in Section 7(d) hereof.

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“Tenant Notice Letter” shall have the meaning set forth in Section 9(a) hereof.

“Tenants” shall mean the tenants under the Space Leases.

“Terminated Service Contract” shall have the meaning set forth in Section 4(f) hereof.

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“Third-Party Claim” means, (i) with respect to any of the Seller Indemnitees, any claim, demand, lawsuit, arbitration or other legal or administrative action or proceeding against such Seller Indemnitee by any Person which is not Buyer or an Affiliate of Buyer, and (ii) with respect to any Buyer Indemnitee, any claim, demand, lawsuit, arbitration or other legal or administrative action or proceeding against such Buyer Indemnitee by any Person which is not Seller or an Affiliate of Seller.

“Title Affidavit” shall have the meaning set forth in Section 9(a) hereof.

“Title Company” shall mean Commonwealth Land Title Insurance Company or such other national title insurance company selected by Buyer.

“Title Evidence” shall have the meaning set forth in Section 5(a).

“Title Objection Statement” shall have the meaning set forth in Section 5(a) hereof.

“Title Objections” shall have the meaning set forth in Section 5(a) hereof.

“Title Policy” shall have the meaning set forth in Section 5 hereof.

“Transfer Tax” shall mean any transfer, documentary, sales, use, stamp, registration or other such Taxes (including any applicable state and local grantor or grantee Taxes) payable in connection with the transactions contemplated in this Agreement.

“TRS” means Brickell Bay Tower, Inc., a Delaware corporation.

“Trued-Up Additional Rents” shall have the meaning set forth in Section 7(d) hereof.

“Updated Survey” shall have the meaning set forth in Section 5(a).

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“Voluntary Lien” shall mean any lien or encumbrance created by, or arising out of the acts or omissions of, Seller or a Subsidiary on or against the Property or any portion thereof.

“Yacht Club Buyer Closing Documents” shall have the meaning set forth in Section 9(d).

“Yacht Club Interests” shall have the meaning set forth in the recitals.

“Yacht Club Land” shall mean that certain plot, piece, and parcel of land located in the County of Miami-Dade, State of Florida, described in Schedule 2 attached hereto and made a part hereof, which land is located at 1111 Brickell Bay Drive, Miami, Florida, together with all easements, rights of way, privileges, appurtenances, encumbrances, and other rights, if any, pertaining, benefitting or appurtenant thereto.

“Yacht Club Owner” shall have the meaning set forth in the recitals.

“Yacht Club Property” shall mean, collectively, (i) the Yacht Club Land and the Improvements located thereon (collectively, the “Yacht Club Real Property”), (ii) Personal Property located in or on the Yacht Club Real Property (the “Yacht Club Personal Property”), (iii) all Permits issued for or with respect to the Yacht Club Real Property or Yacht Club Personal Property, (iv) all Space Leases, Non-Terminable Service Contracts and Books and Records relating to the Yacht Club Real Property (or any portion thereof) and (v) all of Yacht Club Owner’s right, title and interest in and to all Intangible Personal Property and all Intangible Personal

Property related to the ownership, use or operation of the Yacht Club Real Property and/or the Yacht Club Personal Property in Yacht Club Owner’s or Yacht Club Seller’s possession or control.

“Yacht Club Seller” shall have the meaning set forth in the introductory paragraph hereof.

“Yacht Club Seller Closing Documents” shall have the meaning set forth in Section 9(c).

“Yacht Club Tax Representations” shall have the meaning set forth in Section 14(d).

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SECTION 2. Agreement to Sell and Purchase

Seller agrees to sell, assign and transfer to Buyer, and Buyer agrees to purchase and accept from Seller, upon the terms and conditions set forth in this Agreement, all of the Interests, free and clear of any liens, claims or encumbrances. The assets to be indirectly acquired by Buyer upon the acquisition of the Interests shall include the following:

(a) Land. Fee simple title to the 1001 Brickell Land and the Yacht Club Land (collectively, the “Land”).

(b) Improvements. All buildings and improvements located on the Land, together with all of Owner’s right, title and interest in and to any systems, fixtures and equipment now attached or appurtenant to the Land (collectively, the “Improvements” and, together with the Land and all of Owner’s right, title and interest in and to all parking areas, open or proposed streets and lands underlying any adjacent streets or roads, alleys, strips or gores of land adjacent to the Land, collectively, the “Real Property”).

(c) Associated Property and Interests. All of the following (the “Other Property Rights”):

(i) all tangible personal property and fixtures owned by Owner and/or Owner’s Affiliates, located in or on the Real Property, including all of Owner’s and/or Owner’s Affiliates’ interests in (A) all furniture, equipment, signs and related personal property, (B) all heating, lighting, plumbing, drainage, electrical, air conditioning, and other mechanical fixtures and equipment and systems, and (C) all electrical equipment and systems; but excluding in any case personal property owned by Tenants, utility companies or as otherwise excluded by this Agreement (all such tangible personal property and fixtures, after giving effect to the specifically excluded categories, are referred to collectively as the “Personal Property”);

(ii) Owner’s right, title and interest in and to all licenses, permits, authorizations and approvals issued for or with respect to the Real Property or Personal Property by any Governmental Authority relating to the use, occupancy, maintenance or operation of the Real Property, including all easements, rights of way, covenants, reciprocal easement agreements, licenses, permits and approvals (all of the foregoing are collectively referred to as the “Permits”);

(iii) Owner’s right, title and interest in and to the Space Leases and the Non-Terminable Service Contracts;

(iv) all Books and Records; provided, that, Seller may retain copies of the Books and Records; and

(v) all Intangible Personal Property.

Notwithstanding the foregoing, Seller shall cause Owner to withdraw all Cash or pay such Cash to Seller or an affiliate at or prior to Closing and close all Bank Accounts in accordance with Section 7(g) hereof (provided that the foregoing shall not apply to cash security deposits held with respect to Space Leases, which shall be handled in accordance with Section 7(g)(ii) hereof), such that the Bank Accounts and Cash (other than cash security deposits held with respect to Space Leases) will not be held by the 1001 Brickell Companies or Yacht Club Owner at Closing and will therefore not be part of the “Property.”

SECTION 3. Purchase Price; Deposit

(a) Purchase Price. In consideration of the sale by Seller to Buyer of the Interests, Buyer shall pay to Seller the sum of FIVE HUNDRED TWENTY MILLION AND NO/100 DOLLARS ($520,000,000.00) (the “Purchase Price”). The Purchase Price, subject to all apportionments, credits, prorations, increases and other adjustments as provided in this Agreement (including, without limitation, pursuant to Section 7 and Section 39 hereof), shall be payable as follows:

(i) the Initial Deposit shall be deposited by Buyer in escrow with Escrow Agent no later than the earlier of (A) three (3) Business Days after the Effective Date and (B) the expiration of the Review Period, by wire transfer of immediately available federal funds and to an account designed by Escrow Agent. If Buyer does not terminate this Agreement prior to the expiration of the Review Period in accordance with Section 4(a) hereof, then the Deposit shall become nonrefundable to Buyer except as otherwise expressly set forth in this Agreement.

(ii) The Closing Payment shall be paid no later than the Closing Date by wire transfer of immediately available federal funds to Escrow Agent pursuant to wiring instructions to be provided by Escrow Agent to Buyer, and such Closing Payment shall be paid by Escrow Agent to Seller pursuant to the terms hereof.

(iii) At Closing, Seller shall credit to Buyer against the Purchase Price an amount equal to the cost to redeem the Preferred Stock as of one (1) Business Day after the expiration of the REIT Qualification Period, together with any redemption premium and any accrued but unpaid dividends thereon.

(b) Deposit. The Deposit shall be placed by the Escrow Agent in an interest bearing account and shall be held in accordance with the escrow terms set forth on Schedule 4.

(c) Allocation of Purchase Price. Buyer and Seller agree that (1) if Buyer does not timely exercise the Seller Financing Option, then (i) a portion of the Purchase Price, in the amount of [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx], shall be allocated to the sale and purchase of the Yacht Club Interests and (ii) a portion of the Purchase Price, in the amount of [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx], shall be allocated to the sale and purchase of the REIT Interests and (2) if Buyer timely exercises the Seller Financing Option and the Closing occurs with the simultaneous consummation of the Seller Financing, then (i) a portion of the Purchase Price, in the amount of [xxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx], shall be allocated to the sale and purchase of the Yacht Club Interests and (ii) a portion of the Purchase Price, in the amount of [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx], shall be allocated to the sale and purchase of the REIT Interests. Seller and Buyer agree that no portion of the Purchase Price is allocated to the Personal Property or to any of the Other Property Rights. Buyer and Seller shall report and file all federal, state and local tax returns and related tax documents, in a manner consistent with the allocations set forth in this Section 3(c), and neither Buyer nor Seller shall take any position inconsistent with such agreed upon allocation of the Purchase Price in any tax return or otherwise, except as otherwise required pursuant to a final “determination” within the meaning of Section 1313(a) of the Code.

SECTION 4. Property Investigation

(a) Termination Right. Seller has made a data site accessible through URL address [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxx] (the “Data Room”) available to Buyer. Buyer shall have the Review Period (and, subject to the provisions below and in the Access Agreement, thereafter until the Closing Date if Buyer does not elect to terminate this Agreement) to conduct, at Buyer’s sole cost and expense, Buyer’s inspection and review of the physical condition of the Property and all other examinations, evaluations, analyses, appraisals, inspections, reviews of files and documents, testing, studies, investigations and other reasonable matters relating to the Property, the Interests, 1001 Brickell Companies and Yacht Club Owner, which Seller shall make available in the Data Room (the “Property Investigation”), subject to the terms of the Access Agreement as incorporated herein pursuant to Section 4(b) hereof. After the Review Period, Buyer shall have the right (subject to the terms of the Access Agreement as incorporated herein pursuant to Section 4(b) hereof) to access the Property to perform non-invasive visual inspections of the Property upon not less than two (2) Business Days’ prior notice to Seller, provided that Buyer shall use commercially reasonable efforts to minimize interference with the use, occupancy or enjoyment rights of any Tenants of any portion of the Property and any such Tenant’s employees, contractors, customers or guests. At any time before the expiration of the Review Period, Buyer shall have the right, in its sole and absolute discretion, to terminate this Agreement, for any reason whatsoever or for no reason, by giving written notice to Seller of Buyer’s election to terminate this Agreement (“Buyer’s Termination Notice”), which Buyer’s Termination Notice may be sent by email without the need for personal or overnight delivery. If Buyer timely gives a Buyer’s Termination Notice, then Buyer shall receive a return of the Deposit, this Agreement shall terminate and no party to this Agreement shall have any further rights, duties, obligations or liabilities under this Agreement, except for those rights, duties, obligations and liabilities that are expressly stated to survive the termination of this Agreement. If Buyer fails to timely give Seller a Buyer’s Termination Notice as provided above, then (i) Buyer shall no longer have any right to terminate this Agreement under this Section 4(a), and (ii) except as otherwise expressly provided in this Agreement, the Deposit shall be non-refundable to Buyer and Buyer and Seller shall be bound to consummate the transactions described in this Agreement. For the avoidance of doubt, any termination of this Agreement by Buyer under this Section 4(a) shall be a termination as to all of Seller’s and Buyer’s rights under this Agreement.

(b) Access to Property. Seller and Buyer acknowledge that prior to the Effective Date, Seller and [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx], which is an Affiliate of Buyer entered into that certain Access and Due Diligence Agreement dated as of [xxxxxxxx] 2024 (the “Access Agreement”). In connection with its Property Investigation, Seller and Buyer shall comply with and be bound by the terms of Sections 1, 2, 4, 5 and 7 of the Access Agreement, which terms are hereby incorporated into this Agreement by reference as if set forth in full, mutatis mutandis; provided, however that (i) all references to “Seller” in the Access Agreement shall mean Seller hereunder and all references to “Purchaser” in the Access Agreement shall mean Buyer hereunder, (ii) the Investigation Period (as defined in the Access Agreement) shall mean the Review Period and shall end on the last day of the Review Period (and continue thereafter until the Closing Date if Buyer does not elect to terminate this Agreement pursuant to Section 4(a) hereof) , and (iii) if and to the extent that there are any inconsistencies between any of the terms and provisions of the Access Agreement and any of the terms and provisions contained in this Agreement, then the provisions of this Agreement shall control.

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(h) Survival. Buyer’s obligations under Sections 4(b) and 4(e) hereof shall survive any termination of this Agreement. Seller’s obligations under Section 4(f) and 4(g) hereof shall survive the Closing.

SECTION 5. Title and Title Insurance

At the Closing, title to the Real Property shall be sufficient to enable the Title Company to issue to Buyer one or more Owner’s Policy of Title Insurance (ALTA Form 2006) insuring Owner’s fee title to the Property, in the amount of the Purchase Price subject only to the Permitted Exceptions (the “Title Policy”).

(a) Initial Title Objections. Buyer acknowledges that it has received, as of the Effective Date: (i) the Commitment, (ii) copies of all of the exception documents referred to in such Commitment and (iii) the Existing Survey. Buyer may, at its cost and expense, obtain (x) such new surveys or updates to the Existing Survey (“Updated Survey”) as Buyer deems necessary or desirable (the Existing Survey and the Updated Survey are hereinafter referred to collectively as the “Survey”), (y) searches for any municipal violations, open permits, tax liens or other municipal liens or outstanding municipal fees affecting the Property and/or (z) UCC searches relating to Seller and/or the Personal Property (collectively with the Commitment, the “Title Evidence”). Buyer shall deliver to Seller a written statement (a “Title Objection Statement”) of any defects in or objections to title to the Real Property, other than the Permitted Exceptions, disclosed in the Commitment or the Survey (the “Title Objections”), no later than five (5) Business Days prior to the end of the Review Period (the “Initial Title Objection Deadline”). Buyer and Seller acknowledge and agree that the matters described on Exhibit S attached hereto constitute the Title Objection Statement and that such Title Objection Statement is deemed to have been timely delivered to Seller prior to the Initial Title Objection Deadline. Any title exceptions, encumbrances, liens or other title or survey matters (other than Must-Cure Items) disclosed in the Commitment or in the Survey received more than five (5) Business Days prior to the Initial Title Objection Deadline and not specifically identified in a Title Objection Statement delivered no later than the Initial Title Objection Deadline shall be deemed to be a “Permitted Exception” for the Property and Buyer shall have irrevocably waived its right to raise a Title Objection with respect to such matters.

(b) Supplemental Title Objections. Notwithstanding anything to the contrary herein, Buyer may raise additional Title Objections (other than Permitted Exceptions referred to in Section 5(e) hereof and matters deemed Permitted Exceptions under Section 5(a) hereof or this Section 5(b)) in accordance with this Section 5(b). If any update to the Title Evidence reflects any additional title exceptions, encumbrances, liens or other title or survey matters first shown on any such update, then Buyer shall have the right to send an additional Title Objection Statement to Seller within ten (10) Business Days after Buyer receives any such update to the Title Evidence objecting to such additional matters, and each item raised in such Title Objection Statement shall be deemed to be Title Objections. Seller shall have five (5) Business Days from receipt of any such Title Objection Statement(s) to respond thereto pursuant to Section 5(c) hereof (and the Scheduled Closing Date shall be extended as necessary to afford Seller the full five (5) Business Day time period as set forth in Section 5(c) below to respond). Notwithstanding the foregoing, any additional or supplemental exceptions (other than Must-Cure Items) raised by Title Company and not specifically identified in an additional Title Objection Statement within such ten (10) Business Day period shall also be deemed to be a Permitted Exception, and Buyer shall have irrevocably waived its right to raise a Title Objection with respect to such matters.

(c) Elections Regarding Title Objections. If Buyer shall timely deliver a Title Objection Statement within the applicable time period referred to in Sections 5(a) or 5(b) hereof, then Seller shall have the right, but not the obligation, to attempt to cure any Title Objections set forth therein. Within five (5) Business Days after receipt of a Title Objection Statement, Seller may notify Buyer in writing whether Seller elects to attempt to cure any such Title Objections. If Seller fails to notify Buyer in writing on or before such period whether Seller elects to attempt to remove, satisfy or cure any such Title Objections, or if such Title Objection is delivered to Seller prior to the end of the Review Period and Seller fails to notify Buyer in writing whether Seller elects to attempt to cure any such Title Objection by the date that is three (3) Business Days prior to the expiration of the Review Period, then, in each case, Seller shall have been deemed to have elected not to attempt to remove, satisfy or cure such Title Objections. If Seller elects to attempt to cure any such Title Objections, then Seller shall have until the Scheduled Closing Date to attempt to remove, satisfy or cure such Title Objections, and for this purpose Seller shall be entitled to a reasonable adjournment of the Scheduled Closing Date, but in no event shall the adjournment exceed thirty (30) days in the aggregate.

If Seller elects (or is deemed to elect) not to cure any Title Objection, or if Seller is unable on or prior to the Scheduled Closing Date (including any such adjournment) to effect a cure of any Title Objection that it has elected to attempt to cure, then Buyer shall elect, by written notice to Seller given within five (5) Business Days after receipt of written notice from Seller that Seller has elected (or is deemed to have elected) not to cure any such Title Objections (or if such Title Objections are delivered to Seller prior to the end of the Review Period, then in no event later than the end of the Review Period) or that Seller is unable to effect a cure of such Title Objections, as the case may be, one of the following options:

(i) to accept a transfer of the Interests with the Property subject to the Permitted Exceptions and any Title Objection that Seller is unwilling or unable to cure, and without reduction of the Purchase Price, in which case any such Title Objection shall be deemed to be a “Permitted Exception”; or

(ii) to terminate this Agreement in its entirety, in which case (y) Buyer shall receive a return of the Deposit and (z) neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder except to the extent that any obligation or liability set forth herein expressly survives termination of this Agreement.

If Buyer shall fail to notify Seller in writing of Buyer’s election of the options in clauses (i) or (ii) referred to above in this Section 5(c) within such three (3) Business Day period, then Buyer shall be deemed to have elected clause (i) above.

Notwithstanding anything to the contrary contained herein: (A) Seller shall be required to remove all Must-Cure Items prior to Closing (and in connection therewith Seller and Buyer have agreed to cause Owner’s current mortgage lenders to assign at the Closing the existing mortgages on the Real Property in accordance with Section 7(a) hereof) and Seller’s failure to cure any

Must-Cure Items prior to Closing shall be a default under this Agreement; (B) Seller shall have no affirmative obligation to cure any Title Objection that is not a Must-Cure Item (and Seller’s failure to cure any Title Objection that is not a Must-Cure Item shall in no event constitute a breach by Seller of its obligations under this Agreement); and (C) Buyer shall have no right to raise any Permitted Exception as a Title Objection.

(d) Right to Use Deposit and Closing Payment to Cure or Discharge Title Objections. If on the Closing Date the Property continues to be encumbered by any other Title Objections which Seller in its sole and absolute discretion has elected to cure, pay or discharge or any Must-Cure Item , Seller may, in addition to any other methods available to it under this Agreement, use any portion (or all) of the Deposit and the Closing Payment to satisfy the same, provided that Seller shall simultaneously either deliver to Title Company and Buyer at the Closing instruments in recordable form, sufficient to satisfy such Must-Cure Items and any other Title Objections of record, together with the cost of recording or filing such instruments, or otherwise arrange with Title Company for the issuance of the Title Policy free of any such Must-Cure Items and any other Title Objections of record (and not merely affirmative title coverage over any such Must-Cure Item(s) and/or Title Objection(s) of record, as applicable).

(e) Permitted Exceptions. In addition to the matters deemed “Permitted Exceptions” under Sections 5(a) or 5(b) hereof, the following shall also constitute “Permitted Exceptions”, and, notwithstanding anything to the contrary contained herein, shall not be a Title Objection:

(i) Subject to adjustment pursuant to Section 7(c) hereof, real estate taxes or assessments or any installments thereof, which, although a lien on the Closing Date, are not yet due and payable prior to the Closing Date;

(ii) the rights of possession of Tenants under Space Leases affecting the Property and in effect as of the Effective Date, as tenants only without any purchase option(s) or right(s) of first offer or refusal to purchase any portion of the Property;

(iii) any liens or encumbrances created on any portion of the Property by Buyer or its agents or representatives;

(iv) the items set forth on Schedule 10 annexed hereto; and

(v) state of facts shown on the Existing Survey, as the same may be updated by Buyer prior to the Initial Title Objection Deadline.

SECTION 6. Closing

(a) Closing. The closing of the transactions described in this Agreement (the “Closing”) shall be through an escrow arrangement with Title Company no later than 5:00 p.m. (New York City time) on the Scheduled Closing Date.

(b) First Extension Option. Buyer shall have the right to extend the then Scheduled Closing Date for any reason or no reason to a date that is no later than August 15, 2025 (the “First Extension Option”) by delivering (i) written notice thereof (the “First Extension Notice”) to Seller, not less than thirty (30) days prior to the then applicable Scheduled Closing Date, setting forth the new Scheduled Closing Date, which date shall be a Business Day that is not later than August 15, 2025, and (ii) to Escrow Agent, no later than one (1) Business Day following delivery of the First Extension Notice, a one-time additional deposit in the amount of Five Million and No/100 Dollars ($5,000,000.00) (the “First Extension Deposit”). If the First Extension Notice is timely given to Seller and the First Extension Deposit is timely delivered to Escrow Agent, then the date set forth in the First Extension Notice shall be the new Scheduled Closing Date. If the First Extension Notice and/or the First Extension Deposit are not timely delivered as aforesaid, the First Extension Option and the Second Extension Option shall both be null and void and of no force and effect. The First Extension Deposit shall be non-refundable to Buyer other than as expressly set forth herein and shall be added to and be a part of the Deposit.

(c) Second Extension Option. Provided that Buyer has timely exercised the First Extension Option, Buyer shall have the right to extend the then Scheduled Closing Date for any reason or no reason to a date that is no later than November 18, 2025 (the “Second Extension Option”) by delivering (i) written notice thereof (the “Second Extension Notice”) to Seller not less than thirty (30) days prior to the then applicable Scheduled Closing Date, setting forth the new Scheduled Closing Date, which date shall be a Business Day that is not later than November 18, 2025, and (ii) to Escrow Agent, no later than one (1) Business Day following delivery of the Second Extension Notice, a one-time additional deposit in the amount of Seven Million and No/100 Dollars ($7,000,000.00) (the “Second Extension Deposit”). If the Second Extension Notice is timely given to Seller and the Second Extension Deposit is timely delivered to Escrow Agent, then the date set forth in the Second Extension Notice shall be the new Scheduled Closing Date. If the Second Extension Notice and/or the Second Extension Deposit are not timely delivered as aforesaid, the Second Extension Option shall be null and void and of no force and effect. The Second Extension Deposit shall be non-refundable to Buyer other than as expressly set forth herein and shall be added to and be a part of the Deposit.

(d) Additional Extension Option. In addition to Buyer’s right to exercise each of the First Extension Option and the Second Extension Option (subject to and in accordance with the terms of this Section 6), each of Buyer and Seller shall have the right to extend the then Scheduled Closing Date by up to two (2) Business Days (the “Additional Extension Option”) for any reason or no reason and without the payment of any monetary amount, by providing written notice to the other party of its exercise of its Additional Extension Option on or before the then Scheduled Closing Date. For the avoidance of doubt, neither party’s exercise of the Additional Extension Option shall nullify the other party’s right to exercise its Additional Extension Option.

SECTION 7. Closing Costs and Adjustments

(a) Closing Costs. Seller shall pay (i) the Brokerage Commission, (ii) fifty percent (50%) of all escrow or closing charges of the Title Company, (iii) all recording fees for the release of any liens on the Property, as required pursuant to the terms of this Agreement, and (iv) all Transfer Taxes (if any) payable in connection with the transfer of the Interests to Buyer. Buyer shall pay (i) the cost of the base premium for Buyer’s title insurance policy and all other title costs (including, without limitation, any additional title premiums, costs or charges for extended coverage or endorsements), (ii) the cost of any new or updated survey of the Property, (iii) all costs and expenses incurred by Buyer in connection with its Property Investigation, (iv) all costs and expenses incurred by Buyer in connection with any financing obtained by Buyer (including the cost of any lender title insurance policy), and (v) fifty percent (50%) of all escrow or closing charges of the Title Company. Without limiting Section 32(c) herein, each party shall pay the cost of its own counsel. Any other closing costs not specifically allocated in this Agreement between Buyer and Seller shall be borne and paid in accordance with local custom. Seller agrees to use commercially reasonable efforts (but without any obligation to pay any sums) to cause Owner’s current mortgage lenders to assign at the Closing the existing mortgages on the Real Property to one or more mortgage lenders determined by Buyer. If any such assignment occurs at the Closing (or, in the alternative, if Buyer is obtaining a mortgage from Owner’s current mortgage lenders and instead of any assignment of the existing mortgages on the Real Property there is an amendment and restatement of such existing mortgage and/or an assumption of the existing mortgage), then at the Closing Seller shall receive from Buyer an amount equal to one-half of the documentary stamp tax savings and one-half of the intangible tax savings actually realized by Buyer solely as a result of such assignment (i.e., one-half of the documentary stamp tax and one-half of the intangible tax that Buyer would have otherwise had to pay at the Closing if such assignment of the existing mortgage to Buyer’s new lender had not occurred). In addition, at the Closing Buyer shall receive a credit against the Purchase Price in an amount equal to one-half of the documentary stamp tax and other Transfer Tax savings realized by Seller as a result of Buyer’s acquiring the Interests rather than the Property directly (i.e., one-half of the documentary stamp tax and other Transfer Tax that Seller would have had to pay at the Closing if Buyer had instead acquired fee simple title to the Property by deed).

(b) Adjustments. Unless otherwise provided in this Agreement, adjustments between Seller and Buyer shall be made as of 11:59 p.m. (the “Cutoff Time”) on the day immediately prior to the Closing Date, with the income and expenses for the Property accrued on or prior to the Cutoff Time being allocated to Seller and the income and expenses accruing after the Cutoff Time being allocated to Buyer, all as set forth below. All of such adjustments and allocations shall be made in immediately available funds at the Closing and shall be shown on the Settlement Statement for such Closing as net increases or decreases to the Purchase Price to the extent possible. The computation of the adjustments for the Settlement Statement shall be jointly prepared by Buyer and Seller using actual calculations through the Cutoff Time and, where necessary, estimated amounts.

(c) Impositions. All real estate taxes, personal property taxes, or any other taxes and special assessments (special or otherwise) of any nature upon the Property (collectively, “Imposition”) levied, assessed or pending for the tax year in which the Closing occurs shall be adjusted as of the Closing Date and, if no tax bills or assessment statements for such tax year are available, such amounts shall be estimated by Seller on the basis of the best available information for such taxes and assessments that will be due and payable on the Property for the fiscal year in which Closing occurs, with an adjustment between Buyer and Seller promptly after the actual tax bills and assessment statements become available.

(d) Rents and Leasing Costs.

(i) All Rents shall be adjusted and prorated as of the Cutoff Time on an if, as and when collected basis. Unpaid and delinquent Rents collected by Owner after the Closing from any Tenant who owes Rents for periods prior to the Cutoff Time shall be applied as follows: (x) first, in payment of Rents owed by such Tenant for the month in which the Closing Date occurs; (y) second in payment of Rents then owed by such Tenant for each month after the month in which the Closing Date occurs, until all then current periods have been paid in full, and (z) third, in payment of Rents then owed by such Tenant for each month preceding the month in which the Closing Date occurs, until all such prior periods have been paid in full. Each such amount, less any costs of collection (including reasonable attorney fees) reasonably allocable thereto, shall be adjusted and prorated as provided above. If any Rents are collected by Owner after the Closing, and Seller is entitled to receive all or any portion of such Rents pursuant to this Section 7(d), then Buyer shall cause Owner to hold such Rents in trust for the benefit of Seller until such amount is paid over. Buyer will cause Owner to make a good faith and diligent effort after Closing to bill Tenants for and collect all Rents, but Buyer shall not be obligated to cause Owner to institute any lawsuit or other collection procedures to collect delinquent Rents, nor shall Seller or its Affiliates have any right, from and after Closing, to institute any lawsuit or other collection procedures to collect delinquent Rents.

(ii) If there are any Rents which, although relating to a period prior to the Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as year-end common area expense reimbursements, percentage rent, operating expense and real estate taxes and the like), then any such Rents received by Owner (or its agents) subsequent to Closing shall, to the extent applicable to a period extending through Closing, be prorated between Seller and Buyer in the manner provided for in Section 7(d)(i) above if, as and when received by Owner. Without limiting the generality of the foregoing, to the extent that any portion of such Rent (“Trued-Up Additional Rents”) payable under the Space Leases is required to be paid by the Tenants in monthly or other installments on account of estimated amounts for any calendar year (or, if applicable, any other applicable accounting period), and at the end of such calendar year (or other applicable accounting period, as the case may be), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar year or other applicable accounting period, with the appropriate adjustments being made with such Tenants, then the Trued-Up Additional Rents shall initially be prorated between Seller and Buyer at the Closing based on such estimated payments actually paid by such Tenants. At the time(s) of final calculation and collection from (or refund to) each Tenant of the amounts in reconciliation of actual Trued-Up Additional Rents for a period for which estimated amounts paid by such Tenant have been prorated as described above, there shall be a re-proration between Seller and Buyer, and Seller and Buyer shall work in good faith to cause Owner to collect from the Tenant in question any unpaid costs from such Tenant and/or pay to the Tenant in question any excess amounts collected from such Tenant, as the case may be. If any amounts are collected by Owner after the Closing, and Seller is entitled to receive all or any portion of such amounts pursuant to this Section, then Buyer shall cause Owner to hold such amounts in trust for the benefit of Seller until such amounts are paid to Seller.

(iii) If, after the Closing, any Tenant commences an audit of Rents (a “Tenant Audit”) for periods, in whole or in part, prior to Closing, or if any Tenant Audits that have been commenced prior to Closing have not been fully completed and resolved as of Closing, then Seller and Buyer shall be responsible after the Closing for providing information in its possession reasonably requested by Tenants and otherwise reasonably cooperating with the other in the resolution of such Tenant Audits. If any Tenants are due refunds as a result of such Tenant Audits, Seller and Buyer agree to work in good faith to pay such amounts to the Tenant in question in a manner consistent with this Section 7(d) and if Tenants are required to make additional payments as a result of such Tenant Audits, Seller and Buyer agree to work in good faith to collect such amount from the Tenant in question and adjust such amounts in a manner consistent with this Section 7(d). If any amounts are collected by Owner after the Closing, and Seller is entitled to receive all or any portion of such amounts pursuant to this Section, then Buyer shall cause Owner to hold such amounts in trust for the benefit of Seller until such amounts are paid over. Each of Seller and Buyer shall make its Books and Records available after Closing to the other and to Tenants per the terms of the Space Leases for the purposes of audit rights granted to such Tenants.

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(e) Utilities. Gas, electricity and other utility charges (if any) for which Owner is liable shall be apportioned as of the Cutoff Time on the basis of the most recent meter reading occurring prior to Closing or, if unmetered, on the basis of a current bill for each such utility. Seller shall use reasonable efforts to cause Owner to obtain readings of meters measuring utility consumption at the Property for all periods through (and including) the Cutoff Time. Seller shall pay, and be responsible, for all bills rendered on the basis of such readings. If such readings are not obtained for any metered utility, then, at the Closing, apportionment shall be made on the basis of the most recent period for which such readings are available. Upon the taking of subsequent actual readings, there shall be a recalculation of the applicable utility charges, and Seller or Buyer, as the case may be, shall promptly remit to the other party hereto any amounts to which such party shall be entitled by reason of such recalculation (with Seller being obligated to pay all such utility charges pertaining to the period through the Cutoff Time, and Buyer being obligated to pay all such utility charges pertaining to the period thereafter). Unmetered water charges or sewer rents shall be apportioned on the basis of the charges therefor for the same period during the previous calendar year, but applying the current rate thereto.

(f) Permits. Permit, license and inspection fees applicable to the Property (but not for any Tenant’s use or occupation thereof to the extent such fees are the responsibility of such Tenant under its Space Lease), if any, on the basis of the fiscal year for which levied shall be prorated as of the Cutoff Time.

(g) Cash.

(i) At Closing Seller shall cause Owner to withdraw all Cash at or prior to Closing and distribute or pay such Cash to Seller or an affiliate, following which Seller shall promptly close the Bank Accounts. For the avoidance of doubt, this Section 7(g)(i) shall not apply to cash security deposits (which shall be handled in accordance with Section 7(g)(ii) hereof) or to the proceeds of any insurance policies following a casualty or to any condemnation awards (which shall be handled in accordance with Section 12 hereof).

(ii) Cash security deposits (together with all interest accrued thereon, if any) held by 1001 Brickell Owner under the Space Leases for the 1001 Brickell Property or by Yacht Club Owner under Space Leases for the Yacht Club Property shall not be prorated and Seller shall, at Closing, cause Owner to withdraw all Cash to be distributed or paid to Seller or an affiliate and give Buyer a credit against the Purchase Price in the amount of the cash security deposits held under the Space Leases (following which Seller shall promptly close the applicable Bank Accounts).

(h) Other. Any other operating expenses or other items of income or expense pertaining to the Property which are customarily prorated between a buyer and a seller of a similar property in the area in which such Property is located, but taking into account that this is a sale of direct or indirect ownership interests in the Property and not a sale of the fee estate in the Property.

(i) Post-Closing Reconciliation. Seller and Buyer shall reasonably cooperate after the Closing to make a final determination of the allocations and adjustments required under this Agreement within ninety (90) days after the Closing Date; provided, however, (i) with respect to Impositions, Section 7(c) hereof shall control and (ii) with respect to Trued-Up Additional Rents, Sections 7(d)(ii) and 7(d)(iii) hereof shall control. Upon the final reconciliation of the allocations and adjustments under this Section 7, any party owing another party any sums hereunder shall promptly pay such party such sums within ten (10) Business Days after the reconciliation of such sums. For purposes of this Section 7, it is the intent of the parties that, with respect to the Property, Seller shall be entitled to all income and receipts accruing prior to the Cutoff Time and shall be responsible for all costs, expenses and liabilities of the Property arising from events occurring before the Cutoff Time, and Buyer shall be entitled to all income and receipts accruing after the Cutoff Time and shall be responsible for all costs, expenses and liabilities of the Property arising from events occurring after the Cutoff Time.

(j) Survival. The provisions of this Section 7 shall survive Closing.

SECTION 8. Conditions Precedent

(a) Buyer’s Conditions of Closing. Buyer’s obligation to pay the Purchase Price at the Closing and to otherwise consummate the Closing are subject to the following conditions precedent being satisfied as of the Scheduled Closing Date (or waived in writing by Buyer in its sole and absolute discretion):

(i) Seller shall have timely and duly performed in all material respects all of Seller’s covenants and obligations under this Agreement to be performed, including, without limitation, timely delivered to Buyer or Title Company as applicable all of the Closing Documents and any other documents and materials required to be delivered by or on behalf of Seller at Closing pursuant to Section 9(a) or (c) hereof or elsewhere in this Agreement;

(ii) all of Seller’s Fundamental Representations and Tax Representations shall be true and correct in all material respects on and as of the Closing Date (as if remade on such date) and all other representations and warranties shall be true and correct in all material respects as of the Closing Date, except (x) where stated to be as of a specified earlier date certain (for the avoidance of doubt, the phase “as of the Effective Date” or “as of the date hereof” shall not constitute a specified date for purposes hereof), (y) to the extent resulting from any actions of Buyer or (z) changes in facts that are expressly permitted under this Agreement; provided, however, without limiting Buyer’s right to bring an Indemnification Claim in accordance with this Agreement after Closing if Closing occurs and no Buyer Knowledge Party had actual knowledge of such change(s) in fact prior to Closing (without independent inquiry or investigation), to the extent the inaccuracy of any representation or warranty could reasonably be expected to result in liabilities, damages, losses, costs or expenses in excess of the Representation Change Materiality Threshold, then same shall constitute a failure of a condition to Buyer’s obligation to proceed to Closing hereunder;

(iii) The Title Company shall have irrevocably committed to issue the Title Policy subject only to the Permitted Exceptions;

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(v) No lien or encumbrance shall have attached to or against any of the Interests or any ownership interests in any 1001 Brickell Company;

(vi) Seller shall, at its sole cost and expense, obtain a forty (40)-year recertification with respect to the 1001 Brickell Real Property pursuant to and in accordance with Miami-Dade County Code Section 8-11(f) and shall provide Buyer with reasonably satisfactory evidence that Seller has obtained such recertification;

(vii) The TRS shall have been dissolved or one hundred percent (100%) of the interests in the TRS shall have been transferred to an entity other than the 1001 Brickell Companies or Yacht Club Owner in a manner that does not result in any gain for U.S. federal income tax purposes;

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(ix) The Existing Intercompany Debt shall have been repaid in full;

(x) Provided that Buyer timely exercises the Seller Financing Option pursuant to Section 39, Seller or its applicable Affiliate has provided the Seller Financing in accordance with Section 39; and

(xi) All contingencies or conditions to Buyer’s closing obligation identified in this Agreement have been satisfied or waived by Buyer.

Seller and Buyer agree that the untruth, inaccuracy or incorrectness of a representation or warranty shall be deemed material only if Buyer’s liabilities, damages, losses, costs or expenses resulting from all untrue, inaccurate and/or incorrect representations and warranties can be reasonably expected to exceed the Damages Threshold in the aggregate (“Representation Change Materiality Threshold”). Buyer shall have the right to waive the satisfaction, in whole or in part, of any of the conditions precedent set forth in this Section 8(a), but no waiver shall be effective unless it is in writing and duly executed by Buyer; provided, however, that if Buyer does close then such condition shall be deemed waived. If any condition precedent set forth in this Section 8(a) is not satisfied or waived by Buyer as of the Scheduled Closing Date, then Buyer shall have the right to terminate this Agreement by sending written notice thereof to Seller (but in no event later than the Scheduled Closing Date), and upon delivery of such termination notice, the Deposit shall be returned to Buyer, following which this Agreement shall terminate and thereafter neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder except to the extent that any obligation or liability set forth herein expressly survives termination of this Agreement. Notwithstanding the foregoing, it is understood and agreed that nothing in this Section 8(a) shall relieve Seller from liability for any breach of this Agreement by Seller and that the provisions of Section 13(a) hereof shall govern and control in the event of a default by Seller under this Agreement.

(b) Seller’s Conditions of Closing. Seller’s obligations to consummate the Closing are subject to the following conditions precedent being fully satisfied as of the Scheduled Closing Date or waived by Seller in its sole and absolute discretion:

(i) Buyer shall have timely and duly performed in all material respects all of Buyer’s covenants and obligations under this Agreement, including, without limitation, timely delivered to Seller or Title Company as applicable all of the Closing Documents and any other documents and materials required to be delivered by or on behalf of Buyer at Closing pursuant to Section 9(b) hereof or elsewhere in this Agreement;

(ii) Buyer shall have delivered to the Title Company all funds required by this Agreement, including the Deposit and Closing Payment;

(iii) All of Buyer’s representations and warranties in this Agreement shall be true and correct in all material respects as of the Closing Date, or as of such other date to which such representation or warranty expressly is made; and

(iv) All contingencies or conditions to Seller’s closing obligations identified in this Agreement have been satisfied or waived by Seller.

Seller shall have the right to waive the satisfaction, in whole or in part, of any of the conditions precedent set forth in this Section 8(b), but no waiver shall be effective unless it is in writing and duly executed by Seller (except that, if Seller does close, then such condition shall be deemed waived). Notwithstanding the foregoing, it is understood and agreed that nothing in this Section 8(b) shall relieve Buyer from liability for any breach of this Agreement by Buyer and that the provisions of Section 13(b) hereof shall govern and control in the event of a default by Buyer under this Agreement.

SECTION 9. Closing Deliveries

(a) Seller’s Closing Deliveries For the Sale of the REIT Interests. At or prior to the Closing for the sale of the REIT Interests, in addition to any other documents required under this Agreement, 1001 Brickell Seller shall execute, acknowledge and deliver (or cause to be executed, acknowledged and delivered) to Buyer or the Title Company the following (the “1001 Brickell Seller Closing Documents”):

(i) the original Assignment and Acceptance of Stock;

(ii) all of the issued and outstanding membership interests of 1001 Brickell Owner, free and clear of all liens, charges, encumbrances, security interests, rights of first offer or refusal or other restrictions of any kind;

(iii) the written resignation of each officer, manager, trustee and director (if any) of each of the 1001 Brickell Companies and an executed release from each such Person of all claims against any of the 1001 Brickell Companies effective as of the Closing Date in the form of Exhibit F annexed hereto;

(iv) to the extent not previously delivered to Buyer or not located at the Property, the original (or copies if originals are not available) Books and Records;

(v) an IRS Form W-9 executed by (or on behalf of) 1001 Brickell Seller;

(vi) [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx];

(vii) a copy of Seller’s counterpart of the Settlement Statement by PDF;

(viii) a title affidavit in the form attached hereto as Exhibit B (the “Title Affidavit”) with any additional revisions reasonably required by the Title Company to omit any title exceptions related to any work or other improvements performed at the 1001 Brickell Property or any portion thereof within the ninety (90) days immediately prior to Closing, executed by Seller;

(ix) such evidence as Buyer and/or the Title Company may reasonably require as to the authority of 1001 Brickell Seller and the 1001 Brickell Companies to consummate the Closing, including such documents (such as limited liability company resolutions, corporate resolutions, or partnership authorizations and certified limited liability company, corporate, or partnership formation documents, as the case may be) as are reasonably required by the Title

Company evidencing the authorization of the sale of the REIT Interests by 1001 Brickell Seller and the delivery by 1001 Brickell Seller of all of the Closing documents required by this Agreement with respect to such sale; provided, however, that if 1001 Brickell Seller shall be required by the Title Company to provide limited liability company operating agreements, partnership agreements or other similar agreements of 1001 Brickell Seller or its direct or indirect shareholders, members or partners, 1001 Brickell Seller may provide redacted copies as long as provisions relating to authorization remain unredacted and are acceptable to the Title Company;

(x) such agreements, affidavits or other documents as may be reasonably required by the Title Company from Seller (including from Seller on behalf of any 1001 Brickell Company) to issue the Title Policy for the 1001 Brickell Property (including, without limitation, to evidence the transfer, via merger from BBT SPE to 1001 Brickell Owner, of record title to the 1001 Brickell Property effective as of January 1, 2021);

(xi) to the extent not previously delivered to Buyer or not located at the 1001 Brickell Property, originals (or copies where originals are not available) of all applicable Space Leases, Non-Terminable Service Contracts and Permits, in each case only to the extent in 1001 Brickell Seller’s or 1001 Brickell Owner’s reasonable possession or control, if any;

(xii) to the extent not previously delivered to Buyer or not located at the 1001 Brickell Property and to the extent in 1001 Brickell Seller’s or 1001 Brickell Owner’s reasonable possession or control, computer and security codes, and keys relating to the operation, use and maintenance of the 1001 Brickell Property;

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(xiv) with respect to any security deposits held by 1001 Brickell Owner under the Space Leases for the 1001 Brickell Property which are in the form of letters of credit, the original of each such letter of credit (it being agreed that such letters of credit shall remain in the name of 1001 Brickell Owner);

(xv) a certificate of good standing for each of the 1001 Brickell Seller and the 1001 Brickell Companies, dated no earlier than thirty (30) days prior to the Closing, from each applicable State of formation, which shall state that such Persons are in good standing as of the date of issuance;

(xvi) copies of certificates of compliance from the Florida Department of Revenue, dated no earlier than thirty (30) days prior to the Closing, showing that (x) the Florida Department of Revenue has not issued a notice of intent to audit as to 1001 Brickell Seller or any of the 1001 Brickell Companies and (y) each of the 1001 Brickell Seller and the 1001 Brickell Companies has filed all required Tax Returns and paid all Taxes arising from the operation of the 1001 Brickell Property;

(xvii) copies of letters addressed to the Tenants under Space Leases for the 1001 Brickell Property in the form attached hereto as Exhibit D (each, a “Tenant Notice Letter”). Notwithstanding the foregoing, Buyer and 1001 Brickell Seller hereby agree that such letters shall have the form filled in and completed for each Tenant by Buyer and sent by Buyer to each Tenant promptly after Closing;

(xviii) copies of letters signed by 1001 Brickell Owner to be delivered by 1001 Brickell Seller upon the consummation of the Closing to the applicable counterparties under any Terminated Service Contracts for the 1001 Brickell Property providing notice of the termination of such Terminated Service Contracts (to the extent not delivered prior to the Closing Date);

(xix) evidence that all Terminated Service Contracts for the 1001 Brickell Property have been terminated effective as of Closing and that all costs, expenses, penalties, premiums and other amounts payable thereunder have been paid in full;

(xx) copies of all Organizational Documents of each 1001 Brickell Company, certified by Seller as the true, correct and complete copies thereof;

(xxi) An updated rent roll for the 1001 Brickell Property, in substantially the same form as the rent roll attached hereto as Schedule 5, and prepared no more than three (3) days prior to the Scheduled Closing Date, certified by Seller to be true, correct and complete as of the date thereof (the “Updated 1001 Brickell Rent Roll”);

(xxii) An opinion, substantially in the form attached hereto as Exhibit M, from Skadden, Arps, Slate, Meagher and Flom LLP to be addressed to Buyer and the REIT and dated as of the Closing Date, subject to customary exceptions, assumptions and qualifications and based on customary factual representations contained in an officers’ certificate executed by officers of the REIT that, commencing with the REIT’s initial taxable year ended December 31, 2021 through the REIT’s hypothetical short taxable year ended on the Closing Date immediately prior to the Closing (“Hypothetical Short Taxable Year”), the REIT has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Code (without taking into account any effects of the Closing, any action (or inaction) taken after the Closing, or the distribution requirements of Section 857(b) of the Code for such Hypothetical Short Taxable Year);

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(xxiv) A certificate stating that each representation and warranty set forth herein by Seller is true and correct in all material respects, in substantially the same form as set forth on Exhibit Q attached hereto, duly executed by 1001 Brickell Seller;

(xxv) Evidence that the Existing Intercompany Debt has been paid in full;

(xxvi) if required pursuant to Section 39 of this Agreement, the Definitive Documents (as defined on Schedule 19) duly executed by 1001 Brickell Seller or its applicable Affiliate; and

(xxvii) such other documents, instruments or agreements required to be executed, acknowledged and/or delivered by 1001 Brickell Seller pursuant to this Agreement or otherwise reasonably required to consummate the Closing of the sale of the REIT Interests pursuant to this Agreement.

(b) Buyer’s Closing Deliveries for the Purchase of the REIT Interests. At or prior to the Closing for the REIT Interests, in addition to the applicable Closing Payment and any other documents required under this Agreement, Buyer, at its sole cost and expense, shall execute and acknowledge, if appropriate, and deliver (or cause to be so executed, acknowledged and delivered, as the case may be) to 1001 Brickell Seller or Title Company the following (the “1001 Brickell Buyer Closing Documents”):

(i) The original Assignment and Acceptance of Stock;

(ii) a counterpart of the Settlement Statement by PDF;

(iii) such evidence as 1001 Brickell Seller and/or the Title Company may reasonably require as to the authority of Buyer to consummate the Closing, including such documents (such as limited liability company resolutions, corporate resolutions, or partnership authorizations and certified limited liability company, corporate, or partnership formation documents) as are reasonably required by 1001 Brickell Seller and/or the Title Company evidencing the authorization of the purchase of the REIT Interests by Buyer, provided, however, that if Buyer shall be required to provide limited liability company operating agreements, partnership agreements or other similar agreements of Buyer or its direct or indirect members or partners, then Buyer may provide redacted copies as long as provisions relating to authorization remain unredacted and are acceptable to the Title Company;

(iv) An affidavit in the form of Exhibit K hereto, confirming that Buyer is not a Foreign Principal as defined in Florida Statutes Section 692.201;

(v) the release by the 1001 Companies of all claims against each of the officers and directors (if any) of the 1001 Companies effective as of the Closing Date, in the form of Exhibit H annexed hereto;

(vi) a certificate stating that each representation and warranty set forth herein by Buyer is true and correct in all material respects, in substantially the same form as set forth on Exhibit R attached hereto, duly executed by Buyer;

(vii) provided that Buyer timely exercises the Seller Financing Option pursuant to Section 39 and Buyer elects to close with Seller Financing, the Definitive Documents (as defined on Schedule 19) duly executed by Buyer or its applicable Affiliates; and

(viii) such other documents, instruments or agreements required to be executed, acknowledged and/or delivered by Buyer pursuant to this Agreement or otherwise reasonably required to consummate the Closing of the sale of the REIT Interests pursuant to this Agreement.

(c) Seller’s Closing Deliveries for the Sale of the Yacht Club Interests. At or prior to the Closing for the sale of the Yacht Club Interests, in addition to any other documents required under this Agreement, Yacht Club Seller shall execute and acknowledge and deliver (or cause to be executed, acknowledged and delivered) to Buyer, the following (the “Yacht Club Seller Closing Documents”):

(i) the original Assignment and Assumption of Member Interests;

(ii) [intentionally omitted];

(iii) the written resignation of each officer, manager, trustee and director (if any) of Yacht Club Owner and an executed release from each such Person of all claims against Yacht Club Owner effective as of the Closing Date in the form of Exhibit F annexed hereto;

(iv) to the extent not previously delivered to Buyer or not located at the Yacht Club Property, the original (or copies if originals are not available) Books and Records;

(v) an original IRS Form W-9 executed by (or on behalf of) Yacht Club Seller;

(vi) a copy of Buyer’s counterpart of the Settlement Statement by PDF;

(vii) the Title Affidavit, executed by Seller (with any additional revisions reasonably required by the Title Company to omit any title exceptions relating to any work or other improvements performed at the Yacht Club Property or any portion thereof within the ninety (90) days immediately prior to Closing);

(viii) such evidence as Buyer and/or the Title Company may reasonably require as to the authority of Yacht Club Seller to consummate the Closing, including such documents (such as limited liability company consents, corporate resolutions, or partnership authorizations and certified limited liability company, corporate, or partnership formation documents) as are reasonably required by Title Company evidencing the authorization of the sale of the Yacht Club Interests by Yacht Club Seller and the delivery by Yacht Club Seller of all of the Closing documents required by this Agreement with respect to such sale, provided, however, that if Yacht Club Seller be required to provide limited liability company operating agreements, partnership agreements or other similar agreements of Yacht Club Seller or its direct or indirect members or partners, Yacht Club Seller may provide redacted copies as long as provisions relating to authorization remain unredacted and are acceptable to the Title Company;

(ix) such agreements, affidavits or other documents as may be reasonably required by the Title Company from Seller (including from Seller on behalf of Yacht Club Owner) to issue the Title Policy for the Yacht Club Property;

(x) to the extent not previously delivered to Buyer or not located at the Yacht Club Property, originals (or copies where originals are not available) of all Space Leases, Non-Terminable Service Contracts and Permits, in each case, only to the extent in Yacht Club Seller’s or Yacht Club Owner’s reasonable possession or control, if any;

(xi) to the extent not previously delivered to Buyer or not located at the Yacht Club Property and to the extent in Yacht Club Seller’s or Yacht Club Owner’s reasonable possession or control, computer and security codes, and keys relating to the operation, use and maintenance of the Yacht Club Property;

(xii)[xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

(xiii) a certificate of good standing for Yacht Club Seller and Yacht Club Owner, dated no earlier than thirty (30) days prior to the Closing, from the Delaware Secretary of State, which shall state that such Persons are in good standing as of the date of issuance;

(xiv) copies of certificates of compliance from the Florida Department of Revenue, dated no earlier than thirty (30) days prior to the Closing, showing that (x) the Florida Department of Revenue has not issued a notice of intent to audit as to Yacht Club Seller or Yacht Club Owner and (y) each of Yacht Club Seller and Yacht Club Owner has filed all required Tax Returns and paid all Taxes arising from the operation of the Yacht Club Property;

(xv) copies of Tenant Notice Letters addressed to the Tenants under Space Leases for the Yacht Club Property. Notwithstanding the foregoing, Buyer and Yacht Club Seller hereby agree that such letters shall have the form filled in and completed for each Tenant by Buyer and sent to each Tenant at Closing by Buyer;

(xvi) copies of letters signed by Yacht Club Owner to be delivered by Yacht Club Owner upon the consummation of the Closing to the applicable counterparties under any Terminated Service Contracts for the Yacht Club Property providing notice of the termination of such Terminated Service Contracts (to the extent not delivered prior to the Closing Date);

(xvii) evidence that all Terminated Service Contracts for the Yacht Club Property have been terminated effective as of Closing and that all costs, expenses, penalties, premiums and other amounts payable thereunder have been paid in full;

(xviii) copies of all Organizational Documents of Yacht Club Owner, certified by Seller as the true, correct and complete;

(xix) an updated rent roll for the Yacht Club Property, in substantially the same form as the rent roll attached hereto as Schedule 5, and prepared no more than three (3) days prior to the Scheduled Closing Date, certified by Seller to be true, correct and complete as of the date thereof (the “Updated Yacht Club Rent Roll”; together with the Updated 1001 Brickell Rent Roll, collectively, the “Updated Rent Roll”); )

(xx) if required pursuant to Section 10 of this Agreement, copies of the YC Termination Notices not previously delivered to Buyer;

(xxi) a certificate stating that each representation and warranty set forth herein by Seller is true and correct in all material respects, in substantially the same form as set forth on Exhibit Q attached hereto, duly executed by Yacht Club Seller;

(xxii) evidence that the Existing Intercompany Debt has been paid in full;

(xxiii) if required pursuant to Section 39 of this Agreement, the Definitive Documents (as defined on Schedule 19) duly executed by Yacht Club Seller or its applicable Affiliate; and

(xxiv) such other documents, instruments or agreements required to be executed, acknowledged and/or delivered pursuant to this Agreement or otherwise reasonably required to consummate the Closing of the sale of the Yacht Club Interests pursuant to this Agreement.

(d) Buyer’s Closing Deliveries for the Purchase of the Yacht Club Interests. At or prior to the Closing for the Yacht Club Interests, in addition to the applicable Closing Payment and any other documents required under this Agreement, Buyer, at its sole cost and expense, shall execute and acknowledge, if appropriate, and deliver to Escrow Agent or Yacht Club Seller the following (the “Yacht Club Buyer Closing Documents”):

(i) A counterpart of the Assignment and Assumption of Member Interests;

(ii) a copy of Seller’s counterpart of the Settlement Statement by PDF;

(iii) such evidence as Yacht Club Seller and/or the Title Company may reasonably require as to the authority of Buyer to consummate the Closing, including such documents (such as limited liability company resolutions, corporate resolutions, or partnership authorizations and certified limited liability company, corporate, or partnership formation documents) as are reasonably required by Yacht Club Seller and/or the Title Company evidencing the authorization of the purchase of the Yacht Club Interests by Buyer, provided, however, that if Buyer be required to provide limited liability company operating agreements, partnership agreements or other similar agreements of Buyer or its direct or indirect members or partners, Buyer may provide redacted copies as long as provisions relating to authorization remain unredacted and are acceptable to the Title Company;

(iv) the release by Yacht Club Owner of all claims against each of the officers and directors (if any) of Yacht Club Owner effective as of the Closing Date, in the form of Exhibit H annexed hereto;

(v) An affidavit in the form of Exhibit K hereto, confirming that Buyer is not a Foreign Principal as defined in Florida Statutes Section 692.201;

(vi) [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

(vii) provided that Buyer timely exercises the Seller Financing Option pursuant to Section 39 and Buyer elects to close with Seller Financing, the Definitive Documents (as defined on Schedule 19) duly executed by Buyer or its applicable Affiliates; and

(viii) such other documents, instruments or agreements required to be executed, acknowledged and/or delivered pursuant to this Agreement or otherwise reasonably required to consummate the Closing of the sale of the Yacht Club Interests pursuant to this Agreement.

SECTION 10. Seller’s Covenants Pending Closing

Between the Effective Date and the Closing Date or earlier termination of this Agreement, the following shall apply:

(a) Operating the Property. Subject to the terms and provisions of this Section 10, Seller shall use commercially reasonable efforts to cause Owner to operate and maintain the Property in a manner substantially consistent with the manner in which Owner has operated and maintained the Property prior to the date hereof (including, without limitation, the timely payment of all debt service); provided, however, that neither Seller nor the Subsidiaries shall make (or have any obligation to make) any capital improvements, alterations or capital repairs to the Property without Buyer’s prior written consent, except as required by law.

(b) Property Insurance. Seller shall, at its or Owner’s expense, cause Owner to continue to maintain the property insurance maintained by Owner with respect to the Property that is currently in effect as of the Effective Date as disclosed on Schedule 11 attached hereto, evidence of which Seller shall provide to Buyer upon request.

(c)[xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

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(d)[xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

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(e) Service Contracts. Seller shall, and shall cause its applicable Subsidiaries to, perform its material obligations under the Service Contracts (including License and Access Agreements) and provide Buyer with prompt written notice following any amendment or termination of any Service Contracts (including License and Access Agreements). After the date hereof, neither Seller nor Subsidiary shall enter into any new Service Contract (including any new License and Access Agreement) or renew any existing Service Contract (including License and Access Agreements) unless such Service Contract (or License and Access Agreement) is terminable upon sixty (60) days or less notice without any penalty with respect to which Buyer has not received a credit at Closing. If Seller or any Subsidiary enters into any such Service Contract

(including any such License and Access Agreement), then it shall promptly provide written notice thereof to Buyer. For the avoidance of doubt, any such new Service Contract (including any such new License and Access Agreement) shall be deemed a Terminated Service Contract except as otherwise provided under Section 4(f) hereof.

(f)[xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

(g) [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

(h) Florida Sales Tax. Within twenty (20) Business Days following the Effective Date and again twenty (20) Business Days prior to the Scheduled Closing Date, Seller shall request and obtain from the Florida Department of Revenue a Sales Tax Certificate relating to leasing and other similar tax due in connection with the ownership, use and/or operation of the Property (“Sales

Tax”). Seller shall provide Buyer with a copy of each Sales Tax Certificate within five (5) Business Days following Seller’s receipt thereof. If any Sales Tax Certificate indicates that Sales Tax is due, then such Sales Tax shall be deducted on the Settlement Statement and paid from proceeds otherwise due to Seller at the Closing. For the purposes of this Section 10(h), a “Sales Tax Certificate” means a certificate of compliance from the Florida Department of Revenue, within the meaning of Section 213.758(4)(a)1.a., Florida Statutes, and any successor statute thereto with respect to sales tax and any applicable sales surtax as near to the Closing as is reasonably practicable, showing no outstanding sales tax delinquencies and no pending audits of any of Seller’s Sales Tax Reports. Through the Closing Date, Seller shall cause to be collected and remitted all sales tax levied and timely file all required sales tax reports and returns (the “Sales Tax Reports”) pursuant to Chapter 212 of the Florida Statutes with respect to the Property to the State of Florida, Department of Revenue for the months prior to the month of the Closing. Promptly after the Closing, Seller shall pay or cause to be paid to the Florida Department of Revenue all sales tax collected for rent received by the Owner prior to the Closing under the Leases for the month in which the Closing occurs; provided, however, that, if the Closing takes place on the first day of a month, then Buyer shall pay to the Florida Department of Revenue sales tax collected for rent received under the applicable Space Leases for the month in which the Closing occurs. Further, Seller shall be responsible for all sales tax due to the Florida Department of Revenue with respect to such Space Leases for the time period prior to the month of the Closing, except to the extent Buyer collects any sales tax for periods prior to the month of the Closing. This Section 10(h) shall survive the Closing.

(i) Litigation. Seller will advise Buyer, promptly following notice thereof, of any litigation, arbitration, proceeding or administrative hearing (including condemnation) before any Governmental Authority or court which affects Seller, any Subsidiary, or the Property.

(j) Notices. Seller will furnish Buyer with a copy of any notices (or pleadings) regarding any litigation, actions or violations of law, statue, ordinance, regulation or order of any governmental or public authority relating to Seller, any Subsidiary or the Property promptly (but in any event within five (5) Business Days) following Seller’s receipt thereof, but, if received by such date, in no event later than two (2) Business Days prior to the Closing Date.

(k) Organizational Documents; Distributions. Seller shall not and shall not cause or permit any Subsidiary to: (i) amend their respective Organizational Documents, (ii) issue or sell any equity interests, or any options, warrants, convertible securities or other rights of any kind to acquire any equity interests in any Subsidiary, (iii) transfer, assign, pledge, alienate or encumber any of the Interests, the 1001 Brickell Holdings Interests or the 1001 Brickell Owner Interests; or (iv) incur, issue, make or receive any Intercompany Debt, whether as debtor or creditor thereunder. Seller shall cause any Intercompany Debt incurred, issued, made or received by a Subsidiary, whether as debtor or creditor thereunder (including, without limitation, the Existing Intercompany Debt), to be repaid in full or otherwise satisfied and extinguished no later than the Closing Date.

(l) Property. Seller shall not and shall not cause or permit any Subsidiary to: (i) sell to a third party, or to create, incur or suffer to exist any further lien or other encumbrance or to grant any option, pledge, offer, right, right of first refusal or right of first offer with respect to the Property or any part thereof or interest therein, or (ii) grant any easements or rights-of-way affecting the Property or to consent in writing to any change to the zoning or use classification of the Property.

(m) Monthly and Quarterly Financial Statements. Seller shall provide to Buyer true, complete and correct copies of the following (collectively, the “Updated Financial Statements”): (i) within forty-five (45) days following the end of each calendar month (such month, the “Applicable Month”), each Subsidiary’s monthly income and operating statements, trial balance and balance sheet for the Applicable Month; and (ii) solely with respect to the REIT, within forty-five (45) days following the end of each calendar quarter (such quarter, the “Applicable Quarter”), the income and asset tests and related compliance checklists, including, without limitation, reasonable backup used in the preparation of such tests and compliance checklists for the Applicable Quarter.

(n)[xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

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(o) Requirements with Respect to Code Violations. Seller shall use commercially reasonable efforts and shall cause Yacht Club Owner and 1001 Brickell Owner to use commercially reasonable efforts to cure or cause to be cured, prior to Closing, any code enforcement violations applicable to the Yacht Club Property or the 1001 Brickell Property (excluding Must-Cure Items, for which the provisions of Section 5 shall apply) (collectively, “Code Enforcement Violations”), including, without limitation, those violation(s) associated with Code Violation Case No. 00109972. For the avoidance of doubt, so long as Seller, Yacht Club Owner and 1001 Brickell Owner comply with the foregoing covenant set forth in this Section 10(o), Seller shall not be in default hereunder for failure to cure any Code Enforcement Violations as of the Closing Date, nor shall such failure to cure any Code Enforcement Violations excuse Buyer’s obligation to close on the Closing Date so long as Seller provides a credit to Buyer, at Closing, in an amount equal to (i) the face amount of all fines, fees and interest associated with any such uncured Code Enforcement Violations set forth on Exhibit S and (ii) the face amount of all fines, fees and interest associated with any such uncured Code Enforcement Violations first arising after the Effective Date and resulting from any action or omission by Seller or its Affiliates.

(p) Requirements with Respect to Certain Permitted Exceptions. With respect to that certain Easement granted to Florida Power & Light Company, recorded May 21, 1998 in Official Records Book 18114, Page 412 (the “FPL Easement”), Yacht Club Seller agrees to, and shall cause Yacht Club Owner to, use commercially reasonable efforts, promptly after the date hereof, to obtain from Florida Power & Light, prior to Closing, a non-disturbance agreement in recordable form expressly allowing for the improvements currently constructed on the Yacht Club Property over the FPL Easement to remain upon such easement area. With respect to (i) that certain Grant of Easement granted to Comcast, recorded January 4, 2008 in Official Records Book 26142, Page 3666 and (ii) that certain Grant of Easement granted to Comcast, recorded October 11, 2011 in Official Records Book 27854, Page 231, Yacht Club Seller agrees to, and shall cause Yacht Club Owner to, use commercially reasonable efforts, promptly after the date hereof, to cause Comcast to terminate and release such easement agreements of record in accordance with Section 15(f) of that certain Services Agreement dated December 5, 2018 by and between Comcast Cable Communications Management, LLC (“Comcast”) and Yacht Club Owner. For the avoidance of doubt, so long as Yacht Club Seller and Yacht Club Owner comply with the foregoing covenants set forth in this Section 10(p), Seller shall not be in default hereunder for failure of (x) Florida Power & Light to provide the requested non-disturbance agreement or (y) Comcast to provide the requested releases of the historical easement agreements, and the failure of Comcast and/or Florida Power & Light to provide the requested deliverables (in spite of such efforts) shall not be a condition to Buyer’s obligation to close on the Closing Date. Buyer shall reasonably cooperate (at no material cost or expense to Buyer) with Seller in connection with its satisfaction of the covenants set forth in this Section 10(p). Seller shall, from time to time, and promptly following Buyer’s written request therefor, keep Buyer reasonably apprised as to the status of its compliance with the covenants set forth in this Section 10(p).

SECTION 11. Assignment by Buyer

Buyer shall not directly or indirectly assign its rights under this Agreement without first obtaining Seller’s written consent, which consent may be withheld in Seller’s sole and absolute discretion; it being agreed that a transfer of any direct or indirect legal, beneficial or other ownership interest in Buyer shall be deemed to be an indirect assignment of Buyer’s rights under this Agreement. Notwithstanding the foregoing or anything else to the contrary contained herein, Buyer shall have the right, without Seller’s consent, to assign Buyer’s rights and obligations in this Agreement to one or more Affiliates of Buyer so long as (a) Buyer notifies Seller of such assignment (which notice shall contain a certification by Buyer of its ownership of or affiliation with the proposed assignee(s)) at least five (5) Business Days prior to the Closing and concurrently delivers to Seller a copy of the assignment agreement between Buyer and the assignee(s), (b) such assignment shall not relieve Buyer from any of its obligations under this Agreement, and (c) the assignee(s) shall assume all of Buyer’s obligations under this Agreement on a joint and several basis with Buyer. For purposes of clarity, an assignee hereunder shall be deemed to be an Affiliate of Buyer if one or more Buyer Control Parties, directly and/or indirectly, Controls such assignee, which may include Control by one or more Buyer Control Parties jointly with other Persons who are not Buyer Control Parties. Any assignment made in violation of this Section 11 shall be null and void.

SECTION 12. Destruction; Condemnation

(a) General. Prior to Closing, Seller shall promptly (but in no event later than the Scheduled Closing Date) provide Buyer with written notice of any loss or damage affecting the applicable Property (or any portion thereof) due to a casualty or condemnation or if same shall become the subject of a pending condemnation of which Seller or any Subsidiary has received written notice. Such notice shall include a detailed description of the portion of the Property affected thereby and an estimate of the cost to repair and restore such loss or damage and the time required for same. Upon Closing, full risk of loss with respect to the Property shall pass to Buyer.

(b) Minor Loss or Damage. In the event of loss or damage affecting a Property or any portion thereof that is not a Major Loss or Damage, this Agreement shall remain in full force and effect, provided Seller shall (or Seller shall cause its applicable Subsidiaries to), at Closing, (x) credit to Buyer the amount of any outstanding deductible with respect to any loss or damage, which credit shall not exceed the actual cost to repair the applicable Property, and the cost of repair for any uninsured damage or destruction (if any), and (y) assign by a written instrument in form and substance reasonably approved by Buyer (and, if applicable, credit with respect to claims and proceeds actually received by Seller or a Subsidiary prior to the Closing Date) to Buyer (or its designee) all of Seller’s and each Subsidiary’s right, title and interest to any claims and proceeds Seller and its Subsidiaries may have with respect to any insurance policies (including any business or rent interruption insurance attributable to the period following the Cutoff Time) or condemnation awards relating to the applicable Property (and with respect to any proceeds collected by Seller or any Subsidiary that are credited, less (without duplication) any reasonable out-of-pocket costs (including reasonable attorneys’ fees) actually incurred by Seller to collect such proceeds and any portion of such proceeds that Seller uses to make temporary or emergency repairs to the applicable Property that Seller deems to be reasonable).

(c) Major Loss or Damage. Unless as a result of any action(s) of Buyer or any of Buyer’s Representatives, in the event of a “Major Loss or Damage” affecting a Property or any portion thereof, Buyer may terminate this Agreement in its entirety by sending written notice thereof to Seller within ten (10) Business Days after Seller sends Buyer written notice of the occurrence of a Major Loss or Damage (it being agreed that the Scheduled Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election), in which event (i) this Agreement shall terminate in its entirety upon the giving of such notice, (ii) thereafter neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder except to the extent that any obligation or liability set forth herein expressly survives termination of this Agreement, and (iii) the Deposit shall be returned to Buyer. If Buyer does not elect to terminate this Agreement within such ten (10) Business Day period, then Buyer shall be deemed to have elected to proceed with the Closing. If Buyer elects or is deemed to have elected to proceed with the Closing, then, in such event, Seller shall (or Seller shall cause its applicable Subsidiaries to), at Closing, (x) credit to Buyer the amount of any outstanding deductible with respect to any loss or damage, which credit shall not exceed the actual cost to repair the applicable Property, and any the cost of repair for any uninsured damage or destruction, and (y) assign by a written instrument in form and substance reasonably approved by Buyer (and, if applicable, credit with respect to claims and proceeds actually received by Seller or a Subsidiary prior to the Closing Date) to Buyer (or its designee) all of Seller’s and each Subsidiary’s right, title and interest to any claims and proceeds Seller and its Subsidiaries may have with respect to any insurance policies (including any business or rent interruption insurance attributable to the period following the Cutoff Time) or condemnation awards relating to the applicable Property (and with respect to any proceeds collected by Seller or any Subsidiary that are credited, less (without duplication) any reasonable out-of-pocket costs (including reasonable attorneys’ fees) actually incurred by Seller to collect such proceeds and any portion of such proceeds that Seller uses to make temporary or emergency repairs to the applicable Property that Seller deems to be reasonable). For avoidance of doubt, any termination of this Agreement by Buyer shall terminate this Agreement in its entirety and not in part.

(d) Definition of “Major Loss or Damage”. For the purposes of this Section 12, “Major Loss or Damage” with respect to the applicable Property refers to the following: (i) loss or damage to the applicable Property or any portion thereof that either (1) is uninsured (unless Seller elects to credit Buyer at Closing for the amount of the uninsured loss or damage) or (2) is insured, and in either instance the cost of repairing or restoring the applicable Property (or such portion) to a condition substantially identical to that of the applicable Property (or such portion) prior to the event of loss or damage would be, in the opinion of an architect or construction consultant selected by Seller and reasonably approved by Buyer, equal to or greater than [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]; or (ii) any loss due to a condemnation of the applicable Property (or any portion thereof) which decreases the value of the applicable Property by more than [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxx].

(e) Settlements. In no event shall Seller or the Subsidiaries agree to any compromise or settlement with their insurance companies with respect to any casualty (other than with respect to damage due to a casualty which Seller shall, at its sole cost, repair prior to the Scheduled Closing Date) or with the condemning authority in respect of such matter, in either case, without Buyer’s prior written consent; it being agreed that Borrower shall have the sole right after Closing to negotiate, compromise and settle with all insurance companies and condemning authorities in respect of all such matters.

SECTION 13. Defaults and Remedies

(a) Seller’s Pre-Closing Default. If Seller (i) defaults under this Agreement on the Scheduled Closing Date by failing or refusing to effectuate the Closing in accordance with the terms of this Agreement, or (ii) defaults in any other material respect prior to the Scheduled Closing Date, (including a material breach of Seller’s representations or warranties under this Agreement other than those representations or warranties by Seller that were true and correct as of the Effective Date and became untrue following the Effective Date as a result of (1) any action by Seller or any of its Affiliates undertaken in order to (a) comply with applicable law (provided such action resulted in such legal compliance), (b) prevent or otherwise cure any default or otherwise comply with the terms of under a Space Lease (provided such action resulted in, as applicable, the prevention or cure of such default or such compliance) or (c) prevent or otherwise cure any default under or otherwise comply with the terms of any Service Contracts, loan documents placed in the Data Room or Permitted Exceptions (provided such action resulted in, as applicable, the prevention or cure of such default or such compliance), (2) any action or omission by a Person other than Seller or any of its Affiliates or (3) any action or omission expressly permitted under this Agreement) and such default is not cured by the earlier of the Scheduled Closing Date and ten (10) Business Days after receipt of written notice from Buyer with respect thereto (as such cure period may be extended if such default cannot reasonably be cured within such initial cure period) (for clarity, Seller shall have no right to cure defaults under this clause (ii) with respect to obligations required to be performed by Seller on the Scheduled Closing Date), then Buyer shall be entitled, as its sole remedies, to elect one of the following: (x) terminate this Agreement in its entirety and not in part, and receive the return of the Deposit together with a reimbursement from Seller for Buyer’s out-of-pocket costs and expenses in connection herewith (not to exceed [xxxxxxxxxxxxxxx] in total (the “Out-of-Pockets Cap”)), following which no party hereto shall have any further rights, duties, obligations or liabilities under this Agreement except for those rights, duties, obligations and liabilities that are expressly stated to survive the termination of this Agreement, (y) enforce specific performance of Seller’s obligations under this Agreement (in which event Seller will not be entitled to a reimbursement of its out-of-pocket costs and expenses except as described in this Section 13(a) below and subject to Section 32(c) hereof) or (z) waive in writing such default and proceed to the Closing without abatement of the Purchase Price. Without limiting the other provisions of this Agreement (including, without limitation, Buyer’s rights in the last sentence of this Section 13(a)), Buyer expressly waives its right to seek damages of any kind in the event Seller defaults under this Agreement at or prior to Closing. If Buyer does not expressly elect a remedy set forth above, and Buyer fails to file suit for specific performance against Seller in a court of competent jurisdiction on or before the date that is forty-five (45) days following the Scheduled Closing Date, then Buyer shall be deemed to have elected the remedy set forth in clause (x) above. Nothing contained in this Section 13(a) shall limit Buyer’s right against Seller either by reason of any indemnity obligations of Seller to Buyer expressly stated in this Agreement to survive the termination of this Agreement or the Closing or to enforce Seller’s obligation under Section 32(c) hereof to pay to Buyer all of Buyer’s reasonable out-of-pocket costs and expenses (including reasonable counsel fees and court costs) in enforcing the provisions of this Section 13(a). Notwithstanding anything to the contrary contained herein, if the remedy of specific performance is not available for any reason whatsoever (other than due to the failure by Buyer to file suit for specific performance by no later than the date that is forty-five (45) days following the Scheduled Closing Date), then Buyer shall have the right to receive a return of the Deposit, the right to be reimbursed from Seller for Buyer’s out-of-pocket costs and expenses in connection herewith (subject to Section 32(c) hereof, not to exceed the Out-of-Pockets Cap in total) and the right to seek and receive all of its damages, at law or in equity, resulting from such default.

(b) Buyer’s Pre-Closing Default. If Buyer (i) defaults under this Agreement on the Scheduled Closing Date by failing to effectuate the Closing (including making the Closing Payment) in accordance with the terms of this Agreement, or (ii) defaults in any other material respect prior to the Scheduled Closing Date and such default is not cured by the earlier of the Scheduled Closing Date and ten (10) Business Days after receipt of written notice from Seller with respect thereto (as such cure period may be extended if such default cannot reasonable be cured within such initial cure period) (other than with respect to delivering the Initial Deposit, the First Extension Deposit or the Second Extension Deposit to Escrow Agent, for which there shall not be any notice and cure period), then Seller shall be entitled, as its sole and exclusive remedy at law or in equity, to (y) terminate this Agreement in its entirety (and not in part) and recover the Deposit as liquidated damages (and not as a penalty), in full satisfaction of Seller’s claims against Buyer hereunder or (z) waive in writing such default and proceed to the Closing. Seller and Buyer agree that Seller’s damages resulting from Buyer’s default are difficult, if not impossible, to determine and the Deposit is a fair and reasonable estimate of those damages that Seller may suffer, and the amount of the Deposit has been agreed to in an effort to cause the amount of such damages to be certain. Nothing contained in this Section 13(b) shall limit (x) Seller’s right against Buyer by reason of any indemnity obligations of Buyer to Seller expressly stated in this Agreement to survive the termination of this Agreement or the Closing (including the indemnity obligations of Seller pursuant to Section 16 hereof) or (y) the right of Seller to enforce Buyer’s obligation under Section 32(c) hereof to pay to Seller all of Seller’s reasonable out-of-pocket costs and expenses (including reasonable counsel fees and court costs) in enforcing the provisions of this Section 13(b).

(c) Post-Closing Defaults of Buyer and Seller. If Buyer or Seller defaults under this Agreement after the Closing with respect to any obligation of Buyer or Seller first arising after, and surviving, the Closing, then Buyer (if Seller is the defaulting party) and Seller (if Buyer is the defaulting party) shall have all rights and remedies available to Buyer against Seller, and Seller against Buyer, as applicable, hereunder (including the provisions of Section 16 hereof), and neither Section 13(a) or 13(b) hereof shall apply.

SECTION 14. Seller’s Representations and Warranties

(a) Representations and Warrantees Regarding Seller. Each of 1001 Brickell Seller and Yacht Club Seller, jointly and severally, hereby represents and warrants to Buyer solely as to the following matters, each of which is so warranted to be true and correct as of the Effective Date and as of the Closing Date (except where stated to be as of the Effective Date):

(i) Yacht Club Seller is, and at the Closing shall be, a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

(ii) 1001 Brickell Seller is, and at the Closing shall be, a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

(iii) 1001 Brickell Seller is the sole record and beneficial owner and holder of the REIT Interests, with all rights to vote such interests, free and clear of any mortgage, pledge, lien, charge or encumbrance or other options, calls, puts, subscriptions, warrants, assessments, redemption rights, rights of first offer or refusal or other rights of any Person to purchase or vote any of the REIT Interests or to acquire any interests therein of any kind or nature or that may entitle it to the issuance of any ownership interests in REIT, except this Agreement and a proxy with respect to the Preferred Stock (the “Preferred Shares Proxy”) held by William A. McGugin (the “Preferred Proxy Holder”), a sample copy of which has been made available to Buyer in the Data Room. There are no voting agreements, proxies or other similar agreements or understandings with respect to the equity interests of the REIT, other than the Preferred Shares Proxy. The REIT Interests comprise 100% of the equity interests in the REIT, other than the Preferred Stock, and there are no other direct legal or beneficial interests in the REIT, other than the Preferred Stock. 1001 Brickell Seller has not transferred, conveyed, assigned, sold, pledged, mortgaged, hypothecated or otherwise transferred or granted a lien or security interest in the REIT Interests. None of the REIT Interests are certificated. The REIT Interests have been duly authorized and are validly issued, fully paid and non-assessable and have not been issued and were not issued in violation of any preemptive or other similar right.

(iv) Yacht Club Seller is the sole record and beneficial owner and holder of the Yacht Club Interests, with all rights to vote such interests, free and clear of any mortgage, pledge, lien, charge or encumbrance or other options, calls, puts, subscriptions, warrants, assessments, redemption rights, rights of first offer or refusal or other rights of any Person to purchase or vote any of the Yacht Club Interests or to acquire any interests therein of any kind or nature or that may entitle it to the issuance of any ownership interests in Yacht Club Owner, except this Agreement. There are no voting agreements, proxies or other similar agreements or understandings with respect to the equity interests of Yacht Club Owner. The Yacht Club Interests comprise 100% of the equity interests in Yacht Club Owner, and there are no other direct legal or beneficial interests in Yacht Club Owner. Yacht Club Seller has not transferred, conveyed, assigned, sold, pledged, mortgaged, hypothecated or otherwise transferred or granted a lien or security interest in the Yacht Club Interests. None of the Yacht Club Interests are certificated. The Yacht Club Interests have been duly authorized and are validly issued, fully paid and non-assessable and have not been issued and were not issued in violation of any preemptive or other similar right.

(v) Upon transfer to Buyer at the Closing of the Interests, and upon Buyer’s payment of the Purchase Price in accordance with this Agreement, Buyer will acquire the Interests free and clear of any mortgage, pledge, lien, charge or encumbrance or other options, calls, subscriptions, warrants, assessments, rights of first offer or refusal or other rights of any Person to purchase or vote any of the Yacht Club Interests or to acquire any interests therein of any kind or nature, except for restrictions on transfer imposed under applicable securities laws or as otherwise set forth in the applicable Owner’s Organizational Documents.

(vi) Seller (and each Subsidiary, as applicable) has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and under all documents contemplated hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and all documents contemplated hereunder to be executed, delivered and performed by or on behalf of Seller, and the consummation by Seller (and each Subsidiary, as applicable) of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate, limited liability company or partnership action, as the case may be, on the part of Seller and each applicable Subsidiary. This Agreement has been, and as of the Closing Date all documents contemplated hereunder to be executed and delivered by Seller have been, duly executed and delivered by Seller and each applicable Subsidiary and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(vii) Seller’s execution and delivery of this Agreement and the documents and instruments to be executed and delivered by Seller on the Closing Date, and the performance by Seller (including with respect to the 1001 Brickell Companies, Yacht Club Owner and the Property) of its duties and obligations under this Agreement and such other documents and instruments in accordance with its and their terms, are consistent with, and do not violate the Organizational Documents of Seller, any 1001 Brickell Company or Yacht Club Owner, or any contract or other instrument to which Seller, any 1001 Brickell Company or Yacht Club Owner is a party, or any law, order, judgment, injunction, award or decree of any court or arbitration body, by or to which Seller, any 1001 Brickell Company, any Owner or the Property are or may be bound or subject.

(viii) Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Code.

(ix) Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed a petition for voluntary bankruptcy or filed a petition or answer seeking reorganization or any arrangement or composition, extension, or readjustment of its indebtedness, (iii) consented, in any creditor’s proceeding, to the appointment of a receiver or trustee of Seller or any of its property or any part thereof, or (iv) been named as a debtor in an involuntary bankruptcy proceeding or received a written notice threatening the same. Seller is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Seller insolvent. No general assignment of the property of Seller has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Seller or any of its property.

(x) Except for this Agreement, Seller has not granted to any Person any option or other right to purchase the Property or any direct or indirect interest therein or any part thereof.

(xi) There are no lawsuits, arbitrations, governmental investigations or other legal proceedings pending before any court or Governmental Authority or threatened in writing

(1) which affect the Interests or, if adversely determined, would prevent Seller or any Subsidiary from entering into this Agreement or performing its material obligations under this Agreement on the Closing Date or (2) except as set forth on Schedule 8 annexed hereto, against any Subsidiary. Except as disclosed in the Data Room, neither Seller nor any Subsidiary has received written notice from any Governmental Authority having jurisdiction over Seller or any Subsidiary as to the violation (which remains uncured) of any applicable federal, state or local laws by Seller or any Subsidiary.

(xii) Seller (a) does not appear on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury, or any other relevant and applicable regulation or executive order administered by the Office of Foreign Assets Control of the United States Department of the Treasury, (b) is not a Person with which a transaction is prohibited by Executive Order 13224, the USA PATRIOT Act, the Trading with the Enemy Act or the foreign asset control regulations of the United States Treasury Department, (such as the list of boycotting countries published by the U.S. Department of Treasury pursuant to Code §999(a)(3)) or by any other list of restricted parties maintained by the U.S. federal government, in each case as amended from time to time, (c) is not Controlled by any Person described in the foregoing items (a) or (b), (d) is not a Person having its principal place of business, or the majority of its business operations (measured by revenues), located in any country described in the foregoing item (b), (e) is not a Person that has been previously indicted for or convicted of any violation of criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or money laundering, including any offense under the criminal laws against terrorism, the criminal laws against money laundering, the Bank Secrecy Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended or the USA PATRIOT Act, and (f) is not a Person that could otherwise cause Buyer to be in violation of applicable anti-money laundering, economic sanctions, anti-bribery, anti-boycott, anti-terrorism laws, rules, regulations, directives or special measures.

(xiii) Seller is not and is not acting on behalf of: (i) an “employee benefit plan” as defined in Section 3(3) of ERISA/the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “plan” as defined in Section 4975 of the Code, that is subject to Section 4975 of the Code, (iii) an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA, of any such employee benefit plan or plan, or (iv) a “governmental plan” within the meaning of Section 3(32) of ERISA.

(xiv) Neither Seller nor any of its Affiliates, nor any of their respective partners, members, shareholders or other equity owners having a “controlling interest” in Seller (as defined in Section 287.138(1)(a), Florida Statutes) is, nor have they ever been, a person or entity prohibited from owning or acquiring (whether by transfer, devise, purchase, grant or otherwise) real property in the State of Florida in violation of Florida Statutes, Sections 692.202, 692.2023 and 692.204).

(b) Representations and Warrantees Regarding the 1001 Brickell Companies and Yacht Club Owner. Each of 1001 Brickell Seller and Yacht Club Seller, jointly and severally, hereby represents and warrants to Buyer solely as to the following matters, each of which is so warranted to be true and correct as of the Effective Date and as of the Closing Date (except where stated to be as of the Effective Date):

(i) Yacht Club Owner is, and at the Closing shall be, a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and duly qualified to transact business in the State of Florida, and has all requisite power and authority to own and operate the Yacht Club Property as currently owned and operated. Since its formation, Yacht Club Owner’s name has always been “Aimco Yacht Club at Brickell, LLC”.

(ii) Each of 1001 Brickell Holdings and 1001 Brickell Owner is, and at the Closing shall be, a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. 1001 Brickell Owner is, and at the Closing shall be, duly qualified to transact business in the State of Florida, and has all requisite power and authority to own and operate the 1001 Brickell Property as currently owned and operated. Since its formation, 1001 Brickell Owner’s name has always been “1001 Brickell Owner, LLC”, except for the period of time from its formation until its name change effective January 1, 2021 pursuant to the Certificate of Merger, during which period 1001 Brickell Owner’s name was “Brickell REIT Merger Sub, LLC”. 1001 Brickell Owner is the successor by merger to BBT SPE effective January 1, 2021 pursuant to the Certificate of Merger.

(iii) REIT is, and at the Closing shall be, a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.

(iv) REIT is the sole record and beneficial owner and holder of the issued and outstanding limited liability company membership interests in 1001 Brickell Holdings (the “1001 Brickell Holdings Interests”), with all rights to vote such interests, free and clear of any mortgage, pledge, lien, charge or encumbrance or other options, calls, puts, subscriptions, warrants, assessments, redemption rights, rights of first offer or refusal or other rights of any Person to purchase or vote any of the 1001 Brickell Holdings Interests or to acquire any interests therein of any kind or nature or that may entitle it to the issuance of any ownership interests in 1001 Brickell Holdings. There are no voting agreements, proxies or other similar agreements or understandings with respect to the equity interests of 1001 Brickell Holdings. The 1001 Brickell Holdings Interests comprise 100% of the equity interests in 1001 Brickell Holdings, and there are no other direct legal or beneficial interests in 1001 Brickell Holdings. REIT has not transferred, conveyed, assigned, sold, pledged, mortgaged, hypothecated or otherwise transferred or granted a lien or security interest in the 1001 Brickell Holdings Interests. None of the 1001 Brickell Holdings Interests are certificated. The 1001 Brickell Holdings Interests have been duly authorized and are validly issued, fully paid and non-assessable and have not been issued and were not issued in violation of any preemptive or other similar right.

(v) 1001 Brickell Holdings is the sole record and beneficial owner and holder of the issued and outstanding limited liability company membership interests in 1001 Brickell Owner (the “1001 Brickell Owner Interests”), with all rights to vote such interests, free and clear of any mortgage, pledge, lien, charge or encumbrance or other options, calls, puts, subscriptions, warrants, assessments, redemption rights, rights of first offer or refusal or other rights of any Person to purchase or vote any of the 1001 Brickell Owner Interests or to acquire any interests therein of any kind or nature or that may entitle it to the issuance of any ownership interests in

1001 Brickell Owner. There are no voting agreements, proxies or other similar agreements or understandings with respect to the equity interests of 1001 Brickell Owner. The 1001 Brickell Owner Interests comprise 100% of the equity interests in 1001 Brickell Owner, and there are no other direct legal or beneficial interests in 1001 Brickell Owner. Other than with respect to its interests in 1001 Brickell Owner which have been pledged to its existing mortgage lender (and which pledge shall be released at Closing), 1001 Brickell Holdings has not transferred, conveyed, assigned, sold, pledged, mortgaged, hypothecated or otherwise transferred or granted a lien or security interest in the 1001 Brickell Owner Interests. Other than with respect to 1001 Brickell Holdings’ interests in 1001 Brickell Owner, which have been certificated and shall be delivered to Buyer at Closing, none of the 1001 Brickell Owner Interests are certificated. The 1001 Brickell Owner Interests have been duly authorized and are validly issued, fully paid and non-assessable and have not been issued and were not issued in violation of any preemptive or other similar right.

(vi) REIT does not own, or have any interest in, capital stock, membership interest or other equity interest of any Person other than the 1001 Brickell Holdings Interests and the issued and outstanding stock in TRS. The 1001 Brickell Holdings Interests and the stock of the TRS are the sole assets of REIT.

(vii) 1001 Brickell Holdings does not own, or have any interest in, capital stock, membership interest or other equity interest of any Person other than the 1001 Brickell Owner Interests. The 1001 Brickell Owner Interests owned by 1001 Brickell Holdings are the sole asset of 1001 Brickell Holdings.

(viii) 1001 Brickell Owner does not own, or have any interest in, capital stock, membership interest or other equity interest of any Person. The 1001 Brickell Property and the rents and proceeds thereof (and interests related thereto including the applicable Bank Accounts) are the sole assets of 1001 Brickell Owner.

(ix) Yacht Club Owner does not own, or have any interest in, capital stock, membership interest or other equity interest of any Person. The Yacht Club Property and the rents and proceeds thereof (and interests related thereto including the applicable Bank Accounts) are the sole assets of Yacht Club Owner.

(x) True, complete and correct copies of each Subsidiary’s (i) unaudited balance sheets for the calendar years 2022 and 2023 and the related statements of income for the years ending on December 31, 2022 and December 31, 2023, (ii) the unaudited balance sheet of each Subsidiary as of September 30, 2024 (the “Balance Sheet Date”) and the related statement of income for the nine (9)-month period then ended have been delivered to Buyer in the Data Room (collectively, the “Financial Statements”) and (iii) as of the Closing Date, the Updated Financial Statements. The Financial Statements and Updated Financial Statements fairly, completely and accurately present, in accordance with generally accepted accounting principles (“GAAP”), each Subsidiary’s financial condition and the results and cash flows of its operations as of the applicable dates of each such Financial Statement for the periods covered thereby. No Subsidiary has liabilities required to be reflected on a balance sheet prepared in accordance with GAAP except (i) those disclosed on Exhibit I annexed hereto, (ii) those which are adequately reflected or reserved against in the Financial Statements as of the Balance Sheet Date; and (iii) those which have been incurred in the ordinary course of business since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount. Except for debts, liabilities and obligations that are fully reflected in the Financial Statements or that were incurred in the ordinary course of business since the Financial Statements were issued, no Subsidiary has any material (individually or in the aggregate) debts, liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by any accounting principles used by, or applicable to, such Subsidiary to be set forth on its balance sheet or in the notes thereto. As of the Effective Date, no Subsidiary (1) has any currently outstanding indebtedness, liabilities or obligations to another Subsidiary, a Seller or any Affiliate of a Seller or (2) has made a loan to, or received a promissory note or other debt instrument as the creditor or lender thereunder from, another Subsidiary, a Seller or any Affiliate of a Seller ((1) and (2) collectively, “Intercompany Debt”), other than that certain loan made by the REIT to Yacht Club Seller in the principal amount of $54,000,000.00 made on October 31, 2022 pursuant to that certain Promissory Note dated October 31, 2022 made by Yacht Club Seller for the benefit of the REIT, as amended by that certain Amendment to Promissory Note dated October 31, 2022, and as secured by that certain Ownership Interest Pledge Agreement dated October 31, 2022 by Yacht Club Seller, as pledgor, and the REIT, as pledgee, pledging all of Yacht Club Seller’s membership interests in Yacht Club Owner (collectively, the “Existing Intercompany Debt”). As of the Closing Date, no Subsidiary has any currently outstanding Intercompany Debt, whether as debtor or creditor thereunder.

(xi) The minute books and other similar corporate records of the REIT, true, correct and complete copies of which have been delivered to Buyer in the Data Room, contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the REIT. The stock transfer ledgers and other similar records of the REIT, true, correct and complete copies of which have been delivered to Buyer in the Data Room, reflect in all respects all record transfers prior to the execution of this Agreement in the common stock of the REIT. The limited liability company records of each Owner and of 1001 Brickell Holdings, true, correct and complete copies of which have been delivered to Buyer in the Data Room, contains a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the members and the managers of each such Person.

(xii) Other than as set forth on Schedule 16, there are no accrued and unpaid dividends on the Preferred Stock. Based information provided by the Preferred Proxy Holder, Schedule 16 identifies the issued and outstanding Preferred Stock and the record owners thereof as of the date set forth thereon.

(xiii) None of the 1001 Brickell Companies or Yacht Club Owner has (i) made a general assignment for the benefit of creditors, (ii) filed a petition for voluntary bankruptcy or filed a petition or answer seeking reorganization or any arrangement or composition, extension, or readjustment of its indebtedness, (iii) consented, in any creditor’s proceeding, to the appointment of a receiver or trustee of any of the 1001 Brickell Companies or Yacht Club Owner or any of its property or any part thereof, or (iv) been named as a debtor in an involuntary bankruptcy proceeding or received a written notice threatening the same. Each of the 1001 Brickell Companies and Yacht Club Owner is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render any of the 1001 Brickell Companies or Yacht Club Owner

insolvent. No general assignment of the property of each of the 1001 Brickell Companies or Yacht Club Owner has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for any of the 1001 Brickell Companies or Yacht Club Owner or any of its property.

(xiv) Except for this Agreement, none of the 1001 Brickell Companies or Yacht Club Owner, nor any of their respective Affiliates, has granted to any Person any option or other right to purchase the Property or any direct or indirect interest therein or any part thereof.

(xv) Exhibit J-1 is a true and correct organizational chart for 1001 Brickell Owner. Exhibit J-2 is a true and correct organizational chart for Yacht Club Owner. Exhibit J-3 is a true and correct organizational chart for TRS.

(xvi) There is no litigation, claims, suits, actions, arbitration, proceedings, judgments, orders, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) existing, pending or to Seller’s knowledge threatened in writing with respect to the Property or any of the 1001 Brickell Companies or Yacht Club Owner, other than as set forth on Schedule 8.

(xvii) Each of the 1001 Brickell Companies and Yacht Club Owner (a) does not appear on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury, or any other relevant and applicable regulation or executive order administered by the Office of Foreign Assets Control of the United States Department of the Treasury, (b) is not a Person with which a transaction is prohibited by Executive Order 13224, the USA PATRIOT Act, the Trading with the Enemy Act or the foreign asset control regulations of the United States Treasury Department, (such as the list of boycotting countries published by the U.S. Department of Treasury pursuant to Code §999(a)(3)) or by any other list of restricted parties maintained by the U.S. federal government, in each case as amended from time to time, (c) is not Controlled by any Person described in the foregoing items (a) or (b), (d) is not a Person having its principal place of business, or the majority of its business operations (measured by revenues), located in any country described in the foregoing item (b), (e) is not a Person that has been previously indicted for or convicted of any violation of criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or money laundering, including any offense under the criminal laws against terrorism, the criminal laws against money laundering, the Bank Secrecy Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended or the USA PATRIOT Act, and (f) is not a Person that could otherwise cause Buyer to be in violation of applicable anti-money laundering, economic sanctions, anti-bribery, anti-boycott, anti-terrorism laws, rules, regulations, directives or special measures.

(xviii) Each of the 1001 Brickell Companies and Yacht Club Owner has at all times since its formation and thereafter satisfied each of the following conditions: (A)it has not engaged in any business or activity, other than the ownership, financing, operation, management, and maintenance of the Property and activities incidental thereto; (B) it has not acquired, owned, held, leased, operated, managed, maintained, developed or improved any tangible assets other than the Property and improvements related to the operation of the Property; (C) other than as set forth on the organizational charts attached hereto as Exhibit J-1, Exhibit J-2 and Exhibit J-3, it has not owned any subsidiary or made any investment in, any other Person; (D) (1) it has not assumed or guaranteed the debts or obligations of any other Person (other than Owner), (2) held itself out to be responsible for the debts of another Person (other than Owner), (3) pledged its assets to secure the obligations of any other Person or otherwise pledged its assets for the benefit of any other Person (other than a pledge made to secure a loan made to Owner), or (4) held out its credit as being available to satisfy the obligations of any other Person other than Owner; and (5) it has had, and has, no employees.

(xix) Seller has provided Buyer in the Data Room with true, correct and complete copies of the Organizational Documents of the 1001 Brickell Companies and Yacht Club Owner, all of which are listed on Schedule 9 annexed to this Agreement. Such Organizational Documents are the only agreements and/or instruments, oral or written, governing the formation, ownership, management, governance and existence of the 1001 Brickell Companies and Yacht Club Owner or among the holders of legal or beneficial interests in the 1001 Brickell Companies and Yacht Club Owner. Such Organizational Documents have not been amended, amended and restated, modified, supplemented or assigned (except as provided in the Data Room and identified on Schedule 9 annexed to this Agreement) and are in full force and effect. No Person has any voting or management rights with respect to (w) REIT other than 1001 Brickell Seller, (x) Yacht Club Owner other than Yacht Club Seller, (y) 1001 Brickell Owner other than 1001 Brickell Holdings, and (z) 1001 Brickell Holdings other than REIT and any Person designated by a corporate service provider pursuant to a staffing agreement or similar document (relating to independent members, independent managers, independent directors, springing members and/or similar parties) between the applicable Owner and a corporate service provider, all of which are listed on Schedule 9 annexed to this Agreement.

(xx) Schedule 12 sets forth a correct and complete list of all Bank Accounts and each trust company, savings institution, brokerage firm, mutual fund or other financial institution with which a 1001 Brickell Company or Yacht Club Owner has a Bank Account.

(xxi) None of Seller or any Subsidiary (a) has or has ever had any employees and/or (b) is a party to any union contracts, collective bargaining agreements, labor agreements or employee benefit plans with respect to the use or operation of the Property. There are no union agreements affecting the Property, and no union employees who are employed in connection with the use, management, maintenance or operation of the Property, in each case, with respect to which any Subsidiary shall have any obligation or liability following the Closing.

(xxii) Except for the items identified on Schedule 13 attached hereto (the “Existing Contracts”), there are no contracts, agreements or other documents binding on or entered into by 1001 Brickell Holdings or REIT that remain in effect. True, correct and complete copies of all Existing Contracts in Seller’s or any Subsidiary’s possession have been made available to Buyer in the Data Room.

(c) Representations and Warrantees Regarding the Property. Each of 1001 Brickell Seller and Yacht Club Seller, jointly and severally, hereby represents and warrants to Buyer solely as to the following matters, each of which is so warranted to be true and correct as of the Effective Date (except where stated to be as of the Closing Date) and true and correct in all material respects as of the Closing Date (except where stated to be as of the Effective Date, to the extent resulting from any actions of Buyer or resulting from changes in facts that are expressly permitted by this Agreement):

(i) To Seller’s knowledge, no condemnation proceedings affecting the Property, or any part thereof, are pending or have been threatened in writing.

(ii) There are no Space Leases other than as set forth in Schedule 5 attached hereto. There are no License and Access Agreements other than as set forth in Schedule 14 attached hereto or as otherwise set forth on the Rent Roll. Seller has delivered or made available to Buyer in the Data Room (i) copies of each Space Lease for the Yacht Club Property in Seller’s possession and (ii) true, complete and correct copies of each License and Access Agreement. To Seller’s Knowledge, none of the Space Leases for the Yacht Club Property have been modified, amended, assigned, extended, renewed or supplemented (whether orally or in writing) except for the copies thereof in the Data Room. None of the License and Access Agreements have been modified, amended, assigned, extended, renewed or supplemented (whether orally or in writing) except for the copies thereof in the Data Room and which are also listed on Schedule 14 with respect to License and Access Agreements. Except as set forth in Schedule 7 attached hereto, as of the Effective Date, Owner has not given or received any written notice of a material default under any of the Space Leases (excluding any default notices as to which the default referenced therein has been cured). No Tenant has or has asserted any claim against Seller or any Subsidiary for the return of any security deposit that remains outstanding. Except as set forth in Schedule 7 attached hereto, as of the Effective Date there are no outstanding Leasing Costs with respect to any Space Lease that have not been paid in full by Owner. As of the Closing Date, there are no outstanding Leasing Costs with respect to any Space Lease that have not been paid in full by Owner or that are not credited against the Closing Payment.

(iii) The only agreements for the payment of unpaid leasing commissions in connection with the existing Space Leases are those listed on Schedule 7 annexed hereto. Other than as set forth on Schedule 7, there are no brokerage commissions due in connection with any of the existing Space Leases. All brokerage commissions payable in connection with the existing Space Leases have been or will be paid in full by Owner prior to the Closing (either directly or by credit to Buyer).

(iv) Except for the Service Contracts identified on Schedule 6 attached hereto (the “Existing Service Contracts”), as of the Effective Date there are no Service Contracts in effect. True, correct and complete copies of all Existing Service Contracts in Seller’s or Owner’s possession have been made available to Buyer in the Data Room. To Seller’s Knowledge, as of the Effective Date neither Seller nor Owner is in default under any of the Existing Service Contracts. As of the Closing Date, neither Seller nor Owner is in default under any of the Non-Terminable Service Contracts.

(v) The rent roll (the “Rent Roll”) attached hereto as Schedule 5 is the Rent Roll used by Owner in the ordinary course of business as of the Effective Date. As of the Effective Date, the Rent Roll and, as of the Closing Date, the Updated Rent Roll, includes a true, correct and complete list of, without limitation, (a) all Space Leases effective as of the date set forth on the Rent Roll or the Updated Rent Roll, as applicable, (b) with respect to the Rent Roll as of the

Effective Date, to Seller’s Knowledge, the names of tenants pursuant to such Space Leases to which Owner is a direct party or is otherwise bound as landlord thereunder, (c) with respect to the Updated Rent Roll as of the Closing Date, the names of tenants pursuant to such Space Leases to which Owner is a direct party or is otherwise bound as landlord thereunder, (d) the amount, if any, of prepaid rents, and (e) the security deposits required to be held under such Space Leases. No rent has been paid in advance by any tenant except, as of the Effective Date, as set forth on the Rent Roll and, as of the Closing Date, as set forth on the Updated Rent Roll.

(vi) The only security deposits held by Owner for the account of the tenants under the existing Space Leases as of the date hereof are those listed on Schedule 5. All security deposits are in the form of cash.

(vii) Neither Seller nor any Subsidiary has received written notice of any pending or threatened special assessments or special assessment proceedings (as a result of planned public improvements or otherwise) affecting any portion of the Real Property. Neither Seller nor any Subsidiary has received written notice from any Governmental Authority having jurisdiction over the Property as to the violation (which will remain uncured beyond the Closing Date) of any applicable federal, state or local laws, including environmental laws.

(viii) Except as set forth on Schedule 10 annexed hereto, there are no tax certiorari proceedings, tax protest proceedings pending or abatements of real estate taxes or personal property taxes being pursued with respect to the Property for the current or prior tax years. Neither Seller nor any Subsidiary has received any written notice of a retroactive real property tax assessment.

(ix) Neither Seller nor any Subsidiary has transferred any air rights or development rights appurtenant to the Property and is not seeking to obtain any modification to the zoning classification or use of the Property.

(x) [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

(xi) Seller has delivered or made available to Buyer in the Data Room a true, correct and complete copy of each Space Lease for the 1001 Brickell Property. None of the Space Leases for the 1001 Brickell Property have been modified, amended, assigned, extended, renewed or supplemented (whether orally or in writing) except as listed on Schedule 17.

(d) Tax-Related Representations and Warranties. With respect to the 1001 Brickell Companies, 1001 Brickell Seller represents and warrants to Buyer (collectively, the “REIT Tax Representations”) and with respect to the Yacht Club Owner, Yacht Club Seller represents and warrants to the Buyer (collectively, the “Yacht Club Tax Representations” and together with the “REIT Tax Representations”, the “Tax Representations”) as follows. All REIT Tax Representations are made without regard to any action taken by or inaction of the REIT, the REIT Subsidiaries, the Buyer or any of their Affiliates from and after the Closing.

(i) All U.S. federal, all income and other material Tax Returns required to be filed by or on behalf of the REIT, the REIT Subsidiaries, and the Yacht Club Owner have been timely and properly filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), (B) all such Tax Returns were accurate and complete in all material respects when filed and were properly executed by an authorized person, (C) all material Taxes due and payable by the REIT, any of the REIT Subsidiaries, or the Yacht Club Owner have been fully and timely paid whether or not shown as due on the applicable Tax Return, other than Taxes that are being contested in good faith in appropriate proceedings for which adequate reserves have been established in accordance with GAAP, and (D) neither the REIT, nor any REIT Subsidiary, nor the Yacht Club Owner has executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitations) that is still in effect (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

(ii) The REIT has, for all taxable years commencing with its taxable year ended December 31, 2021 and through and including its taxable year ended December 31, 2023, (1) qualified to be subject to tax as a Real Estate Investment Trust and (2) has operated since January 1, 2024 to the date of this Agreement in a manner consistent with the requirements for qualification and taxation as a REIT, (3) intends to continue to operate in such a manner as to qualify as a Real Estate Investment Trust through the Closing independent of (and without having to comply with) any “savings” or “cure” provisions in the Code, including pursuant to Code Section 856(g)(4) and 856(g)(5), and (4) has not taken or to its knowledge omitted to take any action that would reasonably be expected to result in a successful challenge by the IRS or any other taxing authority as to the status of the REIT as a Real Estate Investment Trust.

(iii) The REIT has, commencing with its taxable year ended December 31, 2021, other than Taxes that have been paid prior to the date hereof, not incurred any material liability for U.S. federal income Taxes including under Sections 857(b) and 4981 of the Code.

(iv) No challenge to or inquiry regarding the REIT’s status as a Real Estate Investment Trust has been received or threatened in writing or, to Seller’s Knowledge, is otherwise pending.

(v) 1001 Brickell Holdings has been, at all times since its formation, treated as a disregarded entity for U.S. federal income tax purposes and not as a corporation or an association taxable as a corporation.

(vi) 1001 Brickell Owner has been, at all times since its formation, treated as a disregarded entity for U.S. federal income tax purposes and not as a corporation or an association taxable as a corporation.

(vii) Yacht Club Owner has been, at all times since its formation, treated as a disregarded entity for U.S. federal income tax purposes and not as a corporation or an association taxable as a corporation.

(viii) The TRS (i) from January 1, 2021 through July 14, 2021 was treated as a “qualified REIT subsidiary” (as defined in Section 856(i)(2) of the Code) of the REIT and (ii) has been, at all times since July 15, 2021, treated as a “taxable REIT subsidiary” (as defined in Section 856(l)(1) of the Code) of the REIT. The TRS does not hold any assets and is not subject to any liabilities.

(ix) Neither the REIT, nor any REIT Subsidiary, nor Yacht Club Owner has received any written notice from any taxing authority that it intends to conduct an audit, examination, inquiry or other proceeding relating to any Taxes or make any assessment, lien or levy for Taxes. None of the REIT, any REIT Subsidiary, or Yacht Club Owner is a party to any litigation or pending litigation or administrative proceeding relating to Taxes. None of the REIT, any REIT Subsidiary, or Yacht Club Owner is subject to a written claim by a taxing authority in a jurisdiction where the REIT, a REIT Subsidiary or Yacht Club Owner does not file Tax Returns or pay Taxes that the REIT, a REIT Subsidiary, or Yacht Club Owner, as applicable, is required to file Tax Returns or pay Taxes in that jurisdiction.

(x) Each of the REIT, the REIT Subsidiaries and the Yacht Club Owner has complied with all applicable laws relating to the payment and withholding of Taxes and has, within the time and manner prescribed by law, withheld and paid over to the proper taxing authorities all material amounts required to be so withheld and paid over under applicable laws, and has complied with all information reporting and backup withholding requirements in connection with amounts paid or owing to any employee, shareholder, creditor, independent contractor, or other third party.

(xi) None of the REIT, any REIT Subsidiary, or the Yacht Club Owner is a party to any tax sharing, tax indemnity, tax allocation or similar agreement or arrangement pursuant to which it will have any obligation to make any payments after the Closing, other than commercial agreements entered into in the ordinary course of business and the principal purpose of which is not related to Taxes.

(xii) None of the REIT, any REIT Subsidiary, or the Yacht Club Owner (1) has requested a private letter ruling from the IRS or comparable rulings or advisory opinions or letters from other taxing authorities, (2) has granted a power of attorney with respect to any Taxes that is currently in force, or (3) is the subject of a “closing agreement” within the meaning of Section 7121 of the Code (or any comparable agreement under applicable state, local or foreign law).

(xiii) There are no liens for taxes (other than taxes not yet due and payable or taxes that are being contested in good faith and have been disclosed to the Buyer) upon any of the assets of the REIT, any REIT Subsidiary, or the Yacht Club Owner.

(xiv) None of the REIT, any REIT Subsidiary, or the Yacht Club Owner has participated in any “reportable transaction” (within the meaning of Treasury Regulations Section 1.6011-4(b).

(xv) None of the REIT, any REIT Subsidiary, or the Yacht Club Owner has distributed stock of another Person, or had its stock distributed by another Person, in a transaction purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(xvi) Other than with respect to the 1001 Brickell Property, neither the REIT nor any REIT Subsidiary holds, directly or indirectly, any asset the disposition of which would subject the REIT to Tax pursuant to Section 337(d) or Section 1374 of the Code (or rules similar to such Sections of the Code), including pursuant to IRS Notice 88-19 or Treasury Regulations Sections 1.337(d)-5, 1.337(d)-6, or 1.337(d)-7.

(xvii) Neither the REIT, nor any REIT Subsidiary, nor the Yacht Club Owner has made an election to defer recognition of income from the discharge of indebtedness under Section 108(i) of the Code.

(xviii) The REIT has no earnings and profits attributable to any “non-REIT year” (within the meaning Section 857 of the Code) of the REIT or any other corporation.

(xix) None of the REIT, any REIT Subsidiary, or the Yacht Club Owner will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Post-Closing Tax Period (or portion of a Straddle Period beginning on the day immediately following the Closing Date) as a result of any (1) change in method of accounting requested or occurring prior to the Closing Date, (2) agreement relating to Taxes entered into with any taxing authority (including a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income law)), (3) installment sale or open transaction disposition made on or prior to the Closing, (4) deferred intercompany gain or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign law), or (5) prepaid amount received on or prior to the Closing Date.

(xx) The REIT has made distributions (including consent dividends in accordance with Section 565 of the Code) sufficient to reduce the REIT’s taxable income for the Hypothetical Short Taxable Year to zero dollars ($0.00) or a de minimis amount above zero as of the Closing Date.

(e) Pre-Closing Breach of Seller Representations. Seller shall notify Buyer if, prior to the Closing Date, Seller has actual knowledge that any of the representations or warranties of Seller is or, as of the Closing Date, will be untrue (it being agreed that Seller shall not be deemed to have actual knowledge unless a Seller Knowledge Party had actual knowledge of the fact in issue prior to Closing (without independent inquiry or investigation other than the duty to inquire with the property manager(s) of the Property and asset manager(s) of the Interests)).

(i) If, prior to the Closing Date, Buyer gains actual knowledge (it being agreed that Buyer shall not be deemed to have actual knowledge unless a Buyer Knowledge Party had actual knowledge of the fact in issue prior to Closing (without independent inquiry or investigation) or if such matter was disclosed in the Data Room on or before the date that is five (5) Business Days prior to the Closing Date) that any of the representations or warranties of Seller in any of Section 14(a), 14(b), 14(c), or 14(d) hereof were not true when given or remade (unless any such change in such representation or warranty was expressly permitted under this Agreement or otherwise caused by the acts of Buyer or its Affiliates) and Buyer reasonably believes the damages for all such breaches by Seller collectively aggregate more than the Damages Threshold (the “Rep Breach Knowledge Date”), then Buyer shall provide written notice to Seller of same within five (5) Business Days after the Rep Breach Knowledge Date (provided that with respect to matters disclosed in the Data Room, Seller shall have notified Buyer in writing that the specific item was uploaded to the Data Room) that such representations or warranties were untrue or incorrect when given or remade (but in no event later than the Scheduled Closing Date), which notice shall include Buyer’s good faith reasonable estimate of the damages caused by such breach(es).

(ii) Seller shall have the right, but not the obligation, upon written notice to Buyer, to cure such breach(es) by correcting the facts or circumstances that render such representations or warranties untrue or incorrect (or if and only if such breach of a representation or warranty can be cured by the payment of a quantifiable and readily ascertainable monetary amount [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxx], then by providing Buyer with a credit at Closing in an amount equal to Buyer’s estimated damages amount therefor). If Seller elects to attempt to cure such breach(es), then Seller shall have until the Scheduled Closing Date to do so, and for this purpose Seller shall be entitled to one or more adjournments of the Scheduled Closing Date, not to exceed thirty (30) days in the aggregate.

(iii) If Seller cures such breach(es) by correcting the facts or circumstances that render such representations or warranties untrue or incorrect or, if applicable, by providing Buyer with a credit at Closing in an amount equal to Buyer’s estimated damages pursuant to clause (ii) above, then Buyer shall be obligated to perform its obligations under this Agreement (including its obligations with respect to Closing) in accordance with this Agreement notwithstanding such breach(es).

(iv) If Seller does not cure such breach(es) on or prior to the Closing Date (including any adjournment) or, if applicable, does not agree to provide such credit to Buyer at Closing as contemplated by clause (ii) above, then Seller shall notify Buyer in writing of Seller’s inability to cure such breach(es) or election not to provide Buyer with such credit. In such event, unless such breach of a representation or warranty constitutes a default by Seller under this Agreement (in which case Buyer shall have such additional remedies as provided for in Section 13 hereof), Buyer’s sole right and exclusive remedy shall be to terminate this Agreement by sending written notice thereof to Seller within fifteen (15) Business Days after Buyer’s receipt of the notice referred to in this clause (iv) (but not later than the Scheduled Closing Date), in which event (A) this Agreement shall terminate upon the giving of such termination notice, (B) thereafter neither Buyer or Seller shall have any further rights, obligations or liabilities hereunder except to the extent that any obligation or liability set forth herein expressly survives the termination of this Agreement and (C) the Deposit shall be returned to Buyer. If Buyer fails to give such written termination notice to Seller within the time period described in clause (iv) above, Buyer shall be deemed to have waived any right or remedy (including any right under this Agreement to terminate this Agreement) by reason of such breach, unless such breach of a representation or warranty constitutes a default by Seller under this Agreement (in which case Buyer shall have such additional remedies as provided for in Section 13 hereof). Notwithstanding anything to the contrary contained in this Agreement, in no event shall Seller be liable to Buyer for, nor shall Buyer have a right to terminate this Agreement after the expiration of the Review period by reason of, any breach of a representation or warranty that is based on facts contained in any documents or materials that were disclosed in the Data Room prior to the date that is five (5) Business Days prior to the expiration of the Review Period. This Section 14(e) shall survive the Closing.

SECTION 15. Buyer’s Representations and Warranties

Buyer hereby represents and warrants to Seller solely as to the following matters, each of which is so warranted to be true and correct as of the Effective Date and shall, as a condition to Seller’s obligations hereunder, be true and correct in all material respects as of the Closing Date:

(a) Buyer is, and at the Closing shall be, an entity duly formed, validly existing and in good standing under the laws of its state of organization. Buyer is an Affiliate of Oak Row Equities Parent, LLC.

(b) Buyer does not require any consents or approvals from any third party with respect to the execution and delivery of this Agreement or with respect to the performance by Buyer of its obligations hereunder, other than any consents or approvals that have already been obtained.

(c) Buyer has all requisite authority and power to execute and deliver this Agreement and all documents contemplated hereunder and to perform its obligations under this Agreement, and this Agreement constitutes a legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(d) Buyer’s execution and delivery of this Agreement and the documents and instruments to be executed and delivered by Buyer on the Closing Date, and the performance by Buyer of its duties and obligations under this Agreement and such other documents and instruments in accordance with its and their terms, are consistent with and do not violate the Organizational Documents of Buyer, or any contract or other instrument to which Buyer is a party, or any judicial order or judgment or other governmental decree by which Buyer is bound.

(e) The execution and delivery of this Agreement and of the documents and instruments required to be executed by Buyer on the Closing Date, and the performance by Buyer of its obligations under this Agreement and such other documents and instruments, and of all other acts necessary and appropriate for the consummation of the Closing, have been or as of the Closing Date shall be duly authorized by all required action of Buyer.

(f) Buyer is not and is not acting on behalf of (i) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975 of the Code, (iii) an entity deemed to hold “plan assets” of either of the foregoing (within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA), or (iv) a “governmental plan” within the meaning of Section 3(42) of ERISA, and is not subject to state statutes regulating investments of “governmental plans” that would be violated by the transactions contemplated in this Agreement.

(g) Buyer is not a party to or the subject of any petition for bankruptcy or other insolvency proceeding.

(h) Buyer is a REIT Qualified Buyer.

(i) Buyer (a) does not appear on the Specially Designated Nationals and Blocked Per-sons List of the Office of Foreign Assets Control of the United States Department of the Treasury, or any other relevant and applicable regulation or executive order administered by the Office of Foreign Assets Control of the United States Department of the Treasury, (b) is not a Person with which a transaction is prohibited by Executive Order 13224, the USA PATRIOT Act, the Trading with the Enemy Act or the foreign asset control regulations of the United States Treasury Department, (such as the list of boycotting countries published by the U.S. Department of Treasury pursuant to Code §999(a)(3)) or by any other list of restricted parties maintained by the U.S. federal government, in each case as amended from time to time, (c) is not Controlled by any Person described in the foregoing items (a) or (b), (d) is not a Person having its principal place of business, or the majority of its business operations (measured by revenues), located in any country described in the foregoing item (b), (e) is not a Person that has been previously indicted for or convicted of any violation of criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or money laundering, including any offense under the criminal laws against terrorism, the criminal laws against money laundering, the Bank Secrecy Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended or the USA PATRIOT Act, and (f) is not a Person that could otherwise cause Seller to be in violation of applicable anti-money laundering, economic sanctions, anti-bribery, anti-boycott, anti-terrorism laws, rules, regulations, directives or special measures.

(j) Neither Buyer nor any of its Affiliates, nor any of their respective partners, members, shareholders or other equity owners having a “controlling interest” in Buyer (as defined in Section 287.138(1)(a), Florida Statutes) is, nor will they become, a person or entity prohibited from owning or acquiring (whether by transfer, devise, purchase, grant or otherwise) real property in the State of Florida in violation of Florida Statutes, Sections 692.202, 692.2023 and 692.204).

SECTION 16. Survival, Indemnification and Release

(a) Survival.

Except as expressly set forth in this Section 16 or otherwise in this Agreement, all representations, warranties, covenants, liabilities and obligations shall be deemed (x) if the Closing occurs, to not survive the Closing, or (y) if this Agreement is terminated, not to survive such termination.

(i) Survival of Representations and Warranties. If the Closing occurs, then the representations and warranties of Seller in Sections 14(a), 14(b), 14(c)(x) and 14(c)(xi) , and the representations of Buyer set forth in Section 15, shall survive the Closing until the expiration of the applicable statute of limitations (collectively, the “Fundamental Representations”) (except that the representations and warranties of Seller in Section 14(c)(x) and Section 14(c)(xi) shall survive Closing until the date which is twelve (12) months after the Closing Date), the Tax Representations shall survive until the expiration of the applicable statute of limitations, and all other representations and warranties of Seller in Section 14(c) (excluding Section 14(c)(x) and 14(c)(xi)) (collectively, the “Property Representations”) shall survive the Closing for a period commencing on the Closing Date and expiring at 5:00 p.m. (Eastern Time) on the date which is nine (9) months after the Closing Date (the period any representation or warranty survives termination or the Closing as set forth in this Section 16(a) is referred to herein as the “Survival Period”).

(ii) Survival of Covenants and Obligations. If this Agreement is terminated, only those covenants and obligations to be performed by Seller or Buyer under this Agreement which expressly survive the termination of this Agreement shall survive such termination. If the Closing occurs, then only those covenants and obligations to be performed by Buyer or Seller under this Agreement which expressly survive the Closing shall survive the Closing.

(iii) Survival of Indemnification. This Section 16 and all other rights and obligations of defense and indemnification as expressly set forth in this Agreement shall survive the Closing or termination of this Agreement.

(b) Indemnification by Seller.

Subject to the limitations set forth in Section 40 hereof and subject to any other express provision in this Agreement, 1001 Brickell Seller and Yacht Club Seller, joint and severally, shall indemnify and hold harmless Buyer Indemnitees from and against any Indemnification Loss incurred by any Buyer Indemnitees to the extent resulting from (i) the breach of any express representations or warranties of Seller in any of Sections 14(a), 14(b), 14(c) and 14(d) of this Agreement, (ii) the breach by Seller of any of its covenants or obligations under this Agreement which expressly survive the Closing or termination of this Agreement (as the case may be), and (iii) any Seller Liabilities.

(c) Indemnification by Buyer.

Subject to the limitations set forth in any express provisions in this Agreement, Buyer shall indemnify and hold harmless Seller Indemnitees from and against any Indemnification Loss incurred by any Seller Indemnitees to the extent resulting from (i) any breach of any express representations or warranties of Buyer in Section 15 of this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be) and (ii) any breach by Buyer of any of its covenants or obligations under this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be).

(d) Limitations on Indemnification Obligations.

(i) Failure to Provide Notice within Survival Period. Notwithstanding anything else to the contrary in this Agreement, an Indemnitee which is seeking defense or indemnification for a breach of any representations or warranties shall be entitled to indemnification for such breach only if the Indemnitee has given written notice to the Indemnitor in accordance with Section 16(e)(i) hereof prior to the expiration of the applicable Survival Period.

(ii) Indemnification Limitations. Notwithstanding anything to the contrary in this Agreement, Seller shall not be required to provide indemnification to the Buyer Indemnitees pursuant to clause (i) of Section 16(b) hereof to the extent that (1) the aggregate amount of all Indemnification Losses incurred by the Buyer Indemnitees for which Buyer otherwise would be entitled to indemnification under clause (i) of Section 16(b) hereof does not exceed the Damages Threshold, provided, however, if such Indemnification Losses exceeds the Damages Threshold, then Buyer shall be entitled to indemnification from the first (1st) dollar of Indemnification Losses (subject to the limitations in clauses (2) and (3) below), or (2) the aggregate amount of all Indemnification Losses incurred by the Buyer Indemnitees for which Buyer otherwise would be entitled to indemnification under clause (i) of Section 16(b) hereof relating to Property Representations exceeds the Maximum Property Rep Liability Amount or (3) the aggregate amount of all Indemnification Losses incurred by the Buyer Indemnitees for which Buyer otherwise would be entitled to indemnification under clause (i) of Section 16(b) hereof relating to Fundamental Representations and Tax Representations exceeds [xxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx] (the “Maximum Fundamental/Tax Rep Liability Amount”). For the avoidance of doubt, the Damages Threshold, the Maximum Property Rep Liability Amount and the Maximum Fundamental/Tax Rep Liability Amount shall not apply to Indemnification Losses incurred by the Buyer Indemnitees for which Buyer is entitled to indemnification under clause (ii) or (iii) of Section 16(b) hereof.

(iii) Failure to Provide Timely Notice of Indemnification Claim. Notwithstanding anything to the contrary in this Agreement, an Indemnitee shall not be entitled to defense or indemnification to the extent the Indemnitee’s failure to promptly notify the Indemnitor in accordance with Section 16(e) hereof, (x) prejudices the Indemnitor’s ability to defend against any third party claim on which such Indemnification Claim is based, or (y) increases the amount of Indemnification Loss incurred in respect of such indemnification obligation of the Indemnitor.

(iv) Actual Knowledge Prior to Closing. Notwithstanding any provision of this Agreement to the contrary, Seller shall not have any liability (and Buyer waives its right to assert any Indemnification Claim) with respect to any of the Seller representations or warranties contained herein if, prior to the Closing Date, Buyer gains actual knowledge (it being agreed that Buyer shall not be deemed to have actual knowledge unless a Buyer Knowledge Party had actual knowledge of the fact in issue prior to Closing (without independent inquiry or investigation) or if such matter was disclosed in the Data Room on or before the date that is five (5) Business Days prior to the Closing Date, that renders any of the representations and warranties contained herein untrue or incorrect and Buyer nevertheless consummates the transaction contemplated by this Agreement.

(v) Effect of Insurance or Other Reimbursement. Notwithstanding anything to the contrary in this Agreement, the amount of any Indemnification Loss for which indemnification is provided to an Indemnitee under this Section 16 shall be net of any insurance proceeds received by such Indemnitee in connection with the Indemnification Claim, or any other third party reimbursement. If such insurance proceeds or reimbursement are realized or collected by the Indemnitee after the Indemnitor has paid any amount in respect of an Indemnification Loss to the Indemnitee, the Indemnitee shall reimburse the amount realized or collected by the Indemnitee up to the amount received from the Indemnitor for such Indemnification Loss.

(vi) Negligence or Willful Misconduct of Indemnitee. Notwithstanding anything to the contrary in this Agreement, (i) a Buyer Indemnitee shall not be entitled to defense or indemnification to the extent the applicable Indemnification Loss results from the gross negligence or willful misconduct of, or breach of this Agreement by, any Buyer Indemnitee, and (ii) a Seller Indemnitee shall not be entitled to defense or indemnification hereof to the extent the applicable Indemnification Loss results from the gross negligence or willful misconduct of, or breach of this Agreement by, any Seller Indemnitee.

(vii) Waiver of Certain Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR UNDER APPLICABLE LAW, SELLER (FOR ITSELF AND ALL SELLER INDEMNITEES) AND BUYER (FOR ITSELF AND ALL BUYER INDEMNITEES) HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE AND DISCLAIM ALL RIGHTS TO CLAIM OR SEEK ANY CONSEQUENTIAL, PUNITIVE, EXEMPLARY, STATUTORY OR TREBLE DAMAGES AND ACKNOWLEDGE AND AGREE THAT THE RIGHTS AND REMEDIES IN THIS AGREEMENT WILL BE ADEQUATE IN ALL CIRCUMSTANCES FOR ANY CLAIMS THE PARTIES (or any Indemnitee) MIGHT HAVE WITH RESPECT THERETO.

(e) Indemnification Procedure

(i) Notice of Indemnification Claim. If any of the Seller Indemnitees or Buyer Indemnitees (as the case may be) (each, an “Indemnitee”) is expressly entitled to defense or indemnification under this Agreement (each, an “Indemnification Claim”), the party required to provide defense or indemnification to such Indemnitee (the “Indemnitor”) shall not be obligated to defend, indemnify and hold harmless such Indemnitee unless and until such Indemnitee provides written notice to such Indemnitor (the “Indemnification Notice”). In order to be effective, any Indemnification Notice must be given (i) with respect to a Third-Party Claim, within thirty (30) days after such Indemnitee has actual knowledge of such Third-Party Claim upon which an Indemnification Claim is based and (ii) with respect to any other Indemnification Claim which does not arise as a result of a Third-Party Claim, within one (1) year after such Indemnitee has actual knowledge of such Indemnification Claim. With respect to any Indemnification Claim, the Indemnification Notice shall include in reasonable detail any facts or circumstances on which such Indemnification Claim together with Indemnitee’s good faith estimate of actual damages incurred by such Indemnitee with respect to the Indemnification Claim set forth in the Indemnification Notice. Any litigation or other action brought by the Indemnitee with respect to any Indemnification Claim must be commenced no later than the expiration of the applicable statute of limitations with respect to the Fundamental Representations and the Tax Representations and no later than the expiration of the Survival Period with respect to the Property Representations, and if not commenced within the applicable aforementioned time periods, such Indemnitee shall be deemed to have waived its right to indemnification with respect to such Indemnification Claim(s). For purposes of this Section 16(e), an Indemnitee shall be deemed to have actual knowledge only if (1) with respect to a Buyer Indemnitee, a Buyer Knowledge Party had actual knowledge of the Indemnification Claim (without independent inquiry or investigation) and (2) with respect to a Seller Indemnitee, a Seller Knowledge Party had actual knowledge of the Indemnification Claim (without independent inquiry or investigation).

(ii) Resolution of Indemnification Claim Not Involving Third-Party Claim. If the Indemnification Claim does not involve a Third-Party Claim and is disputed by the Indemnitor, the dispute shall be resolved by litigation or other means of alternative dispute resolution as the parties may agree in writing.

(iii) Resolution of Indemnification Claim Involving Third-Party Claim. If the Indemnification Claim involves a Third-Party Claim, the Indemnitor shall have the right (but not the obligation) to assume the defense of such Third-Party Claim, at its cost and expense, and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim, provided that (x) the counsel for the Indemnitor who shall conduct the defense of the Third-Party Claim shall be reasonably satisfactory to the Indemnitee (unless selected by Indemnitor’s insurance company), (y) the Indemnitee, at its cost and expense, may participate in, but shall not control, the defense of such Third-Party Claim, and (z) the Indemnitor shall not enter into any settlement or other agreement which requires any performance by the Indemnitee, other than the payment of money which shall be paid by the Indemnitor. The Indemnitee shall not enter into any settlement or other agreement with respect to the Indemnification Claim without the Indemnitor’s prior written consent, which consent may be withheld in Indemnitor’s sole discretion. If the Indemnitor elects not to assume the defense of such Third-Party Claim, the Indemnitee shall have the right to retain the defense of such Third-Party Claim and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim in an effective and cost-efficient manner.

(iv) Accrual of Indemnification Obligation. Notwithstanding anything to the contrary in this Agreement, the Indemnitee shall have no right to indemnification against the Indemnitor for any Indemnification Claim which (i) does not involve a Third-Party Claim but is disputed by Indemnitor until such time as such dispute is resolved by written agreement among the parties or adjudicated in a court of appropriate jurisdiction, or (ii) involves a Third-Party Claim until such time as such Third-Party Claim is concluded, including any appeals with respect thereto.

(f) Exclusive Remedy for Indemnification Loss.

The indemnification provisions in this Section 16 shall be the sole and exclusive remedy of any Indemnitee with respect to any claim for Indemnification Loss arising from or in connection with this Agreement.

(g) This Section 16 shall survive the Closing.

SECTION 17. Notices

Any notice, request or other communication required or otherwise given pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) email sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other Person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of receipt or refusal or, in the case of email, as of the date of transmission of the email, provided that a copy of such email is also sent not later than the following Business Day to the intended addressee by the means described in clauses (a) or (b) above unless such copy of an email is waived by the receiving party. Notices may be given by a party’s counsel on behalf of such party as if such party had given such notice itself. Unless changed in accordance with the preceding sentences, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller: [xxxxxxxxxxxxxxxxxxxxxxx]

with a copy to: [xxxxxxxxxxxxxxxxxxxxxxx]

If to Buyer: [xxxxxxxxxxxxxxxxxxxxxxx]

with a copy to: [xxxxxxxxxxxxxxxxxxxxxxx]

And to: [xxxxxxxxxxxxxxxxxxxxxxx]

If to Title Company: [xxxxxxxxxxxxxxxxxxxxxxx]

SECTION 18. TAX Matters

(a) REIT Matters

(i) For any period ending on or prior to the Closing or earlier termination of this Agreement, Seller shall cause the REIT to continue to meet the requirements for qualification and taxation as a Real Estate Investment Trust under the Code and to avoid incurring U.S. federal income Taxes including under Sections 857(b) or 4981 of the Code (determined, to the extent that Closing occurs, (i) as if the REIT’s taxable year ended immediately prior to the Closing, (ii) without regard to the distribution requirement described in Section 857(a)(1) of the Code with respect to the taxable year of the REIT that includes the Closing Date and ends on December 31 of such year (the “Close Year”), and (iii) without regard to Buyer’s purchase of the REIT Interests at the Closing or any action or inaction taken by the REIT, Buyer or their Affiliates after the Closing), and under any applicable state, local and foreign tax laws or regulations. Seller shall cooperate with Buyer and the REIT to complete the Real Estate Investment Trust testing and compliance for the Close Year in a timely manner, including but not limited to Seller complying with its obligations under Section 18(a)(v) hereof with respect to the REIT’s issuance of Form 1099-DIV, a copy of which shall be provided to Buyer. Prior to the Closing Date, the Seller shall promptly notify the Buyer if the Seller becomes aware of any issue that it believes could materially adversely impact the maintenance of the Real Estate Investment Trust status of the REIT for the Close Year or prior taxable years, and cooperate and consult in good faith with the Buyer with respect thereto.

(ii) For the period beginning on the Closing Date and ending on December 31 of the Close Year (the “REIT Qualification Period”), Buyer and its Affiliates shall (A) cause the REIT to continue to qualify for taxation as a Real Estate Investment Trust under the Code (including, if necessary, through the use of any “savings” or “cure” provisions in the Code) for the REIT Qualification Period, including, without limiting the generality of the preceding portion of this sentence, (x) with respect to Section 856(a)(5) of the Code, (y) causing the ultimate beneficial ownership of the REIT to be such that it will not cause the REIT to be “closely held” within the meaning of Section 856(a)(6) and (h) of the Code, and (z) causing the REIT to make distributions that qualify for the dividends paid deduction set forth in Section 857(b)(2)(B) of the Code to cause the REIT to satisfy the minimum distribution requirements of Section 857(a) of the Code for the Close Year, and (B) cause the REIT not to operate a lodging facility or health care facility (in each case, as defined in Section 856(l)(4) of the Code). Buyer’s covenants under this Section 18(a)(ii) will continue even if Buyer transfers, directly or indirectly, any of the REIT Interests after the Closing Date. Buyer will, in connection with any transfer that it makes of any of the REIT Interests, obtain covenants, representations and warranties, and conduct reasonable due diligence, sufficient to reasonably conclude that the transferee is a REIT Qualified Buyer and will maintain the REIT’s status as a Real Estate Investment Trust for the REIT Qualification Period and all prior taxable years. Prior to the expiration of the REIT Qualification Period, Buyer shall not (nor shall Buyer allow any of its Affiliates to) (i) cause the REIT to dispose of or otherwise recognize any gain on all or any portion of the 1001 Brickell Property (including, for the avoidance of doubt, in any dissolution, conversion, merger, or other taxable liquidation of the REIT for U.S. federal income Tax purposes or by making an election under Section 338(g) of the Code for the REIT) or (ii) make or change any entity classification election (including under Treasury Regulations Section 301.7701-3) with respect to each REIT Subsidiary that has an effective date during the Close Year or before the expiration of the REIT Qualification Period. Buyer agrees and covenants that following the Closing it will not designate any distributions made during the Close Year as capital gain dividends within the meaning of Section 857(b) of the Code as long as the REIT has not engaged in any transaction that resulted in capital gain in the Hypothetical Short Taxable Year.

(iii) Buyer shall cause the REIT to mail the shareholder demand letters required by Treasury Regulation Section 1.857-8 within 30 days after the date on which the Close Year ends, and shall otherwise comply with the provisions of Treasury Regulation Section 1.857-8.

(iv) Buyer and Seller shall treat and report the purchase of REIT Interests hereunder on all Tax Returns and in all Tax Contests and other proceedings (formal or informal, administrative, judicial or otherwise) involving any Governmental Authority as a purchase and sale of REIT Interests and not as a purchase of 1001 Brickell Holdings, 1001 Brickell Owner, or the Property held by 1001 Brickell Owner. Buyer shall not make or permit to be made an election under Section 338 of the Code (or similar provision under state or local law) with respect to the purchase of the REIT Interests.

(v) Seller covenants and agrees that from the date hereof through the Closing, it will cause the REIT to declare and pay, or be deemed to declare and pay by means of consent dividends satisfying all requirements of Section 565 of the Code and the Treasury Regulations and IRS procedures applicable thereto, one or more dividends that, when taken together with any other dividends paid or so deemed paid by the REIT with respect to the Hypothetical Short Taxable Year, at least equal the sum of (A) 100% of the REIT’s real estate investment trust taxable income (as defined in Section 857(b)(2) of the Code but determined without regard to the REIT’s “net capital gain” within the meaning of Section 857(b)(3) of the Code (“Net Capital Gain”)) for the Hypothetical Short Taxable Year, and (B) 100% of the Net Capital Gain of the REIT for the Hypothetical Short Taxable Year. Seller shall either (A) cause the REIT to issue Form 1099-DIV to Seller with respect to any such dividends prior to Closing or (B) cooperate with Buyer to cause the REIT to issue such Form 1099-DIV to Seller within five (5) days of Closing.

(b) Tax Returns and Contests.

(i) Seller shall prepare and duly file or cause to be prepared, and duly filed all Tax Returns of the REIT, the REIT Subsidiaries, and Yacht Club Owner for Pre-Closing Tax Periods that are due after the Closing Date (each such Tax Return, a “Seller Prepared Return”). Seller shall cause all such Seller Prepared Returns to be prepared with elections and methodologies consistent with those employed by the REIT, the REIT Subsidiaries, and Yacht Club Owner in previous Tax Returns, as applicable, except as otherwise required by law. All Seller Prepared Returns filed after the Closing Date shall be submitted to Buyer for approval at least thirty (30) days prior to the due date (taking into account applicable extensions) for filing of such Seller Prepared Returns. Buyer shall have the right to access any work papers and other information of or controlled by Seller relating to such Seller Prepared Returns that reasonably are necessary for Buyer to perform such review. Seller shall provide to Buyer all information requested to complete such review within ten (10) Business Days of such request. If Buyer, within fifteen (15) Business Days after delivery of any such Seller Prepared Returns, notifies Seller that it objects to any item in such Seller Prepared Return, Buyer and Seller shall attempt in good faith to resolve the dispute and, if they are unable to do so, any disputed item shall be resolved (within a reasonable time, taking into account the deadline for filing such Seller Prepared Returns) by the Tax Dispute Accountant. Upon resolution of all disputed items, the relevant Seller Prepared Return shall be filed by the REIT on that basis; provided, however, that if the resolution of all disputed items is not complete at least two (2) Business Days prior to the due date of such Seller Prepared Return, Seller may file such Seller Prepared Return without Buyer approval and, shall, to the extent necessary, amend such Seller Prepared Return upon resolution of all disputed items. The Tax Dispute Accountant’s decision shall be final, conclusive and binding on the parties, absent fraud or manifest error. The costs, fees and expenses of the Tax Dispute Accountant shall be borne by the losing party with respect to such dispute. Without duplication of amounts previously paid or deemed paid to Buyer or its affiliates, Seller shall pay the full amount of Taxes shown as due on a Seller Prepared Return.

(ii) Returns to Be Filed and Taxes to Be Paid by Buyer. Buyer shall prepare and duly file, or cause to be prepared and duly filed, when due all Tax Returns with respect to the REIT, the REIT Subsidiaries, and the Yacht Club Owner, other than Seller Prepared Returns, and, subject to Section 18(b)(iv) below, pay or cause to be paid all Taxes shown due on such Tax Returns. All Tax Returns that are to be prepared and filed by Buyer pursuant to the preceding sentence and that relate to Taxes for any Straddle Period (a “Straddle Period Return”) shall be submitted to Seller not later than thirty (30) days prior to the due date for filing of such Straddle Period Returns. Seller shall have the right to access any work papers and other information of or controlled by Buyer relating to such Straddle Period Returns that reasonably are necessary for Seller to perform such review. Buyer shall provide to Seller all information requested to complete such review within ten (10) Business Days of such request. If Seller, within fifteen (15) Business Days after delivery of any such Straddle Period Return, notifies Buyer that Seller objects to any item in such Straddle Period Return, Buyer and Seller shall attempt in good faith to resolve the dispute and, if they are unable to do so, any disputed item shall be resolved (within a reasonable time, taking into account the deadline for filing such Straddle Period Returns) by the Tax Dispute Accountant. Upon resolution of all disputed items, the relevant Straddle Period Return shall be filed on that basis; provided, however, that if the resolution of all disputed items is not complete at least two (2) Business Days prior to the due date of such Straddle Period Return, Buyer may file such Straddle Period Return without Seller’s approval and, shall, to the extent necessary, amend such Straddle Period Return upon resolution of all disputed items. The Tax Dispute Accountant’s decision shall be final, conclusive and binding on the parties, absent fraud or manifest error. The costs, fees and expenses of the Tax Dispute Accountant shall be borne by the losing party with respect to such dispute. Buyer shall pay the full amount of Taxes shown as due on a Straddle Period Return; provided that Seller shall, to the extent such Taxes are attributable to the portion of the Straddle Period ending prior to the Closing Date as determined in accordance with Section 18(b)(iv), promptly reimburse Buyer for such Taxes, except as otherwise provided by Section 18(b)(iv).

(iii) Unless otherwise required by applicable law, Buyer shall not (and shall not cause or permit the REIT any REIT Subsidiary or Yacht Club Owner to) amend, refile or otherwise modify (or grant an extension of any statute of limitations with respect to) any Tax Return relating in whole or in part to the REIT, any REIT Subsidiary or Yacht Club Owner with respect to any period beginning on or before the Closing Date without the prior written consent of Seller, which shall not be unreasonably withheld, conditioned or delayed.

(iv) Whenever it is necessary to determine the liability for Taxes of the REIT, any REIT Subsidiary, or Yacht Club Owner for any taxable period beginning on or before and ending after the Closing Date (a “Straddle Period”), the amount of any Tax based on or measured by income or receipts of the REIT, any REIT Subsidiary or Yacht Club Owner that is allocable to the portion of a Straddle Period ending on the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date, and the amount of any other Tax of the REIT, any REIT Subsidiary or Yacht Club Owner that is allocable to the portion of a Straddle Period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the total number of days in the entire Straddle Period. Seller shall reimburse the Buyer for all Taxes related to that portion of the Straddle Period on and prior to the Closing Date, except any Taxes attributable to actions taken or omitted to be taken after the Closing by Buyer, the REIT, the REIT Subsidiaries, the Yacht Club Owner or their Affiliates (including any Taxes attributable to the REIT’s failure to qualify as a Real Estate Investment Trust for the Close Year as a result of a breach by Buyer of its representation in Section 15.1(h) or its covenants under Section 18(a) and any Taxes payable by the REIT under Sections 857 or 4981 of the Code (or corresponding provisions of state or local law) for the Close Year as a result of the REIT’s failure to make sufficient distributions with respect to the Close Year).

(v) Buyer shall promptly inform Seller in writing upon receipt by Buyer (or any of its Affiliates) of any notice from the IRS or other taxing authority of an audit or other dispute (or administrative or court proceeding relating thereto), examination or consideration of any notice of any pending or threatened Tax Contest relating to the REIT, any REIT Subsidiary, the TRS, or Yacht Club Owner for any taxable period (or portion thereof) ending on or prior to the Closing Date without regard to any applicable statute of limitations. Seller shall notify Buyer in writing upon receipt by Seller or any affiliates of notice of any pending or threatened Tax Contests, which may materially affect the Tax liabilities of Buyer, the REIT, any REIT Subsidiary, the TRS, or Yacht Club Owner for any Straddle Period or Post-Closing Tax Period, or the Real Estate Investment Trust qualification of the REIT.

(vi) The REIT, each REIT Subsidiary and Yacht Club Owner shall have the sole right to control and represent the REIT’s, each REIT Subsidiary’s and Yacht Club Owner’s interests, respectively, in any Tax Contest; provided, however, Seller, at its election, may assume control, at Seller’s expense, of any Tax Contest relating to, or reasonably expected to relate to, (i) the REIT’s qualification as a Real Estate Investment Trust for the Close Year, any Straddle Period, or any Pre-Closing Tax Period and/or (ii) for which the REIT’s qualification as a Real Estate Investment Trust for the Close Year, any Straddle Period, or any Pre-Closing Tax Period or that reasonably could be expected to adversely affect Seller’s liability under this Agreement for Taxes or an indemnity related thereto. In such case, Buyer shall continue to have access to all information concerning the status and decisions regarding any such Tax Contest and no action shall be taken that may adversely affect the interests of Buyer or any of the REIT, each REIT Subsidiary and Yacht Club Owner.

(vii) Notwithstanding the foregoing, (1) to the extent the Buyer or its Affiliates, or the REIT, any REIT Subsidiary or Yacht Club Owner controls any Tax Contest relating to the Close Year, any Straddle Period, or any Pre-Closing Tax Period, (A) Seller and its representatives shall have the right, at Seller’s expense, to (i) be kept reasonably informed of the progress of such Tax Contest, (ii) receive a draft of any written submissions with respect to such Tax Contest for review and comment (which comments Buyer shall consider in good faith to the extent they are reasonable and timely provided), and execution drafts and final execution copies of all such documents and (iii) attend all conferences and meetings with the applicable taxing authority regarding such Tax Contest solely to the extent such conferences and meetings involve the REIT, any REIT Subsidiary or Yacht Club Owner, and (B) with respect to any Tax Contest relating to, or reasonably expected to relate to, the REIT’s qualification as a Real Estate Investment Trust for the Close Year, any Straddle Period, or any Pre-Closing Tax Period or that reasonably could be expected to adversely affect Seller’s liability under this Agreement for Taxes or an indemnity related thereto, none of the Buyer and its Affiliates, the REIT and/or the REIT Subsidiaries and/or the Yacht Club Owner shall be entitled to settle or otherwise compromise, either administratively or after the commencement of litigation, such Tax Contest without the prior written consent of Seller, and (2) to the extent Seller or its Affiliates control any Tax Contest, (A) Seller shall not be entitled to settle or otherwise compromise, either administratively or after the commencement of litigation, such Tax Contest, to the extent such Tax Contest reasonably could be expected to adversely affect the liability for Taxes of Buyer, the REIT, any REIT Subsidiary, Yacht Club Owner, or any Affiliate thereof, without the prior written consent of Buyer, and (B) Buyer shall have the right, at Buyer’s expense, to (i) be kept reasonably informed of the progress of such Tax Contest, (ii) receive a draft of any written submissions with respect to such Tax Contest for review and comment (which comments Seller shall consider in good faith to the extent they are reasonable and timely provided), and execution drafts and final execution copies of all such documents and (iii) attend all conferences and meetings with the applicable taxing authority regarding such Tax

Contest solely to the extent such conferences and meetings involve the REIT, any REIT Subsidiary or Yacht Club Owner.

(c) Purchase Price Adjustments. Seller and Buyer hereby shall treat any apportionments, credits, prorations and other adjustments as provided in this Agreement (including pursuant to Section 7 hereof), [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx] or any payments made under Section 16 hereof as adjustments to the Purchase Price for U.S. federal and applicable state and local income tax purposes, except as otherwise required pursuant to a final “determination” within the meaning of Section 1313(a) of the Code (or a similar determination under applicable state or local law).

(d) Survival. Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 18 shall survive the Closing.

SECTION 19. Broker

Seller represents and warrants to Buyer that Seller has not engaged or dealt with any broker or finder in connection with the sale contemplated by this Agreement, except the Broker. Seller shall pay at the Closing all of the compensation (the “Brokerage Commission”) due to Broker in the amount set forth in a separate agreement between Seller and Broker. Buyer hereby represents and warrants to Seller that Buyer has not engaged or dealt with any broker or finder in connection with the sale contemplated by this Agreement. If the foregoing representations by either party are untrue, the party whose representation is untrue shall indemnify the other party against all claims suffered by the indemnified party as a result of the failure of such representation to be true. This Section 19 shall survive the Closing.

SECTION 20. Tax Certiorari Proceedings

(a) Tax Certiorari Proceedings. Seller may have filed or joined, and may hereafter file, applications for the reduction of the assessed valuation of the Property (or any portion thereof) for tax years ending prior to the Closing Date, and may have caused or may hereafter cause tax certiorari proceedings to be instituted to review such assessed valuations for such tax years. Seller shall have the sole right to prosecute, compromise and/or settle such proceedings with counsel of its own choosing, and Seller shall be entitled to one hundred percent (100%) of any refunds, abatements or credits awarded in any such proceedings or as a result of any compromise or settlement with respect thereto; it being agreed that Buyer shall have no interest in any such refunds, abatements or credits. To the extent any documents need to be signed by Owner after Closing with respect to any tax certiorari proceedings for any tax years ending prior to Closing, then upon request from Seller, Buyer shall cause Owner to execute such documents reasonably requested by Seller, and Seller shall indemnify Buyer and Owner with respect to any liabilities with respect thereto. If prior to Closing Seller causes Owner to deposit any sums in escrow with any taxing authorities in connection with any pending tax certiorari proceedings, then any refund of such sums after Closing shall be paid solely to Seller.

(b) Closing Tax Year Contests. Seller shall not have the right to file, maintain, prosecute, settle, compromise or withdraw any applications for the reduction of the assessed valuation of the Property, or any certiorari proceedings or other proceedings relating to the determination of the assessed valuation of the Property, with respect to the tax year in which the Closing occurs or any tax year thereafter without Buyer’s consent, which consent may be granted or withheld in Buyer’s sole and absolute discretion. With respect to any such proceedings if approved by Buyer relating to a tax year in which the Closing occurs, any refunds, abatements or credits awarded in such proceedings, or as a result of any compromise or settlement with respect thereto, shall be used first to reimburse Seller or Buyer, as applicable, for its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) actually incurred in connection with such proceedings, compromise and/or settlement, and the remainder of such refunds, abatements and credits shall be prorated between Seller and Buyer as of the Cutoff Time. Seller or Buyer shall promptly pay to the other the amount necessary to effect such proration. If Buyer receives an abatement or credit for such tax year, Buyer shall promptly pay to Seller the amount necessary to effect such proration. Buyer shall take such actions as Seller may reasonably request to ensure that payment of any refunds or abatements to which Seller is entitled to pursuant to this Section 20(b) are paid to Seller by the applicable taxing authority.

(c) Cooperation. Buyer and Seller shall reasonably cooperate with the other party (and shall cause Owner to so cooperate), and execute and deliver (or cause Owner to so execute and deliver) any documents and instruments reasonably requested by such other party, in connection with any contest, audit or judicial or administrative proceeding relating to any tax certiorari contest referred to in Section 20(a) or (b) hereof.

(d) Survival. This Section 20 shall survive the Closing.

SECTION 21. Date for Performance; Time of the Essence

Any reference in this Agreement to a period of days that does not expressly refer to Business Days is a reference to a period measured in calendar days. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a day that is not a Business Day or if any other date for an act or event occurs on a day that is not a Business Day, then such time period or date will be automatically extended to the next following Business Day. SUBJECT TO ANY APPLICABLE CURE OR ADJOURNMENT RIGHTS EXPRESSLY PROVIDED FOR HEREIN, TIME SHALL BE OF THE ESSENCE WITH RESPECT TO ALL DATES, TIMES AND TIME PERIODS PROVIDED IN THIS AGREEMENT, WHETHER SUCH TIME PERIODS ARE PRIOR TO, ON, AT OR AFTER THE CLOSING. This Section 21 shall survive the Closing.

SECTION 22. Severability

If any provision or portion of this Agreement is held by any court of competent jurisdiction to be invalid or unenforceable, such holding will not affect the remainder of this Agreement, and the remaining provisions shall continue in full force and effect to the same extent as would have been the case had such invalid or unenforceable provision or portion never been a part of this Agreement. This Section 22 shall survive the Closing.

SECTION 23. Successors and Assigns

The terms “Seller” and “Buyer” as used in this Agreement shall include their respective successors and permitted assigns.

SECTION 24. Construction

The use in this Agreement of the words “herein”, “hereunder”, “hereinabove”, “hereinafter”, and words of similar import shall be deemed to refer to this entire Agreement, unless expressly stated to the contrary. The use in this Agreement of the words “such as” “include”, “including” and words of similar import shall be construed as if followed by the phrase “without limitation” and shall not be deemed to limit the generality of the term or clause to which it has reference, whether or not non-limiting language is used. This Agreement shall not be interpreted or construed more strictly against one party or the other merely by virtue of the fact that it was drafted by counsel to Seller or Buyer, it being hereby acknowledged and agreed that Seller and Buyer have both contributed materially and substantially to the negotiations and drafting of this Agreement. Any pronoun referring to Seller, Buyer or a third party shall be read in such number and gender as the context may require.

Notwithstanding anything to the contrary contained in this Agreement, in all cases throughout this Agreement the words “Seller shall” or “Seller shall not” (or words of similar meaning) shall also mean “Seller shall cause Owner (or the applicable Subsidiary)” or “Seller shall not permit Owner (or the applicable Subsidiary)” to so act or not to so act, as applicable, as the context may require (and any instance in this Agreement where such words already appear shall not be deemed or construed to mean that any other instance where such words do not appear were not intended to be interpreted as provided above). Further, if any pre-Closing acts or omissions of Owner or any other Subsidiary shall give rise to post-Closing claims by Buyer under this Agreement, then the parties acknowledge and agree that solely Seller (and not the Owner or any other Subsidiary) shall be obligated and liable with respect to such post-closing claim, obligation and/or liability and Seller shall not have the right to implicate Owner or any Subsidiary or otherwise implead Owner or any Subsidiary with respect such post-closing claim or liability.

SECTION 25. Entire Agreement

This Agreement constitutes the entire agreement between Seller and Buyer relating to the Property and supersedes and cancels all prior agreements, letters of intent, expressions of interest and understandings, whether oral or written, relating to the subject matter hereof, except as specifically agreed in writing to the contrary, and shall become a binding and enforceable agreement between Seller and Buyer upon the execution and delivery of this Agreement by all parties hereto.

SECTION 26. Amendment

No amendment of or modification to this Agreement of any kind whatsoever shall be made or claimed by Seller or Buyer, and no notice of any extension (except as provided herein), change, modification or amendment made or claimed by Seller or Buyer shall have any force or be of any effect whatsoever, unless the same is in writing and signed by the party against whom enforcement is sought.

SECTION 27. Applicable Law

This Agreement, and all questions of interpretation hereof and all controversies hereunder shall be construed in accordance with and governed by the laws of the State of Florida (without reference to principles of conflict of laws).

SECTION 28. Relationship of the Parties

The relationship between Seller and Buyer is entirely at arms’-length, and nothing contained in this Agreement shall be construed or interpreted as creating a partnership or joint venture between Seller and Buyer.

SECTION 29. Incorporation by Reference; References

All documents, instruments, schedules and other matters attached to this Agreement as exhibits and schedules and referred to in the text of this Agreement are specifically made a part of this Agreement and incorporated herein by reference. All references in this Agreement to sections, schedules and exhibits are to the sections, schedules and exhibits of and to this Agreement unless otherwise expressly noted.

SECTION 30. Captions

Captions are used in this Agreement solely for convenience of reference and shall neither be considered a part of this Agreement nor affect the construction to be given any of its provisions.

SECTION 31. Counterparts

This Agreement or its signature pages may be executed in any number of original counterparts, all of which evidence only one agreement and only one full and complete copy of which need be produced for any purpose. A facsimile or other electronic image of a signature (including a signature by “PDF” or docusign) will have the same legal effect for the purpose of establishing the execution of this Agreement as an originally drawn signature.

SECTION 32. Waiver of Trial By Jury;
Venue and Jurisdiction; Litigation Costs

(a) Waiver Of Trial By Jury. SELLER AND BUYER HEREBY EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY SELLER OR BUYER AGAINST EACH OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) Venue. Each of Seller and Buyer hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of and agrees that venue shall be proper in any Florida State or Federal Court sitting in Miami-Dade county, in any action or proceeding arising out of or relating to or connected with this Agreement, or for recognition or enforcement of any judgment. Each of Seller and Buyer hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such courts. Each of Seller and Buyer agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FLORIDA STATE OR FEDERAL COURT SITTING IN MIAMI-DADE COUNTY, AND EACH PARTY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO (1) THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING AND (2) THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING (INCLUDING ANY OBJECTION OF OR RELATING TO FORUM NON-CONVENIENS).

(c) Prevailing Party’s Attorneys’ Fees. In the event that any litigation or any other action to enforce the provisions of this Agreement, the prevailing party in such litigation or such action shall be entitled to be reimbursed by the other party for the prevailing party’s reasonable out-of-pocket costs and expenses (including reasonable counsel fees and court costs).

(d) Survival. The provisions of this Section 32 shall survive the Closing or any termination of this Agreement.

SECTION 33. Confidentiality; SOLICITATION

(a) Except as permitted hereunder, Buyer shall (and shall cause its Affiliates and Buyer’s Representatives to) maintain in confidence all non-public information concerning the Property (or any portion thereof) which Seller or its representatives have disclosed or delivered, or shall hereafter disclose or deliver to Buyer, its Affiliates and/or Buyer’s Representatives (collectively, the “Confidential Information”). Buyer shall not, without Seller’s prior written consent (which may be withheld in Seller’s sole and absolute discretion) deliver or disclose any Confidential Information to any other Person except (1) as may be required or requested by applicable law, rule, regulation, subpoena, judicial or administrative proceeding or other legal process or governmental or regulatory authority having jurisdiction over Buyer and/or its Affiliates and (2) Buyer may disclose such information as is reasonably necessary or required to be submitted to the applicable Governmental Authorities in connection with Buyer’s Redevelopment Activities. “Confidential Information” shall not include: (i) information already in a disclosing party’s possession prior to its receipt thereof from Seller or its representative; (ii) information which is obtained by a disclosing party from a third person who is not known by such disclosing party to be prohibited from disclosing such information to it by any contractual, legal or fiduciary obligation to Seller; (iii) information which is or becomes publicly disclosed other than as a result of a disclosure by the disclosing party in violation of this Section 33(a); (iv) information which is required to be disclosed by a court of competent jurisdiction in connection with any litigation between the parties hereto; or (v) information that was independently developed by Buyer, its Affiliates or its Representatives without use of or reference to any of the Confidential Information. Notwithstanding the foregoing, Buyer may disclose and deliver Confidential Information to its Affiliates and Buyer’s Representatives, provided, however, that Buyer agrees that it shall notify

Buyer’s Representatives of the confidentiality requirements of this Section 33(a) with respect to the Confidential Information promptly after receipt thereof and shall direct Buyer’s Representatives to keep the Confidential Information in confidence in accordance with this Section 33(a). Buyer shall be responsible for any breach of this Section 33(a) by any of Buyer’s Representatives. Buyer shall not use, or permit its Affiliates and/or Buyer’s Representatives to use, any of the Confidential Information for any purpose other than to evaluate, negotiate and/or consummate, as the case may be, the transaction described herein, the Property, the Interests, the 1001 Brickell Companies and Yacht Club Owner. This Section 33(a) shall not survive the Closing (if any) but shall survive the termination of this Agreement.

(b) Following the Closing (if any), Seller and its Affiliates shall (and shall instruct their respective attorneys, consultants, accountants, architects, engineers, contractors, agents, representatives and other qualified professionals) (collectively, the “Seller/Representative Parties”) to maintain in confidence all non-public information concerning the Property (or any portion thereof), the Interests, the 1001 Brickell Companies and Yacht Club Owner (collectively, the “Post-Closing Confidential Information”); provided that Seller and its Affiliates may disclose such Post-Closing Confidential Information to any Seller/Representative Parties. Seller shall not, without Buyer’s prior written consent (which consent shall not be unreasonably withheld) deliver or disclose any Confidential Information to any other Person except as may be required or requested by applicable law (including any federal or state securities laws or regulations), rule, regulation, subpoena, judicial or administrative proceeding or other legal process or governmental or regulatory authority having jurisdiction over Seller and/or its Affiliates. “Post-Closing Confidential Information” shall not include: (i) information which is obtained by a disclosing party from a third person who is not known by such disclosing party to be prohibited from disclosing such information to it by any contractual, legal or fiduciary obligation to Seller; (ii) information which is or becomes publicly disclosed other than as a result of a disclosure by the disclosing party in violation of this Section 33(b); or (iii) information which is required to be disclosed by a court of competent jurisdiction in connection with any litigation between the parties hereto; or (iv) information that was independently developed by Seller or the Seller/Representative Parties without use of or reference to any of the Post-Closing Confidential Information. Notwithstanding the foregoing, Seller may disclose and deliver Post-Closing Confidential Information to its Affiliates and Seller/Representative Parties, provided, however, that Seller agrees that it shall notify the Seller/Representative Parties of the confidentiality requirements of this Section 33(b) with respect to the Post-Closing Confidential Information promptly after receipt thereof and shall direct the Seller/Representative Parties to keep the Post-Closing Confidential Information in confidence in accordance with this Section 33(b). Seller shall be responsible for any breach of this Section 33(b) by any of the Seller/Representative Parties. Seller shall not use, or permit its Affiliates and/or the Seller/Representative Parties to use, any of the Post-Closing Confidential Information for any purpose other than to wind down its business as it relates to the ownership and sale of the Interests. Notwithstanding anything contained in this Agreement to the contrary, nothing contained in this Section 33 (or elsewhere in this Agreement) shall prevent or limit the right of Seller and its Affiliates from making any governmental filing or disclosure that Seller or any of its Affiliates is required or otherwise elects to make under applicable law, rule or regulation, including, without limitation, any U.S. Securities Exchange and Commission filings and disclosures (even if such filing or disclosure is made publicly available). The provisions of this Section 33(b) shall survive the Closing.

(c) If this Agreement is terminated pursuant to the terms hereof, then, upon written request by Seller, Buyer shall return, and shall cause all Buyer’s Representatives to return, all copies of the Confidential Information to Seller within ten (10) Business Days after such written request; provided, however, that Buyer and Buyer’s Representatives shall only be required to return or destroy such Confidential Information to the extent such return or destruction (i) is not prohibited by law, rule, regulation, by court of competent jurisdiction or by a governmental, supervisory or regulatory body, (ii) is not prohibited by Buyer’s or Buyer’s Representatives’ internal policies, and (iii) is reasonably practicable, with respect solely to electronic data, given the limitations on the permanent destruction of electronic data located on information technology systems. The provisions of this Section 33(c) shall not survive the Closing (if any) but shall survive the termination of this Agreement.

(d) Notwithstanding anything to the contrary in this Agreement but subject to the terms of this Section 33(d), (1) Seller and/or its Affiliates shall, within four (4) Business Days after the expiration of the Review Period (the “SEC Filing Date”), make its Form 8-K filing and disclosure with the U.S. Securities Exchange and Commission, (2) at any time after the SEC Filing Date, Buyer shall have the exclusive right, until the later of January 10, 2025 and seven (7) Business Days following the SEC Filing Date (the “Initial Public Disclosure Deadline”), to issue any press release or other similar public communication, strategic disclosure, or announcement or otherwise make investor presentations (any such press release, public communication or investor presentation contemplated by this Section 33(d) being referred to herein as a “Public Disclosure”) with respect to material facts and terms of the transaction contemplated by this Agreement (including, without limitation, the Purchase Price, the Deposit and the Closing Date terms) without the prior written consent of Seller and without any such Public Disclosure by Seller, and (3) at any time after the Initial Public Disclosure Deadline, each of Seller and Buyer shall have the right to issue Public Disclosures in accordance with this Section 33(d) without the prior written consent of the other party, it being expressly understood that other than with respect to Seller’s filing and disclosure obligations in the foregoing clause (1), neither Buyer nor Seller shall be permitted to issue Public Disclosures prior to the SEC Filing Date. Any such Public Disclosure shall not (i) provide any commentary on either of Seller or Buyer (or any Affiliates of the foregoing), (ii) disparage, diminish or otherwise provide negative commentary on the status of the real estate market in the metro Miami area, or (iii) provide subjective commentary on the Purchase Price. The provisions of this Section 33(d) shall survive the Closing.

(e) Seller, its broker and each of their affiliates shall not accept, solicit, pursue, negotiate, make or entertain any offer or expression of interest to or from any person or entity (other than Buyer) with respect to the direct or indirect purchase, sale, lease, recapitalization or other transfer of rights related to all or any portion of the Interests, the Property, the 1001 Brickell Companies or Yacht Club Owner.

(f) Notwithstanding anything contained in this Section 33 to the contrary, Seller and its Affiliates may, at any time (including prior to Closing), disclose Post-Closing Confidential Information to one or more parties that have expressed an interest in buying all or any part of the Seller Financing or any interest therein, including participations, notes, or other instruments evidencing whole or componentized interests in the Seller Financing or any part thereof.

SECTION 34. No Third Party Beneficiary

The provisions of this Agreement and of the documents to be executed and delivered at the Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party (including Title Company), and accordingly no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at the Closing.

SECTION 35. Exculpation

Notwithstanding anything to the contrary contained in this Agreement, (a) no Seller Exculpated Party shall have any personal obligation or liability hereunder, and Buyer shall not seek to assert any claim or enforce any of Buyer’s rights hereunder against any of the Seller Exculpated Parties and (b) no Buyer Exculpated Party shall have any personal obligation or liability hereunder, and Seller shall not seek to assert any claim or enforce any of Seller’s rights hereunder against any of the Buyer Exculpated Parties. This Section 35 shall survive the Closing or any termination of this Agreement.

SECTION 36. No Recordation

No party shall record this Agreement or any memorandum, notice or affidavit hereof, or any other similar document. If Buyer ever records or attempts to record this Agreement or a memorandum, notice or affidavit hereof, or any other similar document, then notwithstanding anything herein to the contrary, the recordation or attempt at recordation shall constitute a default by Buyer and, in addition to the other remedies provided for in this Agreement and under applicable law, Seller shall have the express right to terminate this Agreement by filing a notice of termination in any office in which the memorandum, notice, affidavit, or other document was recorded. This Section 36 shall survive any termination of this Agreement.

SECTION 37. Further Assurances

Seller and Buyer agree that they will each take such steps and execute such documents as may be reasonably required by the other party or parties to carry out the intent and purpose of this Agreement.

SECTION 38. Waiver

The failure to enforce any particular provision of this Agreement on any particular occasion shall not be deemed a waiver by any party of any of its rights hereunder, nor shall it be deemed to be a waiver of subsequent or continuing breaches of that provision, unless such waiver be expressed in a writing signed by the party to be bound.

SECTION 39. seller financing

As a material inducement to Buyer entering into this Agreement, Buyer shall have the right, upon written revocable notice given to Seller not less than sixty (60) days prior to the then Scheduled Closing Date, to obtain financing from Seller or its Affiliate at Closing (the “Seller Financing Option”) upon and subject to the terms and conditions set forth on Schedule 19 (the

“Seller Financing”). In any such notice, Buyer shall set forth the principal amount and allocation of the Seller Financing, provided the principal amount shall not exceed the maximum principal amount pursuant to and as set forth on Schedule 19. If Buyer timely exercises the Seller Financing Option as aforesaid, then (i) Buyer and Seller shall proceed to finalize the Definitive Documents (as defined on Schedule 19) prior to Closing, (ii) it shall be a condition to Buyer’s obligation to close that Seller provide the Seller Financing pursuant to Definitive Documents on the terms set forth on Schedule 19 and (iii) provided the closing occurs with the simultaneous consummation of the Seller Financing, the Purchase Price shall be increased to Five Hundred Forty Million and No/100 Dollars ($540,000,000.00). The Seller Financing Option shall be deemed waived by Buyer if Buyer fails to timely notify Seller of its exercise of the Seller Financing Option as aforesaid. For the avoidance of doubt, Buyer shall have the right at any time to waive the Seller Financing Option, including, without limitation, by revoking in writing a previously delivered notice exercising same, and proceed to Closing in accordance with this Agreement without the Seller Financing (provided, however, that at Closing, Buyer shall reimburse Seller for any reasonable attorneys’ fees, costs and expenses incurred by Seller prior to receipt of such revocation in connection with the preparation and negotiation of the Definitive Documents (as defined in Schedule 19)).

SECTION 40. Disclaimers AND RELEASE

(a) No Reliance on Documents. Except as expressly stated in this Agreement or in any of the Closing Documents, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or Owner to Buyer in connection with the transactions described in this Agreement. Buyer acknowledges and agrees that all materials, data and information delivered by Seller or Owner to Buyer in connection with the transactions described in this Agreement are provided to Buyer as a convenience only, and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer. Without limiting the generality of the foregoing provisions, but except as expressly state in this Agreement or in any of the Closing Documents, Buyer acknowledges and agrees that (i) any environmental or other report of any nature or kind with respect to the Property which is delivered by Seller or Owner to Buyer shall be for general informational purposes only, (ii) Buyer shall not have any right to rely on any such report delivered by Seller or Owner to Buyer, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Buyer, and (iii) neither Seller nor Owner, nor any Affiliate of Seller or Owner, nor the person or entity who prepared any such report delivered by Seller or Owner to Buyer, shall have any liability to Buyer for any inaccuracy in or omission from any such report.

(b) Disclaimers. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT OR IN ANY OF THE CLOSING DOCUMENTS, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE

DUE DILIGENCE MATERIALS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO BUYER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT OR IN ANY OF THE CLOSING DOCUMENTS, BUYER WAIVES, AND SELLER IS RELIEVED FROM, ANY OBLIGATION OR DUTY THAT SELLER MIGHT OTHERWISE HAVE TO DISCLOSE ANY CONDITION, INCLUDING AN ENVIRONMENTAL CONDITION, RELATING TO THE PROPERTY. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT OR IN ANY OF THE CLOSING DOCUMENTS, BUYER ACKNOWLEDGES AND AGREES THAT UPON THE CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT OR IN ANY OF THE CLOSING DOCUMENTS, BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY (INCLUDING INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY OR ON BEHALF OF SELLER, ANY DIRECT OR INDIRECT OWNER OF SELLER, MANAGER OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS EXPRESSLY SET FORTH IN THIS AGREEMENT. BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO THE CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE, OR REMEDIAL ACTION TO BE TAKEN WITH RESPECT TO, ANY HAZARDOUS MATERIALS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON BUYER’S OWN INVESTIGATIONS AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER (IF ANY) AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE CLOSING DOCUMENTS. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT OR IN ANY OF THE CLOSING DOCUMENTS, UPON THE OCCURRENCE OF THE CLOSING, BUYER HEREBY ACKNOWLEDGES THE RISK THAT ADVERSE MATTERS, INCLUDING CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON THE OCCURRENCE OF THE CLOSING, SHALL BE DEEMED TO HAVE RELEASED, ACQUITTED AND DISCHARGED SELLER AND THE SELLER EXCULPATED PARTIES FROM AND AGAINST, AND SHALL BE DEEMED TO HAVE IRREVOCABLY WAIVED AND RELINQUISHED, ANY AND ALL CLAIMS THAT BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER OR ANY OF THE SELLER EXCULPATED PARTIES AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES

OR MATTERS REGARDING THE PROPERTY. BUYER AGREES THAT IF ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS MATERIALS OR OTHER ENVIRONMENTAL CONDITIONS ON ANY OF THE PROPERTY IS REQUIRED AFTER THE CLOSING DATE, BUYER SHALL HAVE NO CLAIM AGAINST SELLER FOR SUCH CLEANUP, REMOVAL OR REMEDIATION.

(c) Release. WITHOUT LIMITING THE PROVISIONS OF SECTION 40(a) OR 40(b) HEREOF AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT (OTHER THAN AS EXPRESSLY SET FORTH IN THIS SECTION 40(c)), BUYER, FOR ITSELF AND ITS AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS, HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES SELLER AND THE SELLER EXCULPATED PARTIES FROM ANY AND ALL CLAIMS THAT BUYER HAS OR MAY HAVE IN THE FUTURE, ARISING FROM OR RELATING TO (i) ANY DEFECTS (PATENT OR LATENT), ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PROPERTY (OR ANY PORTION THEREOF) WHETHER AS A RESULT OF NEGLIGENCE OR OTHERWISE, OR (ii) ANY OTHER CONDITIONS, INCLUDING ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PROPERTY (OR ANY PORTION THEREOF) WHETHER AS A RESULT OF NEGLIGENCE OR OTHERWISE, INCLUDING ANY CLAIM FOR INDEMNIFICATION OR CONTRIBUTION ARISING UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT (42 U.S.C. SECTION 9601, ET SEQ.) OR ANY OTHER FEDERAL, STATE OR LOCAL STATUTE, RULE OR ORDINANCE RELATING TO LIABILITY OF PROPERTY OWNERS FOR ENVIRONMENTAL MATTERS, WHETHER ARISING BASED ON EVENTS THAT OCCURRED BEFORE, DURING, OR AFTER SELLER’S PERIOD AS OWNER OF THE PROPERTY (OR ANY PORTION THEREOF) AND WHETHER BASED ON THEORIES OF INDEMNIFICATION, CONTRIBUTION OR OTHERWISE. THE RELEASE SET FORTH IN THIS SECTION 40(c) SPECIFICALLY INCLUDES ANY CLAIMS UNDER ANY ENVIRONMENTAL LAWS OF ANY GOVERNMENTAL AUTHORITY, OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE EFFECTIVE DATE. BUYER ACKNOWLEDGES THAT BUYER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF BUYER’S SELECTION AND BUYER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH BUYER’S COUNSEL. NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, THE RELEASE SET FORTH IN THIS SECTION 40(c) DOES NOT APPLY TO THE REPRESENTATIONS OR WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY INDEMNITY, COVENANT OR OTHER OBLIGATION EXPRESSLY MADE BY SELLER IN THIS AGREEMENT OR ANY DOCUMENT DELIVERED BY SELLER AT CLOSING (INCLUDING, WITHOUT LIMITATION, ANY CLOSING DOCUMENTS); IT BEING ACKNOWLEDGED AND AGREED THAT BUYER DOES NOT WAIVE ITS RIGHTS, IF ANY, TO RECOVER FROM, AND DOES NOT RELEASE OR DISCHARGE OR COVENANT NOT TO SUE SELLER OR ANY APPLICABLE RELEASEES FOR OR WITH RESPECT TO ANY BREACH OF SELLER’S

REPRESENTATIONS, WARRANTIES, INDEMNITIES, COVENANTS OR OTHER OBLIGATIONS SET FORTH IN THIS AGREEMENT AND WHICH SURVIVE CLOSING OR THE CLOSING DOCUMENTS. BUYER ACKNOWLEDGES THAT BUYER HAS CAREFULLY REVIEWED THIS SECTION 40(c) AND DISCUSSED ITS SIGNIFICANCE WITH BUYER’S LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SECTION 40(c) ARE A MATERIAL PART OF THIS AGREEMENT.

(d) Effect and Survival of Disclaimers. Seller and Buyer acknowledge that the negotiated amount of the Purchase Price has taken into account that the Interests are being sold subject to the provisions of this Section 40. The provisions of this Section 40 shall survive the Closing.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the Effective Date.

BUYER:

BRICKELL BAY PROPERTY OWNER LLC, a Delaware limited liability company

By:
Name:
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGES]

Signature Page to interests Purchase and Sale Agreement

1001 BRICKELL SELLER:

AHOTB HOLDING, LLC,
a Delaware limited liability company

By:
Name:
Title:

YACHT CLUB SELLER:

AIMCO OP L.P.,
a Delaware limited partnership

By:
Name:
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Signature Page to Interests Purchase and Sale Agreement

ESCROW AGENT HAS EXECUTED THIS AGREEMENT TO ACKNOWLEDGE ITS AGREEMENT TO HOLD THE DEPOSIT IN ACCORDANCE WITH THE TERMS SET FORTH IN SCHEDULE 4.

COMMONWEALTH LAND TITLE INSURANCE COMPANY

By: __________________________________

Name:

Title: